AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 26, 1994
                                              Registration No. 33-__________

                        Securities and Exchange Commission
                             Washington, D.C.  20549
                                 _______________
                                     FORM S-4
                              REGISTRATION STATEMENT
                                      Under
                            THE SECURITIES ACT OF 1933
                                 _______________
                         Telephone and Data Systems, Inc.
              (Exact Name of Registrant as Specified in Its Charter)

         Iowa                                 6749                       36-2669023
    (State or Other Jurisdiction    (Primary Standard Industrial     (I.R.S. Employer
  of Incorporation or Organization)  Classification Code Number)    Identification Number)

                       30 North LaSalle Street, Suite 4000
                             Chicago, Illinois  60602
                                  (312) 630-1900

               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)
                               ____________________
                                  with copies to:
      LeRoy T. Carlson, Chairman                        Michael G. Hron
      Telephone and Data Systems, Inc.                  Sidley & Austin
      30 North LaSalle Street, Suite 4000               One First National Plaza
      Chicago, Illinois  60602                          Chicago, Illinois  60603
      (312) 630-1900                                    (312) 853-7000
          (Names, Addresses, Including Zip Codes, and Telephone Numbers,
                   Including Area Codes, of Agents for Service)
                               ____________________

    Approximate date of commencement of proposed sale to the public:
    Upon the Effective Time of the Merger of Arvig Acquisition Corporation with and into Arvig Telcom, Inc., as set forth in Section 1.1 of the Agreement and Plan of Merger included as Annex A to the Proxy Statement-Prospectus forming a part of this Registration Statement.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:
                         _______________________________

                         CALCULATION OF REGISTRATION FEE

    ______________________________________________________________________________________________
                                                Proposed maximum  Proposed maximum
      Title of each class of        Amount to    offering price       aggregate      Amount of
    securities to be registered   be registered     per unit     offering price   registration fee
    ______________________________________________________________________________________________
    Common Shares, par value $1.00  1,443,326 Shares(1)  N/A      $17,834,712(2)      $6,150
    ______________________________________________________________________________________________

[FN]
    (1) Estimated maximum number of shares which may be issued in the Merger assuming a price per share of approximately $35.00 in exchange for 100% of the outstanding shares of Class A Voting Common Stock, par value $1.00 per share and 100% of the outstanding shares of Class B Nonvoting Common Stock, par value $1.00 per share, of Arvig Telcom, Inc.
    (2) Because there is no market for the shares of Arvig Telcom, Inc. which are to be received by the Registrant in the Merger, pursuant to Rule 457(f)(2), the fee is to be calculated based on the aggregate book value of such shares which is $17,834,712 as of December 31, 1993.
       The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                         TELEPHONE AND DATA SYSTEMS, INC.

                              Cross-Reference Sheet
                              ----------------------

    Item Number and Caption                           Location in Prospectus
    -----------------------                           ----------------------


    A. Information About the Transaction
         1.  Forepart of Registration
             Statement and Outside Front
             Cover Page of Prospectus . . . . .    Cover Page
         2.  Inside Front and Outside
             Back Cover Pages of Prospectus . .    Available      Information;
                                                   Documents  Incorporated  by
                                                   Reference;     Table     of
                                                   Contents
         3.  Risk Factors, Ratio of
             Earnings to Fixed Charges and
             Other Information  . . . . . . . .    Summary;            General
                                                   Information
         4.  Terms of the Transaction . . . . .    Summary;            General
                                                   Information;   The  Merger;
                                                   Description     of    Arvig
                                                   Shares; Description  of TDS
                                                   Securities;     Comparative
                                                   Rights of TDS  Shareholders
                                                   and Arvig Shareholders
         5.  Pro Forma Financial Information  .         *
         6.  Material Contacts with the
             Company Being Acquired . . . . . .    The Merger
         7.  Additional Information Required
             for Reoffering by Persons and
             Parties Deemed to be Underwriters          *
         8.  Interests of Named Experts and
             Counsel  . . . . . . . . . . . . .    Legal Matters; Experts
         9.  Disclosure of Commission Position
             on Indemnification for Securities
             Act Liabilities  . . . . . . . . .         *

    B. Information About the Registrant
        10.  Information with Respect to
             S-3 Registrants  . . . . . . . . .    Business of TDS
        11.  Incorporation of Certain Information
             by Reference . . . . . . . . . . .    Documents Incorporated by
                                                   Reference
        12.  Information with Respect to S-2
             or S-3 Registrants . . . . . . . .        *
        13.  Incorporation of Certain
             Information by Reference . . . . .        *
        14.  Information with Respect to
             Registrants Other Than S-3 or
             S-2 Registrants  . . . . . . . . .        *

    C. Information About the Company Being Acquired
        15.  Information with Respect to
             S-3 Companies  . . . . . . . . . .        *
        16.  Information with Respect to S-2 or
             S-3 Companies  . . . . . . . . . .        *
        17.  Information with Respect to Companies
             Other Than S-2 or S-3 Companies  .    Summary -Selected Financial
                                                   Information;    Information
                                                   with   Respect   to  Arvig;
                                                   Arvig          Management's
                                                   Discussion and Analysis  of
                                                   Financial   Condition   and
                                                   Results    of   Operations;
                                                   Financial   Statements   of
                                                   Arvig

    D. Voting and Management Information
        18.  Information If Proxies, Consents
             or Authorizations Are to be
             Solicited  . . . . . . . . . . . .    General   Information;  The
                                                   Merger -Rights           of
                                                   Dissenting            Arvig
                                                   Shareholders;  The Merger -
                                                   Interests     of    Certain
                                                   Persons   in   the  Merger;
                                                   Information with Respect to
                                                   Arvig            -Principal
                                                   Shareholders  of  Arvig,  -
                                                   Beneficial   Ownership   of
                                                   Directors   and   Executive
                                                   Officers,   Directors   and
                                                   Executive    Officers,    -
                                                   Compensation  of  Officers,
                                                   and     -Compensation    of
                                                   Directors
       19.   Information If Proxies, Consents
             or Authorizations Are Not to be
             Solicited or in an Exchange Offer          *


    ---------------------
    * Not applicable or answer negative

                                Arvig Telcom, Inc.
                                Main & 2nd Street
                                   P.O. Box 395
                          Pequot Lakes, Minnesota 56472


    Dear Shareholder:

       You are cordially invited to attend a Special Meeting of Shareholders of Arvig Telcom, Inc. ("Arvig"), to be held at 10:00 a.m. on Saturday, June 4, 1994, at Breezy Point Resort, Breezy Point, Minnesota 56472.

       At the Special Meeting, holders of Class A Voting Common Stock, par value $1.00, of Arvig ("Arvig Voting Stock") will be asked to consider and approve an Agreement and Plan of Merger by and among Telephone and Data Systems, Inc. ("TDS"), Arvig Acquisition Corporation ("Sub"), Arvig and certain owners of outstanding shares of capital stock of Arvig (the "Merger Agreement"), and the merger of Sub with and into Arvig (the "Merger"). If approved, the Merger is expected to occur on or about Wednesday, August 3, 1994, if all regulatory approvals have been received by such date, or as soon as practicable thereafter following the receipt of all required regulatory approvals. In the Merger, Arvig will become a wholly-owned subsidiary of TDS and Arvig shares held by its shareholders will be converted into Common Shares of TDS as described in the accompanying Proxy Statement-Prospectus.

       Your Board of Directors believes that the Merger is in the best interests of all Arvig shareholders and recommends that you vote your Arvig Voting Stock for the Merger. The terms of the Merger, as well as other important information, are contained in the enclosed Proxy Statement-Prospectus. Also being delivered herewith in connection with the offer by TDS is TDS's Annual Report to the Securities and Exchange Commission (the "Commission") on Form 10-K for the period ended December 31, 1993 and TDS's Annual Report to its shareholders for the year ended December 31, 1993. You are urged to read the Proxy Statement-Prospectus and the accompanying documents carefully.

       Approval of the Merger requires an affirmative vote of the holders of a majority (51%) of the outstanding Arvig Voting Stock entitled to vote on the proposal.

       WHETHER OR NOT YOU PLAN TO ATTEND OUR SPECIAL SHAREHOLDERS' MEETING, WE REQUEST THAT YOU PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE IN THE ENCLOSED PREPAID ENVELOPE TO ARVIG, MAIN & 2nd STREET, P.O. BOX 395, PEQUOT LAKES, MINNESOTA 56472. PLEASE DO NOT SEND IN ANY CERTIFICATES FOR YOUR SHARES AT THIS TIME. If, after voting your shares through the mail, you decide you would rather vote them in person, you may do so at the Special Meeting. We thank you for your prompt attention to this matter and appreciate your support.

                                                 Very truly yours,

                                             /s/ Gary Brunes

                                                 Gary Brunes
                                                 Chairman of the Board

    April 26, 1994

                              ARVIG TELCOM, INC.

       Notice of Special Meeting of Shareholders to be Held on June 4, 1994

    To the Shareholders of
    Arvig Telcom, Inc.:

       A Special Meeting of the shareholders of Arvig Telcom, Inc., a Minnesota corporation ("Arvig"), will be held on Saturday, June 4, 1994 at 10:00 a.m. at Breezy Point Resort, Breezy Point, Minnesota 56472, for the following purposes:

       1. To consider and vote upon the approval of (i) an Agreement and Plan of Merger by and among Telephone and Data Systems, Inc. ("TDS"), Arvig Acquisition Corporation ("Sub"), Arvig and certain owners of outstanding shares of capital stock of Arvig (the "Merger Agreement") providing for the merger (the "Merger") of Sub with and into Arvig, pursuant to which Arvig will become a wholly-owned subsidiary of TDS, and
    (ii) the consummation of the transactions contemplated thereby. In the Merger, all of the issued and outstanding shares of Arvig common stock will be converted into Common Shares of TDS, as further described in the accompanying Proxy Statement-Prospectus.

       2. To consider and vote upon a proposal to issue (i) 389 shares of Class B Nonvoting Common Stock, $1.00 par value, of Arvig ("Arvig Nonvoting Stock") to certain shareholders of Arvig who were the holders of Arvig Nonvoting Stock previously redeemed by Arvig, and (ii) 651 shares of Arvig Nonvoting Stock to Gilroy Arvig, as additional compensation in recognition of the valuable service that he has rendered to Arvig for more than forty years.

       3. To transact such other business as may properly come before the Special Meeting and any adjournment thereof.

       The Board of Directors of Arvig has fixed the close of business on April 22, 1994, as the record date for the Special Meeting. All shareholders of record at such date will be entitled to notice of the Special Meeting and any adjournment thereof. Only holders of record of Class A Voting Common Stock, par value $1.00, of Arvig ("Arvig Voting Stock") at such date will be entitled to vote at the Special Meeting and any adjournment thereof.

       Approval of the Merger Agreement will require the affirmative vote of the holders of a majority (51%) of the outstanding Arvig Voting Stock entitled to vote at the Special Meeting. Approval of the proposal to issue additional shares of Arvig Nonvoting Stock will require the affirmative vote of the holders of three-fourths (75%) of the outstanding Arvig Voting Stock. On April 22, 1994, there were 4,370 shares of Arvig Voting Stock outstanding.

       A copy of the provisions of Minnesota law that establish the right of shareholders to dissent from approval of the Merger Agreement, and the procedures required to exercise such rights, and to obtain court determined appraised value for their shares is also enclosed.

       PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY BUT NOT LATER THAN MAY 20, 1994, IN THE ENCLOSED PREPAID ENVELOPE TO ARVIG, MAIN & 2ND STREET, P.O. BOX 395, PEQUOT LAKES, MINNESOTA 56472, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. IF, AFTER VOTING YOUR SHARES THROUGH THE MAIL, YOU DECIDE YOU WOULD RATHER VOTE THEM IN PERSON, YOU MAY DO SO AT THE MEETING.

             By order of the Board of Directors

         /s/ Marlene A. Moser

             Marlene A. Moser
             Secretary

    April 26, 1994

    ARVIG TELCOM, INC.                     TELEPHONE AND DATA SYSTEMS, INC.
    Main & 2nd street                      30 North LaSalle, 40th Floor
    P.O. Box 395                           Chicago, Illinois 60602
    Pequot Lakes, Minnesota 56472

                         PROXY STATEMENT-PROSPECTUS

                 For the Special Meeting to be held June 4, 1994

                                 _______________

     Telephone and Data Systems, Inc. ("TDS"), has filed a Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the "Securities Act"), covering its Common Shares, par value $1.00 per share ("TDS Common Shares"), to be issued in connection with the proposed acquisition described in this Prospectus. Also being delivered herewith are TDS's Annual Report to the Securities and Exchange Commission (the "Commission") on Form 10-K for the year ended December 31, 1993, and TDS's Annual Report to its shareholders for the year ended December 31, 1993. This Prospectus also constitutes the Proxy Statement of Arvig Telcom, Inc. ("Arvig"), to be used in soliciting proxies from Arvig shareholders for a Special Meeting of Shareholders to be held on June 4, 1994, including any adjournment thereof, to consider and vote upon the merger of a wholly-owned subsidiary of TDS with and into Arvig, pursuant to which Arvig would become a wholly-owned subsidiary of TDS.

     This Proxy Statement-Prospectus is first being sent to shareholders of Arvig on or about April 29, 1994.


      THE TELEPHONE AND DATA SYSTEMS, INC. COMMON SHARES TO BE ISSUED IN THE
        MERGER HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
             EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
             NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY
               STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
                 OR ADEQUACY OF THIS PROXY STATEMENT-PROSPECTUS.
                        ANY REPRESENTATION TO THE CONTRARY
                              IS A CRIMINAL OFFENSE.

                           ---------------------------

     No person has been authorized to give any information or to make any representations, other than those contained in this Proxy Statement-Prospectus in connection with the offer contained herein, and if given or made, such information or representations must not be relied upon as having been authorized by TDS or Arvig. This Proxy Statement-Prospectus does not constitute an offer of any securities, other than the securities to which it relates, to any person to whom it is unlawful to make such offer or solicitation in any state or other jurisdiction. Neither the delivery of this Proxy Statement-Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

          The date of this Proxy Statement-Prospectus is April 29, 1994.

                                TABLE OF CONTENTS

                                                                          Page
                                                                        ------

    Available Information . . . . . . . . . . . . . . . . . . . . . . .     4
    Documents Incorporated by Reference . . . . . . . . . . . . . . . .     4
    Summary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
    Summary Selected Financial Information  . . . . . . . . . . . . . .    10
    General Information . . . . . . . . . . . . . . . . . . . . . . . .    12
    The Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
      Exchange Consideration  . . . . . . . . . . . . . . . . . . . . .    13
      Background of the Merger  . . . . . . . . . . . . . . . . . . . .    15
      Arvig's Reasons for the Merger; Recommendation of Arvig's
        Board of Directors  . . . . . . . . . . . . . . . . . . . . . .    16
      TDS's Reasons for the Merger  . . . . . . . . . . . . . . . . . .    18
      Opinion of Piper Jaffray, Inc.  . . . . . . . . . . . . . . . . .    18
      Effective Time of the Merger  . . . . . . . . . . . . . . . . . .    19
      Vote Required   . . . . . . . . . . . . . . . . . . . . . . . . .    19
      Conversion of Shares in the Merger  . . . . . . . . . . . . . . .    20
      Exchange of Certificates  . . . . . . . . . . . . . . . . . . . .    20
      Additional Issuances and Effects of Changes in Arvig Capitalization  20
      Fractional Shares   . . . . . . . . . . . . . . . . . . . . . . .    20
      Representations and Warranties  . . . . . . . . . . . . . . . . .    21
      Business of Arvig Pending Completion of the Merger  . . . . . . .    21
      Business of TDS Pending Completion of the Merger  . . . . . . . .    22
      Access  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22
      Resale of TDS Common Shares   . . . . . . . . . . . . . . . . . .    22
      Employees of Arvig and its Subsidiaries   . . . . . . . . . . . .    22
      Fees and Expenses   . . . . . . . . . . . . . . . . . . . . . . .    22
      Split-off   . . . . . . . . . . . . . . . . . . . . . . . . . . .    23
      Agreements to Vote in Favor of the Merger   . . . . . . . . . . .    23
      Indemnification   . . . . . . . . . . . . . . . . . . . . . . . .    23
      Conditions  . . . . . . . . . . . . . . . . . . . . . . . . . . .    23
      Amendment; Termination  . . . . . . . . . . . . . . . . . . . . .    24
      Agent for Service of Process; Sellers' Representative   . . . . .    25
      Interests of Certain Persons in the Merger  . . . . . . . . . . .    25
      Registration and Listing  . . . . . . . . . . . . . . . . . . . .    26
      Certain Federal Income Tax Consequences   . . . . . . . . . . . .    27
      Accounting Treatment  . . . . . . . . . . . . . . . . . . . . . .    28
      Regulatory Approvals  . . . . . . . . . . . . . . . . . . . . . .    28
      Appraisal Rights  . . . . . . . . . . . . . . . . . . . . . . . .    28
      Business of TDS   . . . . . . . . . . . . . . . . . . . . . . . .    29
      Information with Respect to Arvig   . . . . . . . . . . . . . . .    30
      Business of Arvig   . . . . . . . . . . . . . . . . . . . . . . .    30
      Property of Arvig   . . . . . . . . . . . . . . . . . . . . . . .    32
      Legal Proceedings of Arvig  . . . . . . . . . . . . . . . . . . .    32
      Changes in and Disagreements with Accountants of Arvig  . . . . .    33
      Authorized and Outstanding Securities of Arvig  . . . . . . . . .    33
      Market for Shares and Dividends   . . . . . . . . . . . . . . . .    33
      Principal Shareholders of Arvig   . . . . . . . . . . . . . . . .    33
      Beneficial Ownership of Directors and Executive Officers  . . . .    34
      Directors and Executive Officers  . . . . . . . . . . . . . . . .    36
      Compensation of Officers  . . . . . . . . . . . . . . . . . . . .    38
      Arvig Benefit Plans   . . . . . . . . . . . . . . . . . . . . . .    38
      Compensation of Directors   . . . . . . . . . . . . . . . . . . .    40
      Certain Relationships and Related Transactions  . . . . . . . . .    40

                                                                         Page
                                                                         -----
    Management's Discussion and Analysis of Financial Condition
     and Results of Operations  . . . . . . . . . . . . . . . . . . . .    41
    Description of Arvig Shares . . . . . . . . . . . . . . . . . . . .    44
    Description of TDS Securities . . . . . . . . . . . . . . . . . . .    44
    Comparative Rights of TDS Shareholders and Arvig Shareholders . . .    46
    Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . . . .    47
    Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    48
    Index to Arvig Financial Statements . . . . . . . . . . . . . . . .    F-1

    Annex A - Agreement and Plan of Merger
    Annex B - Opinion of Piper Jaffray, Inc.
    Annex C - The Minnesota Business Corporation Act - Sections 302A.471 and
              302A.473

                              AVAILABLE INFORMATION


     TDS is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; New York Regional Office, Public Reference Room, Seven World Trade Center, 13th Floor, New York, New York 10048; and Chicago Regional Office, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. TDS's Common Shares are listed on the American Stock Exchange, and reports, proxy statements and other information concerning TDS may be inspected at the office of the American Stock Exchange, Inc., 86 Trinity Place, New York, New York 10006. This Proxy Statement-Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. The Registration Statement and any amendments thereto, including exhibits filed as a part thereof, are available for inspection and copying as set forth above.

                       DOCUMENTS INCORPORATED BY REFERENCE

     The following documents heretofore filed by TDS with the Commission under the Exchange Act are incorporated herein by reference: (a) Annual Report on Form 10-K for the year ended December 31, 1993; (b) Current Reports on Form 8-K dated January 19, 1994, February 7, 1994, March 30, 1994, and April 22, 1994; and (c) Form 8-A filed November 2, 1981, as amended by Form 8, dated February 5, 1992, which includes a description of TDS's Common Shares, as amended.

     All documents filed by TDS pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement-Prospectus and prior to the date of the Special Meeting of Shareholders of Arvig, and any and all adjournments thereof, shall be deemed to be incorporated by reference in this Proxy Statement-Prospectus and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded. All information appearing in this Proxy Statement-Prospectus is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference.

     THIS PROXY STATEMENT-PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN EXHIBITS THERETO) ARE AVAILABLE WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST BY ANY PERSON TO WHOM THIS PROXY STATEMENT-PROSPECTUS HAS BEEN DELIVERED, FROM INVESTOR RELATIONS, TELEPHONE AND DATA SYSTEMS, INC., 30 NORTH LASALLE STREET, 40TH FLOOR, CHICAGO, ILLINOIS 60602 (TELEPHONE 312-630-1900). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BEFORE MAY 27, 1994.

                                     SUMMARY

     The following is a summary of certain information contained elsewhere in this Proxy Statement-Prospectus or in documents delivered herewith. Certain capitalized terms are defined elsewhere in this Proxy Statement-Prospectus. Reference is made to, and this Summary is qualified in its entirety by, the more detailed information contained in this Proxy Statement-Prospectus, the Annexes hereto and the documents delivered herewith.

    Telephone and Data Systems, Inc.

     Telephone and Data Systems, Inc., an Iowa corporation ("TDS"), is a diversified telecommunications service company with established local telephone, cellular telephone and radio paging operations. The principal executive office of TDS is located at 30 North LaSalle Street, 40th Floor, Chicago, Illinois 60602, and its telephone number is: (312) 630-1900. See "Business of TDS."

    Arvig Telcom, Inc.

     Arvig Telcom,  Inc., a  Minnesota  corporation  ("Arvig"), is  a  holding company which owns various subsidiaries. Two subsidiaries, Arvig Telephone Company and Bridge Water Telephone Co., are engaged in the business of providing local exchange telephone service to customers in Minnesota. Other subsidiaries include an interexchange long-distance telephone service provider, a cable television company, a billing and data processing company, a fiber optic network operator, and a company which owns interests in cellular franchises in Minnesota. The principal executive office of Arvig is located at Main & 2nd Street, Pequot Lakes, Minnesota 56472, and its telephone number is: (218) 568-4115. See "Information with Respect to Arvig-Business of Arvig."

    Arvig Acquisition Corporation

     Arvig Acquisition Corporation, a Minnesota corporation and wholly-owned subsidiary of TDS ("Sub"), is a corporation recently organized by TDS for the purpose of effecting the acquisition of Arvig. Sub has no material assets and has not engaged in any activities except in connection with the proposed acquisition. Sub's executive offices are located at 30 North LaSalle Street, 40th Floor, Chicago, Illinois 60602, and its telephone number is: (312) 630-1900.

    Merger Agreement

     On December 14, 1993, TDS, Sub, Arvig, and certain owners of outstanding shares of capital stock of Arvig (the "Sellers") entered into an Agreement and Plan of Merger (the "Merger Agreement") providing for the merger of Sub with and into Arvig, pursuant to which Arvig would become a wholly-owned subsidiary of TDS (the "Merger").

    Date, Time and Place of Arvig Shareholders' Meeting

     Arvig's Special Meeting of Shareholders to consider and vote on approval of the Merger Agreement (the "Arvig Meeting") is to be held on Saturday, June 4 at 10:00 a.m., 1994, at Breezy Point Resort, Breezy Point, Minnesota 56472.

    Record Date

     Only holders of record of shares of Class A Voting Common Stock, $1.00 par value, of Arvig ("Arvig Voting Stock") at the close of business on April 22, 1994 (the "Arvig Record Date"), are entitled to vote at the Arvig Meeting. At the close of business on the Arvig Record Date, there were 4,370 shares of Arvig Voting Stock and 39,330 shares of Class B
    Nonvoting Stock, $1.00 par value, of Arvig ("Arvig Nonvoting Stock") outstanding. The Arvig Voting Stock and the Arvig Nonvoting Stock are sometimes referred to herein collectively as the "Arvig Shares."

    Purpose of the Arvig Meeting

     1. To consider and vote upon a proposal to approve the Merger Agreement and the transactions contemplated thereby;

     2. To consider and vote upon a proposal to issue (i) 389 shares of Arvig Nonvoting Stock, to certain shareholders of Arvig who were the holders of Arvig Nonvoting Stock previously redeemed by Arvig, and (ii) 651 shares of Arvig Nonvoting Stock to Gilroy Arvig, as additional compensation in recognition of the valuable service that he has rendered to Arvig for more than forty years (collectively, the "New Arvig Shares"); and

     3. To transact any other business that may properly come before the Arvig Meeting.

    Vote Required

     The affirmative vote of the holders of a majority of the outstanding Arvig Voting Stock entitled to vote at the Arvig Meeting is required to approve the Merger Agreement. The Sellers, who collectively own 68% of the outstanding shares of Arvig Voting Stock, have agreed that, so long as the Merger Agreement has not been terminated, they will vote their shares in favor of approval of the Merger Agreement. Therefore, assuming that such shareholders vote as agreed, the Merger will be approved at the Special Meeting. Directors and officers of Arvig and their spouses and relatives residing with such directors and officers are the beneficial owners of 2,833 shares of Arvig Voting Stock (approximately 64.8% of the shares of Arvig Voting Stock outstanding). See "General Information" and "The Merger -Vote Required; Agreements to Vote in Favor of the Merger."

     Approval of the proposal to issue additional shares of Arvig Nonvoting Stock will require the affirmative vote of the holders of three-fourths (75%) of the outstanding Arvig Voting Stock. See "The Merger - Additional Issuances and Effects of Changes in Arvig Capitalization."

     PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY USING THE ENCLOSED ENVELOPE TO MAKE SURE YOUR VOTE IS REPRESENTED AT THE ARVIG MEETING.

    The Merger

     Upon consummation of the Merger, Sub will be merged with and into Arvig and Arvig will become a wholly-owned subsidiary of TDS. As a result of the Merger, each Arvig Share issued and outstanding immediately prior to the Merger (other than any such shares owned by Arvig shareholders who have perfected their right to dissent from the Merger) will be converted into the right to receive fully paid and nonassessable Common Shares, par value $1.00 per share, of TDS ("TDS Common Shares"). The TDS Common Shares to be delivered in exchange for the Arvig Shares are sometimes referred to in this Proxy Statement-Prospectus as the "Exchange Consideration."

     The number of TDS Common Shares to be exchanged for each Arvig Share (the "Per Share Consideration") will depend on, among other things, the number of Arvig Shares outstanding immediately prior to the Merger. Except where otherwise expressly indicated, for all purposes of this Proxy Statement -Prospectus, it is assumed that the proposal to issue the New Arvig Shares will be approved at the Arvig Meeting, so that there will be an aggregate of 44,740 Arvig Shares outstanding.

     The value of the Exchange Consideration and the Per Share Consideration will also depend on the Average Closing Price (as defined below) of TDS Common Shares. The aggregate value of the Exchange Consideration is expected to be not less than $50,516,389 and not more than $55,992,155. The value of the Per Share Consideration is expected to be not less than $1,129.11 and not more than $1,251.50. The table set forth in "The Merger-Exchange Consideration" indicates the value of the Exchange Consideration and the value of the Per Share Consideration at different Average Closing Prices for TDS Common Shares between $42.00 and $64.25.

     The term Average Closing Price means the arithmetical average of the closing price for TDS Common Shares as reported in the American Stock Exchange Composite Transactions section of "The Wall Street Journal" for the five trading days ending on the third trading day prior to the Closing Date.

     If the Average Closing Price were computed as of the date of this Proxy Statement-Prospectus, it would be less than $42.00. In the event that the Average Closing Price of TDS Common Shares, computed at the time of Closing, is less than $42.00, the Sellers will have the option (the "Sellers' Out"), exercisable in their sole discretion, to terminate the Merger Agreement upon notice to TDS sent by telecopy and received by TDS prior to 10:00 a.m. Chicago time, on the day immediately preceding the Closing Date. If the Sellers' Out is exercised, TDS will have the right to require the Sellers to close by notifying the Sellers, at any time prior to the Closing Date, that TDS will deliver at the closing Exchange Consideration having an aggregate value of $50,516,389 and a Per Share Consideration having a value of $1,129.1102 ($50,207,699 and $1,148.9176, respectively, if the New Arvig Shares are not issued).

     If the Average Closing Price of TDS Common Shares is less than $42.00 and the Sellers' Out is not exercised, the parties will be obligated to close. In that event, TDS will deliver 26.8836 TDS Common Shares per Arvig Share (27.3552 TDS Common Shares if the New Arvig Shares are not issued), resulting in the value of the Exchange Consideration and Per Share Consideration being less than the amounts set forth in the preceding paragraph.

     If the Average Closing Price of TDS Common Shares is more than $64.25, TDS will have the Option (the "Buyer's Out"), exercisable in its sole discretion, to terminate the Merger Agreement upon notice to the Sellers sent by telecopy and received by the Sellers prior to 10:00 a.m. Chicago time, on the day immediately preceding the Closing Date. If the Buyer's Out is exercised, the Sellers will have the right to require TDS to close by notifying TDS, at any time prior to the Closing Date, that the Sellers will accept at the Closing Exchange Consideration having an aggregate value of $55,992,155 and a Per Share Consideration having a value of $1,251.5010 ($55,650,000 and $1,273.4553, respectively, if the New Arvig
    Shares are not issued).

     If the Average Closing Price of TDS Common Shares is more than $64.25 and the Buyer's Out is not exercised, the parties will be obligated to close. In that event, TDS will deliver 19.4786 TDS Common Shares per Arvig Share (19.8203 TDS Common Shares if the New Arvig Shares are not issued) resulting in the Exchange Consideration and Per Share
    Consideration being more than the amounts set forth in the preceding paragraph.

     The Exchange Consideration will be further adjusted to reflect the effects of any other changes to, or adjustments in, the number of issued and outstanding Arvig Shares. See "The Merger - Additional Issuances and Effects of Changes in Arvig Capitalization."

     Each holder of Arvig Shares who otherwise would be entitled to receive a fractional TDS Common Share will receive in lieu thereof an amount of cash (without interest) equal to the product obtained by multiplying such fraction by the Average Closing Price.

    Recommendation of Arvig's Board of Directors

     The Board of Directors of Arvig believes that the Merger is in the best interests of Arvig and its shareholders. The Board of Arvig recommends that the shareholders of Arvig approve the Merger Agreement. The Board's recommendation is based upon factors discussed in this Proxy Statement-Prospectus. See "The Merger - Arvig Reasons for the Merger; Recommendation of Arvig's Board of Directors."

    Opinion of Piper Jaffray, Inc.

     On April 20, 1994, Piper Jaffray, Inc. ("Piper Jaffray"), Arvig's exclusive agent in connection with the sale of Arvig, delivered a written opinion to the Board of Directors of Arvig to the effect that the Exchange Consideration is fair to the Arvig shareholders from a financial point of view. The full text of the opinion of Piper Jaffray, which sets forth, among other things, the assumptions made, matters considered and limitations of review undertaken in connection with such opinion is set forth as Annex B to this Proxy Statement-Prospectus and should be read in its entirety by Arvig shareholders. See "The Merger - Opinion of Piper Jaffray, Inc."

    Effective Time of the Merger

     If the Merger Agreement is approved, the Merger is expected to become effective on or about August 3, 1994, or as soon as practicable thereafter following the receipt of all required regulatory approvals (such time being the "Effective Time" and such date being the "Closing Date").

    Exchange of Certificates

     At or before the Arvig Meeting, Arvig shareholders will receive instructions for exchanging certificates representing Arvig Shares for certificates representing TDS Common Shares. Arvig shareholders should not surrender their certificates prior to approval of the Merger Agreement at the Arvig Meeting.

    Additional Issuances and Effects of Changes in Arvig Capitalization

     Subject to the approval by shareholders owning three-fourths (75%) of the combined voting power of all outstanding Arvig Shares, Arvig will issue, prior to the Effective Time, (i) 389 shares of Arvig Nonvoting Stock to certain shareholders of Arvig who were the holders of Arvig Nonvoting Stock previously redeemed by Arvig, and (ii) 651 shares of Arvig Nonvoting Stock to Gilroy Arvig as additional compensation in recognition of the valuable service that he has rendered to Arvig for more than forty years. The number of TDS Common Shares into which each Arvig Share is to be converted in the Merger will be adjusted proportionately to reflect the effect of the issuance of any New Arvig Shares or any other changes in the number of issued and outstanding Arvig Shares from that number set forth in the representations and warranties of Arvig in the Merger Agreement.

    Split-off

     Certain shareholders of Arvig (the "Shareholder Group") are interested in acquiring the long-distance operations of certain subsidiaries of Arvig. TDS is currently negotiating with the Shareholder Group regarding the possibility of distributing the equity of certain subsidiaries of Arvig to the Shareholder Group in exchange for and in redemption of all or a portion of the Arvig Shares owned by members of the Shareholder Group (the "Split-off"). If the Split-off occurs, (i) the aggregate Exchange Consideration to be delivered to the shareholders of Arvig will be reduced, (ii) the Exchange Consideration to be delivered to members of the Shareholder Group will be reduced, and (iii) the Exchange Consideration to be delivered to shareholders who are not members of the Shareholder Group will not change. See "The Merger - Split-off."

    Conditions to the Merger; Termination

     The consummation of the Merger is conditioned upon the fulfillment of certain conditions set forth in the Merger Agreement, including the regulatory approvals discussed below. See "The Merger - Conditions." The Merger Agreement may be terminated by mutual consent of the Boards of Directors of TDS and Arvig or by either TDS or Arvig if certain conditions have not been satisfied. See "The Merger - Conditions" and "- Amendment; Termination."

    Regulatory Approvals

     The Merger is subject to the approval of the Minnesota Public Utilities Commission. Also, notification of either the Merger, or other disposition of the long-distance operations of Arvig is required to be provided to the North Dakota Public Service Commission and the Wisconsin Public Service Commission. The transfer of certain licenses pursuant to the Merger is subject to the approval of the Federal Communications Commission. The transfer of certain cable TV franchises will require the approval of the Heartland Cable Commission, the City of Pine River, the City of Nisswa, the City of Lakeshore, Lake Edwards Township and Ideal Township. The Merger is also subject to review by the Department of Justice and the Federal Trade Commission under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. See "The Merger - Regulatory Approvals."

    Federal Income Tax Consequences

     The Merger is intended to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. Whether the transaction does qualify for tax-free treatment by Arvig shareholders will depend in part on circumstances occurring after the Merger. For a discussion of the possible federal income tax consequences of the Merger, see "The Merger - Certain Federal Income Tax Consequences." Arvig shareholders are urged to consult their own tax advisors.

    Dissenters' Rights of Appraisal

     Under the Minnesota Business Corporation Act, Arvig shareholders will be entitled to dissent from the Merger and obtain cash in an amount equal to the fair value of their Arvig Shares, which may be more or less than the amount to be received under the Merger. Specific procedures are required to be followed in order to exercise dissenters' rights and failure to follow such procedures may result in the termination or waiver of such rights. See "The Merger - Appraisal Rights."

                      SUMMARY SELECTED FINANCIAL INFORMATION

     The following tables present summary historical financial information for TDS and Arvig. This information is based upon the consolidated financial statements of TDS and the consolidated financial statements of Arvig incorporated by reference or appearing elsewhere in this Proxy Statement-Prospectus and should be read in conjunction therewith and the notes thereto.

                                                               Year Ended December 31,
                                         --------------------------------------------------------
                                         1993        1992          1991          1990       1989
                                         -----       -----         ----          ----       ----
                                         (Numbers represent thousands except per share amounts)
    TDS Historical:
     Operating Revenues . . . . . .  $  590,744  $  456,896    $  354,681    $294,574    $239,803
     Net income from continuing
         operations . . . . . . . .      33,896      38,520        21,113      27,208      11,051
     Extraordinary Item . . . . . .        -          (769)          -           -           -
     Cumulative effect of accounting
        changes (1) . . . . . . . .        -        (6,866)       (5,035)        -           -
     Net income . . . . . . . . . .      33,896      30,885        16,078      27,208      11,051
     Net income available to
        TDS Common Shares . . . . .      31,510      28,648        14,390      26,047       9,768

    Earnings per TDS Common Share:
     From continuing operations . .         .67         .91           .59         .86         .35
     Extraordinary Item . . . . . .        -           (.02)            -           -           -
     Cumulative effect of accounting
         changes  . . . . . . . . .        -           (.17)         (.15)          -           -
     Net Income . . . . . . . . . .         .67         .72           .44         .86         .35
     Cash dividends per TDS Common Share    .34         .32           .30         .28         .26
     Total assets . . . . . . . . .   2,259,182   1,696,486     1,368,145     940,289     771,181
     Long-term debt and redeemable
        preferred stock
        (including current portion)     564,933     454,852       424,739     277,030     281,020
      Book value per TDS Common Share $   24.15 $     21.27   $     18.42 $     14.17    $  12.22


                                                             Year Ended December 31,
                                         ------------------------------------------------------------
                                                                                            1989
                                         1993         1992         1991         1990     (Unaudited)
                                         ----         ----         ----         ----     -----------
                                             (Numbers represent thousands except per share amounts)
    Arvig Historical:
      Operating Revenues  . . . . .   $35,435      $32,753      $25,138     $19,567     $18,282
      Net income  . . . . . . . . .     2,453        1,226        1,052       1,885       3,164
      Net income per Arvig Share  .     56.12        28.07        24.07       43.03       71.54
      Cash dividends declared
        per Arvig Share . . . . . .     22.50        10.00        10.00       10.00        6.00
      Total assets  . . . . . . . .    49,400       46,459       41,666      37,543      34,988
      Long-term debt (including
         current portion) . . . . .    21,931       22,037       16,567      12,544      11,315
      Book value per Arvig Share  .   $408.12      $374.49      $356.43     $342.35     $310.33


                                                                   Year Ended
    TDS and Arvig                                                 December 31,
    PRO FORMA COMBINED(2):                                    1993 (Unaudited)(3)
    ----------------------                                    -------------------
      Net income per TDS Common Share:
        Pro Forma . . . . . . . . . . . . . . . . . . . . .      $     .68
        Arvig Share equivalent  . . . . . . . . . . . . . .          18.28
      Cash dividends per TDS Common Share:
        Pro Forma . . . . . . . . . . . . . . . . . . . . .            .34
        Arvig Share equivalent  . . . . . . . . . . . . . .           9.14
      Book value per TDS Common Share:
        Pro Forma . . . . . . . . . . . . . . . . . . . . .          24.55
        Arvig Share equivalent  . . . . . . . . . . . . . .        $660.01

    _______________
    (1) Effective January 1, 1993, TDS adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). The cumulative effect of the change on years prior to 1993 is estimated to have no material effect on net income or earnings per share. Income tax expense for 1993 reflects the new accounting principle; prior years' financial information has not been restated.

           Effective January 1, 1992, TDS adopted SFAS 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions." The cumulative effect of the change on years prior to 1992 has been reflected in 1992 net income. Prior years' financial information has not been restated.

           Effective January 1, 1991, TDS changed its method of accounting for sales commission from capitalizing and amortizing these costs to expensing as incurred. In addition, two of TDS's equity-method investees made a similar change. The cumulative effect of TDS's and the Investees' change on all prior years has been reflected in 1991 results of operations. Prior years' financial information has not been restated.

    (2) The pro forma combined financial information for TDS and Arvig has been prepared based on the purchase method of accounting assuming
           26.8836 TDS Common Shares are issued for each Arvig Share (based on an Average Closing Price of TDS Common Shares of $42.00.) "Average Closing Price" means the arithmetical average of the closing price for TDS Common Shares for the five trading days ending on the third trading day prior to the Closing Date. The pro forma combined information reflects TDS's acquisition of 100% of Arvig shares, the elimination of Arvig equity based on the purchase method of accounting and the allocation of the purchase price to excess cost over the book value. Excess cost is assumed to be amortized over 40 years.

    (3) Pro forma financial information for the year ended December 31, 1993 represents the combined results of TDS and Arvig for the twelve months ended December 31, 1993.

                               GENERAL INFORMATION

     This Proxy Statement-Prospectus is furnished in connection with the solicitation by the Board of Directors of Arvig Telcom, Inc., a Minnesota corporation ("Arvig"), of proxies to be voted at a special meeting of the shareholders of Arvig (the "Arvig Meeting") which will be held on June 4, 1994.

     The purpose of the Arvig Meeting is to consider and vote upon a proposal to approve the Agreement and Plan of Merger dated as of December 14, 1993 (the "Merger Agreement"), by and among Telephone and Data Systems, Inc., an Iowa corporation ("TDS"), Arvig Acquisition Corporation, a Minnesota corporation and a wholly-owned subsidiary of TDS ("Sub"), Arvig, and certain owners of outstanding shares of capital stock of Arvig (the "Sellers"). The Merger Agreement provides for the merger (the "Merger") of Sub with and into Arvig, pursuant to which Arvig will become a wholly-owned subsidiary of TDS.

     The  Board of  Directors  of Arvig  has   approved  the Merger
    Agreement. The Board of Directors of TDS has approved the Merger Agreement and the issuance of Common Shares, $1.00 par value per share, of TDS ("TDS Common Shares") in the Merger, and TDS, the sole shareholder of Sub, has approved the Merger and the Merger Agreement. A copy of the Merger Agreement is attached as Annex A to this Proxy Statement-Prospectus and is incorporated herein by reference.

     The close of business on April 22, 1994 (the "Arvig Record Date"), has been fixed as the record date for the Arvig Meeting. All shareholders of Arvig at such date will be entitled to notice of the Arvig Meeting. Only holders of record of Class A Voting Stock, par value $1.00, of Arvig ("Arvig Voting Stock") will be entitled to vote at the Arvig Meeting. As of the Arvig Record Date, there were 4,370 shares of Arvig Voting Stock outstanding. Each holder of record on the Arvig Record Date of shares of Arvig Voting Stock is entitled to one vote per share held by such holder on each matter submitted to a vote at the Arvig Meeting. The affirmative vote of the holders of a majority (51%) of the outstanding Arvig Voting Stock is required for approval of the Merger Agreement.

     All properly executed proxies not revoked will be voted at the Arvig Meeting in accordance with the instructions contained therein. Proxies containing no instructions regarding proposals specified in the form of proxy will be voted in favor of the proposal. If any other matters are brought before the Arvig Meeting and submitted to a vote, all proxies will be voted in accordance with the judgment of the persons voting the proxies. A shareholder who has executed and returned a proxy may revoke it at any time before it is voted, but only by executing and returning a proxy bearing a later date, by giving written notice of revocation to the Secretary of Arvig or by attending the Arvig Meeting and voting in person.

     Representatives of Olsen, Thielen & Co., Ltd., and Larson, Allen and Weishair, Arvig's independent certified public accountants, are expected to be present at the Arvig Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

     This solicitation is being made on behalf of the Board of Directors of Arvig. The cost of solicitation of proxies from shareholders of Arvig will be paid by Arvig. In addition to the solicitation of proxies by use of mail, the directors, officers or other agents of Arvig may solicit proxies personally or by telephone or other telecommunications media.

     TDS's principal executive office is located at 30 North LaSalle Street, 40th Floor, Chicago, Illinois 60602, and its telephone number is: (312) 630-1900. Arvig's principal executive office is located at Main & 2nd Street, Pequot Lakes, Minnesota 56472, and its telephone number is: (218) 568-4115.

     All information contained herein relating to TDS and to Arvig has been furnished by their respective managements. TDS has no present affiliation with Arvig.

     The mailing of this Proxy Statement-Prospectus to shareholders of Arvig is expected to commence on or about April 29, 1994.

                                    THE MERGER


     Set forth below is a brief description of the material features of the Merger. Such description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement which is attached as Annex A to this Proxy Statement-Prospectus and is incorporated by reference herein.

    Exchange Consideration

     TDS, Sub, Arvig and the Sellers have entered into the Merger Agreement, which contemplates that Sub will be merged with and into Arvig, with Arvig surviving the Merger as a Minnesota corporation and becoming a wholly-owned subsidiary of TDS. As a result of the Merger, each outstanding share of Arvig Voting Stock and Arvig Class B Nonvoting Common Stock, $1.00 par value ("Arvig Nonvoting Stock", and together with the Arvig Voting Stock, the "Arvig Shares") (other than dissenting shares as described herein) will be converted at the time the Merger becomes effective (such time being called the "Effective Time" and such date being called the "Closing Date") into the right to receive fully paid and nonassessable Common Shares, par value $1.00 per share, of TDS ("TDS Common Shares"). The TDS Common Shares to be delivered in exchange for the Arvig Shares are sometimes referred to in this Proxy Statement-Prospectus as the "Exchange Consideration".

     The number of TDS Common Shares to be exchanged for each Arvig Share (the "Per Share Consideration") will depend on, among other things, the number of Arvig Shares outstanding immediately prior to the Effective Time. Except where otherwise expressly indicated, for all purposes of this Proxy Statement-Prospectus, it is assumed that the proposal to issue the New Arvig Shares will be approved at the Arvig Meeting, so that there will be an aggregate of 44,740 Arvig Shares outstanding. See "The Merger - Additional Issuances and Effects of Change in Arvig Capitalization."

     The value of the Exchange Consideration and the Per Share Consideration will also depend on the Average Closing Price (as defined below) of TDS Common Shares. The aggregate value of the Exchange Consideration is expected to be not less than $50,516,389 and not more than $55,992,155. The value of the Per Share Consideration is expected to be not less than $1,129.11 and not more than $1,251.50. The table set forth below indicates (i) the Per Share Consideration and (ii) the aggregate Exchange Consideration to be paid by TDS in TDS Common Shares, each at various Average Closing Prices for TDS Common Shares between $42.00 and $64.25. The information in columns A and B assumes that no additional Arvig Shares (including the New Arvig Shares) are issued prior to the Effective Time. The information in columns C and D assumes that the New Arvig Shares are issued prior to the Effective Time.

                                          Assuming 43,700               Assuming 44,740
                                            Outstanding                   Outstanding
                                           Arvig Shares                   Arvig Shares
                                          ---------------                --------------
                                        (A)             (B)           (C)              (D)
                      Average         Total       Price Per          Total        Price Per
                      Closing        Purchase       Arvig          Purchase         Arvig
                      Price(1)         Price        Price            Price           Share
                     ----------      ----------    ----------      ---------       ---------
    FIXED              $64.25
    PRICE               61.35     $55,650,000     $1,273.46      $55,992,155       $1,251.50
    RANGE(2)            58.45

                        58.44      55,527,408      1,270.65       55,868,840        1,248.74
    ADJUSTABLE          57.775     54,895,575      1,256.19       55,233,097        1,234.54
    PRICE               57.11      54,263,658      1,241.73       54,597,355        1,220.33
    RANGE(3)            56.445     53,631,802      1,227.27       53,961,613        1,206.12
                        55.79      53,009,482      1,231.03       53,335,431        1,192.12

    FIXED               55.78
    PRICE               53.125     53,000,000      1,212.81       53,325,862        1,191.91
    RANGE(2)            50.47

                                          Assuming 43,700              Assuming 44,740
                                            Outstanding                  Outstanding
                                             Arvig Shares                Arvig Shares
                                          -------------------         -------------------
                                        (A)           (B)              (C)            (D)
                      Average         Total       Price Per          Total        Price Per
                      Closing        Purchase       Arvig          Purchase         Arvig
                      Price(1)         Price        Price            Price         Share
                      --------      ----------    ----------      -----------     ----------
                       $50.46      $52,989,505    $1,212.57       $53,315,289      $1,191.67
    ADJUSTABLE          49.795      52,291,169     1,196.59        52,612,660       1,175.97
    PRICE               49.13       51,592,833     1,180.61        51,910,043       1,160.26
    RANGE(3)            48.465      50,894,498     1,164.63        51,207,402       1,144.56
                        47.81       50,206,663     1,148.89        50,515,339       1,129.09

    FIXED               47.80
    PRICE               44.90       50,207,699     1,148.92        50,516,389       1,129.11
    RANGE(2)            42.00
    ---------------------------
    (1)    The term "Average Closing Price"  means the arithmetical  average of the closing price for TDS Common Shares as reported in the  American
           Stock Exchange  Composite Transactions section  of "The Wall  Street
           Journal" for the  five trading days ending  on the third trading day prior to the Closing Date.

    (2)    The Exchange  Consideration per Arvig Share  and the total  Exchange
           Consideration do not fluctuate within this range. In other words, within this range of Average Closing Prices, TDS must deliver that number of TDS Common Shares which is equal to the amount indicated in the table.

    (3)    The Exchange  Consideration per  Arvig Share and the  total Exchange
           Consideration fluctuate within this  range.  In  other words, within this  range of  Average Closing  Prices,  TDS  will deliver  a fixed
           number  of  TDS  Common  Shares  and   the  value  of  the  Exchange
           Consideration will change proportionately.

     If  the Average Closing Price were computed as of  the date of this Proxy
    Statement-Prospectus, it would be less than $42.00.  In the event that the
    Average Closing  Price  of TDS  Common Shares,  computed  at the  time  of
    Closing,  is  less than  $42.00,  the Sellers  will have  the  option (the
    "Sellers' Out"),  exercisable in their sole  discretion, to  terminate the
    Merger Agreement upon  notice to TDS sent by  telecopy and received by TDS prior to 10:00  a.m. Chicago  time, on the  day immediately  preceding the
    Closing Date.   If the Sellers' Out is exercised,  TDS will have the right to require  the Sellers  to close  by notifying  the Sellers,  at any time prior to the Closing  Date, that TDS will deliver at the  closing Exchange
    Consideration having  an aggregate  value of $50,516,389 and  a Per  Share
    Consideration having a  value of $1,129.1102 ($50,207,699 and $1,148.9176, respectively, if the New Arvig Shares are not issued).

     If the  Average Closing Price  of TDS Common  Shares is less than  $42.00 and the  Sellers' Out is  not exercised, the parties will  be obligated to
    close.   In that event, TDS  will deliver  26.8836 TDS  Common Shares  per
    Arvig Share (27.3552 if the New Arvig Shares are not issued), resulting in the value of the Exchange Consideration and Per Share Consideration  being less than the amounts set forth in the preceding paragraph.

     If the Average  Closing Price of TDS  Common Shares is more  than $64.25,
    TDS will have the Option (the "Buyer's Out"), exercisable in its sole discretion, to terminate the Merger Agreement upon notice to the Sellers sent by telecopy and received by the Sellers prior to 10:00 a.m. Chicago time, on the day immediately preceding the Closing Date. If the Buyer's
    Out is exercised, the Sellers will have the right to require TDS to close by notifying TDS, at any time prior to the Closing Date, that the Sellers will accept at the Closing Exchange Consideration having an aggregate value of $55,992,155 and a Per Share Consideration having a value Share of $1,251.5010 ($55,650,000 and $1,273.4553, respectively, if the New Arvig
    Shares are not issued).

     If the Average Closing  Price of  TDS Common Shares  is more than  $64.25 and the  Buyer's Out is  not exercised,  the parties will  be obligated to close.  In that event, TDS will deliver 19.4786 TDS Common Shares

                                       -14-

    per Arvig Share (19.8203 if the New Arvig Shares are not issued) resulting in the value of the Exchange Consideration and Per Share Consideration being more than the amounts set forth in the preceding paragraph.

     The Exchange Consideration will be further adjusted to reflect the effect of any other changes in the number of issued and outstanding Arvig
    Shares, as more fully described in "The Merger - Additional Issuances and Effects of Changes in Arvig Capitalization."

    Background of the Merger

     In February 1991, the  holders of  a majority of  the Arvig Voting  Stock
    (the "SVC  Agreement Shareholders") entered into  a Shareholder Voting and
    Cross-Purchase  Agreement (the "SVC  Agreement").   The SVC  Agreement was
    executed to solicit  proposals from potential purchasers for substantially all of the  assets of Arvig in  an effort to obtain  the maximum value for the shareholders and to  maintain the operations  of Arvig pending such  a sale.  To further  such efforts, in May 1991, the  Board of Directors (the
    "Arvig Board") established an Executive  Committee which was charged  with leading the efforts on behalf of the Arvig Board regarding a possible sale of the company.

     In  October  1991,  the  Arvig  Board  granted  Gilroy  Arvig,  the
    President and Chief Executive Officer of Arvig, and certain other existing shareholders of Arvig  (collectively, "the  Interested Shareholders")  the exclusive right to negotiate for the purchase  of Arvig for a period of 90
    days.   Two  plans  of  reorganization were  submitted by  the  Interested
    Shareholders during that time period.  In May 1992, an additional plan was submitted which  could have  allowed the selling  shareholders to  receive
    approximately $1,200 per Arvig Share in cash and notes.   No agreement was
    reached.

     In October 1992,  Arvig submitted an offer to the Interested Shareholders
    which  could   have  allowed   the  Interested   Shareholders  to  receive
    approximately $1,200 per Arvig Share.  No agreement was reached.

     Also in October  1992, the  Arvig Board engaged Piper Jaffray, Inc. ("Piper
    Jaffray"), to  assist in  the sale  of Arvig.   Following  its engagement,
    Piper Jaffray  worked with the  Executive Committee to identify  potential
    purchasers of  Arvig and  to solicit  proposals from  such parties.   As a
    result  of  the  efforts  of  Piper  Jaffray,  Arvig  received  nonbinding
    proposals  from six  potential  purchasers,  including TDS.   Of  the  six
    proposals received,  the proposals  submitted by  North Central Utilities,
    Inc. ("North Central"), Brighton Communications  Corporation ("Brighton"),
    Pacific Telecom, Inc. ("PTI"), and TDS were  determined by the Arvig Board to be the best proposals.

     After analyzing the proposals, and based  upon an evaluation of the North
    Central, Brighton, PTI  and TDS proposals by Piper Jaffray,  Arvig entered into an exclusivity and  nondisclosure agreement with North  Central dated
    April 7,  1993 (the "North Central  Agreement").  Under  the North Central
    Agreement Arvig granted North Central the exclusive right to negotiate the purchase of Arvig and  to perform due diligence for  a period of 60  days.
    During  this  exclusivity  period,  North  Central  elected  to  terminate
    negotiations with Arvig.   The proposal submitted by PTI  was subsequently
    withdrawn  prior  to  the  execution  of  a  letter  of  intent  or  other
    preliminary  agreement   and  Brighton  elected   not  to  pursue  further
    negotiations with Arvig.

     On or  about September 27, 1993,  Arvig received a revised  proposal from
    TDS  which called  for an  exchange of  TDS Common Shares  for all  of the
    issued  and outstanding  Arvig Shares.   Subsequent  to receiving  the TDS
    proposal, the  Executive Committee  met with  representatives of  TDS  and negotiated a letter of intent (the "TDS Letter") which was approved by the holders  of a majority of the  Arvig Voting Stock on  or about October 15,
    1993.

     Following the  execution of  the TDS Letter,  TDS was provided  access to
    all of  Arvig's  assets, books  and records.    The Merger  Agreement  was
    negotiated by representatives  of Arvig and TDS between October  15, 1993,
    and  December 14, 1993.   The Merger Agreement was executed  by all of the
    parties thereto on December 14, 1993.

                                       -15-

     By a resolution of the Arvig Board dated December 14, 1993, the Board of Directors approved and adopted the Merger Agreement and agreed to recommend to the shareholders of Arvig that the transactions contemplated by the Merger Agreement be approved.

    Arvig's  Reasons  for the  Merger;  Recommendation  of  Arvig's  Board  of
    Directors

     THE BOARD OF DIRECTORS OF ARVIG BELIEVES  THAT THE MERGER IS IN  THE BEST
    INTERESTS OF ARVIG AND ITS SHAREHOLDERS AND  RECOMMENDS TO  ITS
    SHAREHOLDERS THAT THEY VOTE  FOR THE APPROVAL OF  THE MERGER AGREEMENT AND
    THE TRANSACTIONS CONTEMPLATED THEREBY.

     In reaching such determination, the Arvig Board considered, among other things, the following factors:

           Price.  The price offered by TDS is  comparable to any other  offers previously  received by Arvig,  including any offers which have been
           withdrawn.   The Arvig  Board determined  that  it was  in the  best
           interests of shareholders to obtain the  maximum price for the  sale of Arvig and believes  the price being paid by TDS represents such a price.

           Experience in  Telecommunications and  Commitment  to the  Industry.
           TDS owns 94 rural telephone companies across  the United States.  In addition, TDS owns  over 80% of United States Cellular  Corporation.
           After  reviewing financial  and  operational  information concerning
           TDS,  the Arvig  Board believes  that  the  best interests  of Arvig
           shareholders  would  be   served  by  a  company  with   substantial
           experience in the industry and that TDS has such experience.

           Commitment to Local Operations and Economy. In investigating TDS, the Board determined that TDS has historically continued to operate rural telephone companies as local enterprises, retaining the local identity and, in some cases, management of such businesses. The
           Board believes that this manner of expansion is in the best interests of the shareholders of Arvig, as many shareholders of Arvig are also subscribers of Arvig's local telephone company subsidiaries and reside in the exchange areas served by such subsidiaries.

           Financial  Strength.   The  Arvig  Board  considered  the  financial
           condition  and  prospects  of  TDS,  based  on  publicly   available
           information concerning  TDS.   The Arvig Board  determined that  TDS
           has  the   requisite  financial   capabilities  to   consummate  the
           transaction.   The Arvig Board also  concluded that  the Merger will
           provide Arvig shareholders,  as holders  of TDS  Common Shares,  the opportunity to participate in a larger, more diversified company.

           Liquidity.   One  of the  Arvig  Board's  primary objectives  to  be
           achieved from  the sale  of  Arvig is  to obtain  liquidity for  the
           Arvig shareholders  with respect to their  Arvig Shares.   The Arvig
           Board  believes  that the  TDS  Common  Shares  to  be delivered  in
           exchange  for  Arvig Shares  are marketable  securities.   Such  TDS
           Common  Shares  will  be  registered under  the  Securities  Act and listed for trading  on the American Stock Exchange.  Thus, the Arvig
           Board views  the Merger to  be a  means by which  Arvig shareholders will be able to obtain liquidity for their Arvig Shares.

           Tax  Structure.    The  transactions  contemplated  by  the   Merger
           Agreement are  intended to qualify as  a tax-free  exchange of stock under  the provisions of the Internal Revenue Code.  While the Arvig
           Board recognizes that  such result cannot be guaranteed, it believes that  such  a  tax-free  exchange,  if  possible,  is  in  the  best interests of the Arvig shareholders.

     At  the time  the  Arvig  Board approved  the  Merger Agreement,  it  had knowledge of a June 1992 decision by the Federal Communications Commission
    (the "FCC") involving a subsidiary of TDS which related to the application by La Star Cellular  Telephone Company, Inc. ("La  Star"), for a  cellular license  in Louisiana (the "La  Star Decision").  In a  footnote to the La
    Star Decision, the FCC noted that questions had been raised concerning the
    candor exhibited by the  TDS subsidiary in the La Star proceeding.   These
    questions were  not addressed by  the FCC at  the time because it  was not necessary to do so in order to  reach its decision in that case.  However, the  FCC reserved  the  right to  address these  questions in  the future.
    Since the La Star Decision, and as a result of the footnote in the La Star
    Decision,  the  FCC   has  conditioned  authorizations  to  TDS   and  its
    subsidiaries upon the outcome of any subsequent actions that the FCC might take concerning the matters raised in the La Star footnote.

                                       -16-

     On February 1,  1994, the FCC issued  a Memorandum Opinion and  Order and
    Hearing Designation Order (the "Wisconsin Order") in connection with a license granted to TDS for a rural service area number 8 in Wisconsin. In the Wisconsin Order, the FCC set for hearing issues concerning whether the TDS subsidiary involved in the La Star proceeding had misrepresented facts to, lacked candor in its dealings with or attempted to mislead the FCC and, if so, whether TDS possesses the requisite character qualifications to hold the Wisconsin license. By a subsequent order, an Administrative
    Law Judge set October 18, 1994, as the first day of the hearing on these issues.

     TDS had appealed  the La Star  Decision to the Court  of Appeals  for the
    District of Columbia.  On  March 29, 1994, that Court vacated  the La Star
    Decision and remanded the case to the FCC for further proceedings.   It is
    unclear at this time what the result of those  further proceedings will be and what effect the Court's action will have on the Wisconsin Order.

     Since  the issuance of the Wisconsin Order, the Arvig Board has consulted
    with  FCC  counsel  and  its  investment  banker,   Piper  Jaffray,  Inc.,
    concerning the possible ramifications of the outcome of the hearings based upon the Wisconsin Order.

     The Arvig Board understands that the FCC's designation of a hearing to determine character qualifications of an applicant for a license is a rare occurrence which arises only where the FCC is of the view that substantial and material questions of fact are present as to the applicant's fitness to be a licensee. The Arvig Board also understands that it is the opinion of TDS that it did not have an adequate opportunity to address the questions presented in the Wisconsin Order and that, if TDS had been afforded such an opportunity, it would have been able to show the FCC that the conduct of the TDS subsidiary in the La Star proceeding did not raise either a substantial or a material candor question.

     An adverse finding in the Wisconsin proceeding could result in a variety of possible sanctions against TDS, ranging from a fine to loss of the Wisconsin license. Moreover, a determination by the FCC that TDS lacks the requisite character qualifications to hold the Wisconsin license could raise questions concerning other licenses controlled by TDS. Accordingly, while only the Wisconsin license is directly involved in the Wisconsin proceeding, an adverse decision could ultimately place in jeopardy all of TDS's licenses and those of its affiliates in which TDS holds the controlling interest.

     The  Arvig Board  does  not believe  it is  likely  that the  pending FCC proceedings involving La  Star and the Wisconsin license will  be resolved
    prior  to the  Closing Date.    In addition,  in the  event of  an adverse
    decision, any  sanctions beyond  the loss of the  Wisconsin license  would require  additional administrative  proceedings against  TDS,  which would likely take  several years.  As  a result, the value  of TDS Common Shares may  be adversely  affected by  these  proceedings for  a  period of  time
    substantially beyond  the  Closing Date.   Accordingly,  the  Arvig  Board
    believes that the  Arvig shareholders should take the pending  FCC matters involving  TDS into account in determining whether to vote in favor of the
    Merger.

     The Merger is  subject to FCC approval because certain Arvig subsidiaries hold FCC authorizations which may be transferred only with such  approval.
    The Arvig Board recognizes that, pursuant to the Wisconsin Order, any  FCC approval of the transfer of control of the FCC licenses from Arvig and its subsidiaries  to TDS  will likely  be conditioned  on  the outcome  of the
    Wisconsin proceeding.   It is  not clear  at this time  how this condition
    would be implemented in the event of a finding by the FCC in the Wisconsin
    proceeding   that   TDS  does   not   possess   the   requisite  character
    qualifications.

     Since February  1, 1994,  the price  of TDS  Common Shares  in the  stock
    market has  declined significantly.   Moreover, although  the stock market
    has  generally  declined,  the  decline in  TDS's  stock  price  has  been significantly greater than the decline in an index of  the stock prices of seven representative companies in the cellular industry.  In its  fairness opinion, Piper Jaffray assumes that the market price for TDS Common Shares fully reflects the possible adverse consequences that might arise from any proceedings  pending  against TDS,  including the  La  Star  and Wisconsin proceedings.

                                       -17-

     The Merger Agreement  contains provisions  requiring that  the number  of
    TDS Common  Shares delivered  to  the Arvig  shareholders at  the  closing increase as  the average price of  TDS Common Shares  in the  stock market
    declines.   In addition, if at the time of the Merger, the Average Closing
    Price of TDS Common Shares is  less than $42.00, the Sellers will have the
    option to terminate the Merger Agreement.   In that event, if TDS  decides
    to require the  Sellers to complete the Merger,  TDS would be obligated to deliver still more TDS  Common Shares, so that the aggregate value  of the
    Exchange  Consideration  would be  approximately  $50,516,389.    See "The
    Merger-Exchange Consideration."

     For additional discussion  of the La  Star Application,  see TDS'  Annual
    Report on Form 10-K for the year ended December 31, 1993 which is being delivered with this Proxy Statement-Prospectus and is incorporated herein by reference.

     Notwithstanding the pendency of the La Star and Wisconsin proceedings and based upon the factors set forth above, the Arvig Board believes that the Merger is in the best interest of the Arvig shareholders and recommends that the shareholders approve the Merger.

     The minutes of the December 14, 1993 meeting of the Arvig Board reflect that the recommendation of the Arvig Board to vote for approval of the Merger was unanimous. However, since that time, one director of Arvig, Gilroy Arvig, has indicated to the full Arvig Board that he has certain reservations regarding the Merger. Gilroy Arvig has not specified the nature of his reservations, nor has he formally withdrawn his vote or moved to reconsider the approval and recommendation of the Arvig Board.
    Nevertheless, in view of Gilroy Arvig's statements, the Arvig shareholders may want to consider the recommendation of the Arvig Board to be less than unanimous.

     The  directors  of Arvig  beneficially  own  16,954  Arvig  Shares.   See
    "Information with Respect to Arvig -Beneficial  Ownership of Directors and
    Executive Officers."  For a discussion of the interests of certain members of the Arvig Board in the  Merger, see "The Merger - Interests of  Certain
    Persons in the Merger."

    TDS's Reasons for the Merger

     TDS is acquiring Arvig as part of its overall strategy of acquiring independent telephone companies. TDS believes that the Merger will enable
    TDS to expand its capabilities, provide it with the opportunity to serve a larger base of customers in Minnesota, and position it to better meet emerging trends within the telephone industry.

    Opinion of Piper Jaffray, Inc.

     On April 20, 1994, Piper Jaffray, Arvig's exclusive agent in connection with the sale of Arvig, delivered a written opinion to the Board of Directors of Arvig to the effect that the Exchange Consideration is fair, from a financial point of view, to the holders of Arvig Shares. The full text of the opinion of Piper Jaffray is attached as Annex B to this Proxy
    Statement-Prospectus.

     Piper Jaffray's opinion does not constitute a recommendation to any shareholder of Arvig as to how such shareholder should vote at the Arvig
    Meeting and is subject to certain assumptions made, matters considered and limits of review undertaken, as set forth therein. The description of the opinion of Piper Jaffray contained herein is qualified in its entirety by reference to the full text of such opinion. Shareholders of Arvig are urged to read the opinion in its entirety.

     In arriving at its opinion,  Piper Jaffray reviewed, among  other things,
    (i)  the  Merger  Agreement,  (ii)  audited  financial  statements  of the subsidiaries  of Arvig for  the years ended December  31, 1989-1993, (iii)
    unaudited Consolidating  Financials of Arvig for the  years ended December
    31, 1989-1992, (iv) the audited Consolidating Financials of Arvig for  the year ended December 31, 1993, (v) certain projected financial results  for the Arvig  subsidiaries for the year ended December 31, 1994, (vi) certain financial  and securities  data of  companies deemed  similar to  Arvig or representative of the business sectors in which Arvig operates, (vii)  the financial terms, to the extent  publicly available, of certain acquisition transactions, and (viii) certain financial and securities data of TDS  and companies deemed similar to TDS or representative of the business  sectors
    in  which  TDS   operates.    In  addition,  Piper  Jaffray   visited  the
    headquarters and principal facilities of Arvig in Pequot Lakes, Minnesota,
    and  had  discussions   with  members  of  management  concerning  Arvig's
    financial condition,  current  operating  results  and  business  outlook.
    Piper  Jaffray also  had discussions  with certain  members of  TDS senior management concerning TDS's financial condition, current operating results and business outlook.

     Piper Jaffray relied upon and assumed the accuracy, completeness and fairness of the financial statements and other information provided by Arvig or otherwise made available to Piper Jaffray and did not attempt to independently verify such information. Piper Jaffray also relied upon the assurances of Arvig management that

                                       -18-

    the  information provided  was prepared  on a  reasonable basis  and, with respect to  projections, reflects the  best currently available estimates, and that Arvig management was not aware  of any information or facts  that
    would  make  the  information  provided  incomplete  or  misleading.    In
    performing  its analyses,  Piper  Jaffray made  numerous  assumptions with respect to industry  performance, general business and economic conditions and  other matters, many of which are  beyond the control of Arvig or TDS.
    In addition,  Piper Jaffray assumed for purposes of their  opinion that on the date  of such opinion, the  market price  of TDS  Common Shares  fully reflects  the  possible adverse  consequences that  might  arise  from any
    pending  or   threatened  litigation   or   governmental  proceedings   or
    investigations to which  TDS or any of its affiliates is a party or may be subject  and expresses  no  opinion as  to the  probable  outcome, or  the
    consequences  of   any  unfavorable  outcome,   of  any  such  litigation,
    proceedings or investigations.

     In arriving at its opinion, Piper Jaffray did not perform  any appraisals or valuations of specific assets of Arvig or TDS  and expresses no opinion
    therein regarding the liquidation  value of Arvig.   The opinion is  based
    upon conditions as they existed and were subject to evaluation on the date thereof.  Additionally,  Piper Jaffray expresses no opinion therein  as to the prices at which TDS Common Shares may trade at any future time.

     Piper Jaffray is a nationally recognized brokerage, financial advisory and investment banking firm. As part of its business, Piper Jaffray is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions. The Board of Directors of Arvig selected Piper Jaffray because of its expertise and familiarity with the telephone industry in general, including specifically the region in which Arvig and its subsidiaries conduct their business.

     Pursuant to  the terms of  an engagement letter  dated October 19,  1992,
    Arvig has paid Piper Jaffray $50,000 for acting as Arvig's exclusive agent to  find a purchaser for Arvig.  In addition, in  the event of the sale of
    Arvig either (i) prior to the termination of the engagement letter or (ii)
    within one year of such termination to certain potential purchasers, Arvig has agreed to pay Piper  Jaffray a fee equal to $350,000 plus 3.25% of the incremental  total sales  price in  excess of  $53.0  million up  to $58.0 million; plus 5.0% of the incremental total sales price in excess of $58.0 million.  The $50,000 retainer will be credited against any fee payable in connection with the sale of Arvig.  Arvig has also agreed to indemnify and hold Piper  Jaffray and certain related  parties harmless  against certain liabilities,  actions, claims, proceedings and  investigations arising out of or in  connection with Piper Jaffray's services rendered  in connection with  the  engagement  letter,  and  to reimburse  Piper  Jaffray  for all reasonable  legal  fees  and  other  out-of-pocket  expenses  incurred  in connection  with investigating,  preparing or  defending against  any such
    actions,  claims, proceedings  or investigations.   The  terms of  the fee
    arrangement with  Piper Jaffray  were negotiated  at arm's  length between members of  Arvig's  Board  of  Directors  and  representatives  of  Piper
    Jaffray.   The Arvig Board was  aware that  a significant  portion of  the aggregate fee payable to Piper Jaffray is contingent upon consummation  of a  transaction involving the sale, exchange or other disposition of 51% or more of (i) the ownership or Arvig, or (ii) its assets.

    Effective Time of the Merger

     If the Merger  Agreement is approved by  the requisite vote of  shares of
    Arvig  Voting Stock, and the  other conditions to the Merger are satisfied or waived, the Merger will become effective upon the filing of articles of
    merger with  the Secretary  of State  of the State of  Minnesota.   If the
    Merger Agreement  is  approved, it  is  presently  contemplated  that  the
    Closing  Date  will occur  on Wednesday,  August  3, 1994, or  as  soon as practicable thereafter  following the  receipt of  all required regulatory approvals.

    Vote Required

     Approval of the  Merger Agreement requires  the affirmative  vote of  the holders  of a  majority (51%)  of the outstanding  shares of  Arvig Voting
    Stock  entitled to vote at the  Arvig Meeting (i.e. 2,229  shares of Arvig
    Voting Stock).   Each  holder of shares  of Arvig  Voting Stock  as of the
    Arvig  Record  Date  is  entitled  to  one  vote per  share  held  by such shareholder.  On the Arvig Record Date,  there were 4,370 shares of  Arvig
    Voting Stock outstanding.  The Sellers have agreed to vote their shares in favor of approval of the Merger Agreement.  See "The Merger-Agreements  to
    Vote in  Favor of the Merger."   Assuming that  such shareholders  vote as
    agreed, the Merger will be approved at the Arvig Meeting.

                                       -19-

     Approval of the Merger Agreement  by TDS's shareholders is  not required.
    The Board of Directors of Sub and TDS, and TDS as the sole shareholder of Sub, have approved the Merger and the Merger Agreement.

     Approval of  the proposal to issue  additional shares  of Arvig Nonvoting
    Stock requires the affirmative vote of the holders of at least three-fourths (75%) of the outstanding Arvig Voting Stock (i.e. 3,278 shares of Arvig Voting Stock). See "The Merger - Additional Issuances and Effects of Change in Arvig Capitalization."

    Conversion of Shares in the Merger

     At  the  Effective   Time,  each  Arvig  Share  issued   and  outstanding
    immediately prior thereto (other than Arvig Shares held by any shareholder who shall have perfected his or her  right to dissent under the  Minnesota
    Business Corporation Act)  will be automatically converted into  the right to  receive  the Exchange  Consideration,  as  further  described  in "The
    Merger."

    Exchange of Certificates

     Harris Trust and  Savings Bank, Chicago, Illinois, as exchange agent (the
    "Exchange Agent"), will provide transmittal forms to Arvig shareholders to be  used in forwarding  their certificates for Arvig  Shares for surrender and exchange for certificates representing the number of TDS Common Shares into which their Arvig Shares were converted in the Merger and/or cash, if applicable, to which such holders otherwise would be entitled.  Until such surrender,  certificates  representing  Arvig  Shares  will  be deemed  to represent  the right  to the number  of TDS Common Shares  and/or cash, if applicable, into  which such  Arvig Shares were converted  in the  Merger, except  that the  holders of  Arvig certificates  will not be  entitled to
    receive  dividends  or  any  other  distributions   from  TDS  until  such
    certificates are so surrendered.  When such certificates  are surrendered, the holders of TDS certificates issued in the Merger will be paid, without interest,  any dividends  or  other  distributions which  may  have become payable with respect to such TDS Common Shares since the Effective Time.

    Additional Issuances and Effects of Changes in Arvig Capitalization

     Subject to  the approval  by shareholders  owning three-fourths (75%)  of the  combined voting  power of  all outstanding  Arvig Shares,  Arvig will issue  prior to the Effective Time  an additional (i) 389  shares of Arvig
    Nonvoting Stock to  certain shareholders of Arvig  who were the holders of
    Arvig Nonvoting Stock previously redeemed by Arvig, and (ii) 651 shares of
    Arvig Nonvoting  Stock  to Gilroy  Arvig  as  additional  compensation  in recognition of the valuable service that he has rendered to Arvig for more
    than  forty years.    Except  as otherwise  expressly indicated,  for  all
    purposes of  this  Proxy  Statement-Prospectus,  it  is assumed  that  the proposal  to issue  the New  Arvig Shares  will be  approved at  the Arvig
    Meeting.

     The number of TDS Common Shares into which each Arvig Share is to be converted in the Merger will also be adjusted proportionately, to reflect the effects of any other changes in the number of issued and outstanding
    Arvig Shares from that number set forth in the representations and warranties of Arvig in the Merger Agreement, so that the aggregate purchase price paid by TDS for all of the issued and outstanding Arvig
    Shares (including the New Arvig Shares), on a fully diluted basis, does not change from that otherwise payable without regard to such event(s).

    Fractional Shares

     No certificates representing fractional TDS Common Shares  will be issued by TDS  and no TDS  dividend, stock split or  interest will relate  to any
    such fractional  share.   No fractional share interests  will entitle  the
    owner thereof to vote or  to any rights of a shareholder  of TDS.  In lieu of  any such fractional shares,  each holder of Arvig Shares who otherwise would be  entitled to receive  fractional TDS Common Shares  in the Merger
    will   receive  an  amount  of  cash   (without  interest)  determined  by
    multiplying (i) the  fractional share interest to which such  holder would otherwise be entitled by,  (ii) the Average Closing  Price for TDS  Common
    Shares.

                                       -20-

    Representations and Warranties

     The Merger Agreement  contains various representations and  warranties of the parties thereto.  These include representations and warranties: (A) by the Sellers as to (i) the  binding effect of the Merger Agreement and lack of  conflicts with any other obligation  of each of the  Sellers, (ii) the status of the  Arvig Shares to  be delivered by  each of the Sellers,  and
    (iii)  the lack  of litigation; (B)  by Arvig as to  (i) its subsidiaries, organization,  good standing and  power to operate its  business, (ii) its capital structure, (iii)  its authority to execute and perform  the Merger
    Agreement, (iv) the lack of  conflicts with any other obligation of Arvig,
    (v)  no consents being  required, except as disclosed,  (vi) its financial
    statements,  (vii)  its   compliance  with  applicable  laws,  (viii)  the
    availability of  its assets and  the legality of their use,  (ix) title to its  property, (x) patents, tradenames, trademarks  and other rights, (xi)
    real estate, (xii)  insurance, (xiii) environmental conditions, (xiv) bank accounts  and powers  of  attorney,  (xv) customers  and  suppliers, (xvi)
    accounts receivable, (xvii)  the lack of litigation,  except as disclosed,
    (xviii) tax liabilities, (xix) benefit plans, (xx) the absence of  certain
    changes  or  events  since  December  31,  1992,  (xxi)  there  being   no
    undisclosed liabilities,  (xxii) the  accuracy of  information provided by
    Arvig for  this Proxy  Statement-Prospectus, (xxiii) the  vote required to approve the Merger  Agreement, and (xxiv) the beneficial ownership  of TDS
    Common  Shares; and (C) by TDS and Sub  as to (i) their organization, good standing  and  power  to  operate their  businesses,  (ii)  their  capital structure,  (iii)  their  authority  to  execute  and  perform the  Merger
    Agreement, (iv) the lack of conflicts with any other  obligation of TDS or
    Sub, (v)  no consents  being required, except as  disclosed, (vi)  certain
    documents  filed   with  the  Commission,   (vii)  their  compliance  with
    applicable laws, (viii) the lack of litigation, except as disclosed,  (ix)
    the absence of  certain changes or events since  December 31, 1992, (x) no undisclosed material liabilities, (x) the interim operations of Sub, (xii)
    authorization  for the TDS  Common Shares and stock  exchange listing, and
    (xiii) the accuracy of information  supplied by TDS and Sub for this Proxy
    Statement-Prospectus.

    Business of Arvig Pending Completion of the Merger

     Arvig has agreed that, among other things, prior to consummation of the Merger, except as permitted by the Merger Agreement or unless TDS agrees otherwise, (i) it and each of its subsidiaries will carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted and use all reasonable efforts to preserve intact its present business organization, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it such that the goodwill and ongoing businesses will not be impaired in any material respect at the Effective Time, (ii) it will not declare or pay any dividends on or make other distributions with respect to any of its capital stock with the exception of a regular cash dividend not in excess of an aggregate of $327,750 per calendar quarter payable on the first day of the second month in such quarter, (iii) it will not effect any stock split or reclassification of any shares of its capital stock or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or repurchase or otherwise acquire any of the capital stock of Arvig, (iv) it will not, nor will it permit any of its subsidiaries to, issue, deliver or sell, or authorize or propose to issue, deliver or sell any shares of its capital stock of any class, any voting debt, or any securities convertible into, or any rights, warrants or options to acquire any such shares, voting debt or convertible securities other than the New Arvig Shares, (v) it will not amend or propose to amend its Articles of Incorporation or Bylaws, (vi) neither it, nor the Sellers will, nor will they authorize or permit any other representative of Arvig or the Sellers to, solicit or encourage any acquisition proposals or agree to or endorse any acquisition proposal unless, in the reasonable good faith judgment of the Board of Directors of Arvig, after consultation with its outside counsel, the failure to do so would violate the Board of Directors' fiduciary duties to the holders of Arvig Shares, (vii) it will not, and will not permit any of its subsidiaries to (x) make any acquisitions, (y) dispositions or (z) incur any indebtedness having an aggregate value in excess of $500,000.

     With respect to  the employees of Arvig  and its subsidiaries, Arvig  has agreed,  unless permitted by the  Merger Agreement,  not to (i)  grant any
    increase  in   the  compensation  of  any   of  its  directors,  officers,
    shareholders or key employees, except for regularly scheduled bonuses paid in December  1993,  (ii)  pay or  agree  to  pay any  pension,  retirement allowance  or  other  employee  benefit  not required  or  contemplated by existing benefit plans, (iii) enter into or amend any existing  employment or severance or termination agreement, or (iv) become obligated under  any new benefit  plan or amend any  benefit plan if  such amendment would have the effect of materially enhancing any benefit thereunder.

                                       -21-
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
    Business of TDS Pending Completion of the Merger

     TDS has agreed that prior to consummation of the Merger, except as permitted by the Merger Agreement, or unless Arvig agrees otherwise (i)
    TDS and  each of  its Significant Subsidiaries  (as defined  in the Merger
    Agreement) will carry on its business in the usual, regular and ordinary course in substantially the same manner previously conducted and use all reasonable efforts to keep available the services of its current officers and employees and preserve its relationships with its current customers, suppliers and others having business dealings with TDS such that the goodwill and ongoing business will not be impaired in any material respect at the Effective Time, (ii) TDS will not merge with any other corporation or consolidate its operations with any other corporation or business entity, if such consolidation would, under its Articles of Incorporation or Bylaws, require the prior approval of the TDS shareholders, and (iii)
    TDS will provide to the Sellers, Arvig and its counsel a copy of all filings made with the Commission.

    Access

     Arvig has also agreed (and has agreed to cause each of its subsidiaries) to afford to the officers, employees and authorized representatives of TDS access during normal business hours to all its properties, books, contracts, commitments and records to the extent TDS shall deem necessary or desirable, and to furnish to TDS or its authorized representatives such additional information concerning the business, properties and personnel of Arvig and its subsidiaries as shall be reasonably requested, including all such information as shall be necessary to enable TDS to determine whether the conditions set forth in the Merger Agreement have been satisfied.

    Resale of TDS Common Shares

     The TDS Common Shares to be issued in connection with the Merger will be registered under the Securities Act and will be freely tradable, except for shares received by persons deemed to be "affiliates" of Arvig at the time of the Arvig Meeting. Affiliates of Arvig may not sell their TDS
    Common Shares acquired in connection with the Merger except pursuant to an effective registration statement under the Securities Act covering such shares, or in compliance with Rule 145 promulgated under the Securities
    Act or other applicable exemption from the registration requirements of the Securities Act. Arvig is required by the Merger Agreement to identify to TDS all persons who at the time of the Arvig Meeting may be considered affiliates of Arvig for purposes of Rule 145 and is required to use its best efforts to cause each person who is identified as an affiliate of Arvig to deliver to TDS on or prior to the Effective Time an agreement satisfactory to TDS that such persons will not offer to sell or otherwise dispose of any TDS Common Shares received in the Merger in violation of the Securities Act.

    Employees of Arvig and its Subsidiaries

     TDS has agreed that it will (i) invite all full-time employees (other than directors and officers of Arvig and its subsidiaries) of Arvig's local exchange telephone operations to remain in the employ of Arvig after the Effective Time, subject to the reasonable performance of their duties and the needs of Arvig, and (ii) extend to all such employees the full complement of benefits provided by TDS, including medical, life and dental insurance, participation in the TDS pension plan, tax-deferred savings
    (401(k)) and employee stock purchase plans and continuing education opportunities.

     The foregoing agreement by TDS does not apply to the employees of Arvig's long-distance inter-exchange operations. However, such employees are covered by a severance plan if their employment is terminated under certain circumstances following the Merger, as more fully described in "Information with Respect to Arvig-Arvig Benefit Plans."

    Fees and Expenses

     All costs and expenses incurred in connection with the Merger will be paid by the party incurring such expenses, with the exception of certain fees and expenses of the Sellers relating to the Merger which will be paid by Arvig in an amount not to exceed $550,000.

                                       -22-
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
    Split-off

     Certain shareholders  of Arvig (the  "Shareholder Group") are  interested
    in  acquiring   the  long-distance   operations  of  Arvig   by  means  of
    distributing to  such shareholders all  of the equity of  U.S. Link, Inc.,
    ABT  Long-Distance  Services,  Inc., and  Velstar  Systems, Inc.,  each  a wholly-owned subsidiary of  Arvig, and the equity in Northern  Fiber, Inc.
    in which Arvig holds a minority interest (collectively, the "Long-Distance
    Subsidiaries").   See  "Information with  Respect to  Arvig -  Business of
    Arvig."  TDS is currently negotiating with the Shareholder Group regarding
    the  possibility   of  distributing   the  equity   of  the  Long-Distance
    Subsidiaries to the Shareholder Group in exchange for and in redemption of all or a portion of  the Arvig Shares owned by members  of the Shareholder
    Group  (the "Split-off").   In  the event  TDS is  able to  reach mutually
    acceptable  terms regarding a Split-off,  Arvig has agreed to use its best efforts to consummate the transaction prior to the Effective Time.  If the
    Split-Off occurs, (i) the aggregate Exchange Consideration to be delivered
    to  the  shareholders  of  Arvig  will  be  reduced,  (ii)  the   Exchange
    Consideration to be delivered to members of the Shareholder Group  will be
    reduced,  and  (iii)  the  Exchange  Consideration  to  be  delivered   to
    shareholders who are not members of the Shareholder Group will not change.

    Agreements to Vote in Favor of the Merger

     Each Seller has  agreed, among other things,  that so long as  the Merger
    Agreement has not been terminated, such Seller will vote all of his or her
    Arvig Voting Stock in favor of the approval of the Merger Agreement.   The
    Sellers collectively  own 68%  of the outstanding shares  of Arvig  Voting
    Stock.   Therefore, assuming  that such shareholders vote  as agreed,  the
    Merger will be approved.

    Indemnification

     The Merger Agreement provides for indemnification obligations of the Sellers and TDS in certain circumstances. These obligations expire, with certain exceptions, on the third anniversary of the Effective Time of the Merger.

     The Sellers,  jointly  and  severally, have  agreed  to  indemnify,  hold harmless  and defend TDS  and each of its  officers, directors, employees, affiliates, subsidiaries, successors and assigns  (the "TDS Indemnitees"), against  any  claim,  demand,  loss,  expense,  obligation  or  liability,
    including   interest,    penalties   and    reasonable   attorneys'   fees
    (collectively,  "Losses")  incurred by  any  TDS  Indemnitee  relating to, resulting from or arising out of (a) any breach by Arvig or the Sellers in
    the  performance   of  their  respective   obligations  under  the  Merger
    Agreement, (b) the inaccuracy of any of the representations or  warranties made  by Arvig or the  Sellers in the Merger Agreement,  in any exhibit or schedule thereto, or in any other instrument delivered in accordance  with the provisions thereof, or (c) any action, suit, proceeding, assessment or judgment incident to any of the foregoing.  However, the Sellers shall not be required to indemnify  the TDS Indemnitees with  respect to any  Losses incurred  by any such TDS Indemnitees until, and then only insofar as, the
    Losses shall exceed in the aggregate $2,500,000.

     TDS has  agreed  to indemnify,  hold  harmless  and defend  the  Sellers,
    Arvig,  and each  of Arvig's  officers, directors,  employees, affiliates, subsidiaries, successors  and assigns  (the "Arvig  Indemnitees"), against all  Losses incurred by any of them relating to, resulting from or arising out of (a) any breach by TDS or Sub in the performance of their respective obligations under the Merger Agreement,  (b) the inaccuracy of  any of the representations made  by  TDS or  Sub  in  the Merger  Agreement,  in  any schedule or exhibit thereto, or in any instrument executed or delivered in
    accordance  with  the  provisions  thereof,  or  (c)  any  action,   suit,
    proceeding,  assessment  or  judgment incident  to  any of  the foregoing.
    However,  TDS shall  not be  required to  indemnify the  Arvig Indemnitees hereunder with respect to any Losses incurred by any such Arvig Indemnitee until,  and then  only insofar  as,  the Losses  exceed  in the  aggregate
    $2,500,000.

    Conditions

     The respective obligations of TDS, Sub, Arvig and the Sellers to effect the Merger are subject to the satisfaction of certain conditions, including, among others, (i) the approval of the Merger by holders of shares of Arvig Voting Stock entitling them to exercise the vote of a majority of the outstanding shares of Arvig Voting Stock, (ii) the TDS
    Common Shares to be issued pursuant to the Merger Agreement shall have been approved

                                       -23-

    for listing upon notice of issuance by the American Stock Exchange, (iii) the parties shall have received all governmental and regulatory approvals and actions necessary to consummate the transactions contemplated by the Merger Agreement, which are either required to be obtained prior to the Effective Time by applicable law or regulation or are necessary to prevent a material adverse effect on TDS and its subsidiaries, or Arvig and its subsidiaries, in each case, taken as a whole, (iv) the Registration
    Statement shall have become effective, and no stop order suspending the effectiveness of the Registration Statement of which this Proxy Statement-
    Prospectus is a part shall have been entered by the Commission, and (v) no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect.

     In addition, the obligations of TDS and Sub to effect the Merger are subject to the conditions that, (i) each of the representations and warranties of Arvig and the Sellers contained in the Merger Agreement shall be true and correct in all material respects at the Effective Time as though made at the Effective Time, except as affected by transactions contemplated by the Merger Agreement, and there shall have been delivered to TDS and Sub a certificate to such effect signed on behalf of Arvig and a representative of the Sellers, (ii) Arvig and the Sellers shall have performed in all material respects all obligations required to be performed by them under the Merger Agreement at or prior to the Effective
    Time, and there shall have been delivered to TDS and Sub a certificate to such effect signed on behalf of Arvig and a representative of the Sellers,
    (iii) TDS shall have received an executed copy of an agreement, in a form reasonably satisfactory to TDS, from each "affiliate" of Arvig for purposes of Rule 145 under the Securities Act, and (iv) TDS and Sub shall have received from counsel for Arvig, and from counsel for the Sellers, an opinion in form and substance reasonably acceptable to TDS and its counsel.

     The obligations of Arvig and the Sellers to effect the Merger are subject to the conditions that: (i) each of the representations and warranties of TDS and Sub contained in the Merger Agreement shall be true and correct in all material respects at the Effective Time as though made at the Effective Time, except as affected by transactions contemplated by the Merger Agreement, and there shall have been delivered to Arvig and the Sellers a certificate or certificates to such effect signed on behalf of TDS and Sub, (ii) TDS and Sub shall have performed in all material respects all obligations required to be performed by them under the Merger
    Agreement at or prior to the Effective Time, and there shall have been delivered to Arvig and the Sellers a certificate to such effect signed on behalf of TDS and Sub, (iii) Arvig and the Sellers shall have received from counsel for TDS and Sub an opinion in form and substance reasonably acceptable to Arvig, Sellers and their counsel, (iv) prior to mailing the Proxy Statement, Arvig shall have received a written opinion from Piper
    Jaffray to the effect that the consideration to be delivered in the Merger is fair from a financial point of view to the shareholders of Arvig, and such opinion shall not have been withdrawn or materially modified in any adverse manner prior to the Effective Time, and (v) since the date of the Merger Agreement, there shall have been no material adverse change in the condition, properties, business, or results of operations of TDS.

    Amendment; Termination

     Any of the provisions of the Merger Agreement may be amended at any time before or after the approval of the Merger Agreement by the shareholders of Arvig, except that no amendment subsequent to shareholder approval shall be made which by law requires further approval by such shareholders without such further approval and any amendment must be in writing signed on behalf of all of the parties to the Merger Agreement.

     The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the Merger Agreement,
    (i) by mutual consent of TDS and Arvig, (ii) by TDS or Arvig upon any material breach by the other party of any representation, warranty, covenant or agreement in the Merger Agreement if such breach is not cured within 15 business days of the breaching party's receipt of notice of such breach, or if any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger has become final and non-appealable, (iii) by TDS or Arvig, so long as such party has not materially breached its obligations hereunder, if the Merger shall not have been consummated before December 31, 1994, (iv) by TDS or Arvig if the shareholders of Arvig do not approve the Merger at the Arvig Meeting,
    (v) by TDS or Arvig in connection with an acquisition proposal from a third party and the Board of Directors of Arvig, in its reasonable good faith judgment determines, after consultation with outside counsel,

                                       -24-

    that the failure to terminate the Merger Agreement would violate its fiduciary duties to the holders of Arvig Shares, (vi) by TDS or Arvig if any conditions upon either party's obligation to consummate the Merger set fort in the Merger Agreement cannot be met, (vii) by Arvig upon exercise of the Sellers' Out, in the event TDS does not require Arvig to consummate the Merger in accordance with its rights to do so under the Merger
    Agreement as described in "The Merger - Exchange Consideration", or (viii) by TDS upon exercise of the Buyer's Out in the event Arvig does not require TDS to consummate the Merger in accordance with its rights to do so under the Merger Agreement as described in "The Merger - Exchange
    Consideration."

     In the  event of such termination, all further obligations of the parties under  the Merger Agreement  shall terminate without any  liability on the
    part  of   any  party,  except  with  respect  to  the  treatment  of  all confidential  information  furnished  by  each  party and  the  payment of certain expenses  and except  that nothing in the  Merger Agreement  shall relieve any party from liability for its breach of the Merger Agreement.

    Agent for Service of Process; Sellers' Representative

     Pursuant to the Merger Agreement, each of the Sellers has irrevocably appointed Hall, Byers, Hanson, Steil & Weinberger, P.A. as such Sellers agent (the "Agent") to receive notice, service or summons or any other legal process or pleading in any action, suit or proceeding against such Seller arising out of or in connection with any matter relating to the Merger Agreement. The Merger Agreement contemplates that the Sellers will enter into a Power-of-Attorney and Custody Agreement (the "Custody
    Agreement") with the Agent which will govern the relationship between the Sellers and the Agent.

     The Custody Agreement will also provide for the appointment of the Executive Committee of the Board of Directors of Arvig as Attorneys-in-
    Fact to each of the Sellers (the "Sellers' Representative").  The Sellers'
    Representative will have the authority, among other things, to:

         (i)    deliver each Seller's Arvig Shares to the Exchange Agent;

         (ii)   perform  each of  the  Seller's obligations  under  the Merger
                Agreement in order to effectuate the closing of the Merger, including the receiving or giving of consents and waivers;

         (iii)  to retain legal  counsel to advise and represent  the Sellers'
                Representative; and

         (iv)   to  make, exchange,  acknowledge  and deliver  all  such other contracts, orders, receipts,  notices, requests, instructions, certificates, letters  and other  writings, and in  general do all  things  and  to  take  all  actions  which  the  Sellers'
                Representative  may  consider  necessary  or   appropriate  in
                connection with or to carry out the Merger.

     Each of the  Sellers will be bound  by all agreements  and determinations
    made  by   and  documents   executed  and   delivered   by  the   Sellers'
    Representative.   The Sellers  will jointly  and severally  indemnify  the
    Sellers' Representative for  any and all liability, loss, cost,  damage or expense  (including attorneys' fees)  incurred or suffered as  a result of the  performance of their  duties under the Custody  Agreement, except for gross negligence or willful misconduct.

    Interests of Certain Persons in the Merger

     The directors of Arvig and their respective spouses and family members residing with such directors own an aggregate of 16,954 Arvig Shares. The directors will receive no extra or special benefit from the Merger not shared on a pro-rata basis with all other holders of Arvig Shares, except as set forth below.

     Release of Liability of Certain  Persons.  The Merger  Agreement provides that,  upon consummation of  the Merger, all present  and former officers,
    directors,  and  employees   of  Arvig  and  its  subsidiaries  ("Released
    Persons") will  be deemed to be  released and forever discharged  from all claims,  demands, causes  of  action by,  or  liability to  Arvig  and its subsidiaries which Arvig or its subsidiaries may have had arising prior to the Effective Time out of (i) any  transactions or relationships with such
    Released  Persons, (ii) the  operation of Arvig and  its subsidiaries, and
    (iii) any transactions or relationships between  Arvig or its subsidiaries and the  shareholders  of Arvig;  provided, however,  that  the  foregoing releases will not be  deemed effective upon the

                                       -25-

    consummation of the Merger unless prior to such time (i) each of Gilroy
    Arvig, Gregory Arvig, Michael Arvig,Gary Brunes, Bruce Brunes, Galeen
    Royce, Larry  Coulter, Marlene  Moser,  Conrad  Johnson and Lowell
    Johnson have executed and delivered a full and complete release of any and all claims that such person may have against Arvig, its directors, officers or affiliates (the "Mutual Release"), and (ii) Arvig shall have received from Arvig's directors and officers liability insurance carrier (A) written approval for such release, and (B) confirmation that such a release will not affect the insurance coverage currently provided to Arvig by such carrier. The Mutual Release has been executed and became effective on December 14, 1993.

     Indemnification.  TDS  has also agreed that  it will not cause  or permit
    Arvig or any of its subsidiaries to amend, modify or change any provisions of any By-laws of Arvig or any  of its subsidiaries as they existed on the date of the  Merger Agreement  if the operative effect  of such  amendment
    would   be  to   modify  in   any  respect   the  respective   rights  and
    responsibilities, including  the right  to appropriate  indemnification of
    any  officer, director  or employee.   TDS has further agreed  to cause or
    permit Arvig and  its subsidiaries  to maintain  directors' and  officers'
    insurance,  or to  extend coverage  under TDS's  existing policies,  for a period of one year  following the Effective Time, and may, at  its option, provide such insurance for an additional two years from such date.

     Issuance of Arvig  Shares.  Gilroy Arvig,  the president and a  member of the  Board of  Directors of Arvig, will  receive, subject  to the approval thereof  by holders  of Arvig  Voting Stock  owing at  least three-fourths
    (75%) of  the combined  voting power  of all  outstanding shares of  Arvig
    Voting Stock,  651 shares  of Arvig Nonvoting Stock,  as compensation,  in
    recognition of  more than  forty years  of service  to Arvig.   The shares
    issued to Gilroy Arvig  will be convertible into TDS Common Shares  in the
    Merger on  the same basis as  all other Arvig Shares.   Any such issuance,
    however,  would result in an adjustment in the computation of the exchange ratio for  Arvig Shares so  that the aggregate purchase price  paid by TDS for all  of the issued and  outstanding Arvig Shares,  on a  fully diluted basis, does not change from that otherwise  payable without regard to such event,  except to  the  extent of  the tax  benefits  resulting from  such issuance.  Accordingly, as a result of the issuance of New Arvig Shares to
    Gilroy Arvig,  the value  of the Exchange Consideration  received by  each other Arvig shareholder will be reduced.

     Employment Agreements.   TDS is  currently negotiating with Gilroy  Arvig
    and Greg  Arvig, the  president of  U.S. Link,  Inc. and  a member  of the
    Boards of  Directors of U.S. Link,  Inc. and Velstar  Systems, Inc.  and a
    member of  the  Arvig Executive  Committee, regarding  the possibility  of
    employment following  the Effective  Time.   In the event TDS  is able  to
    reach mutually acceptable  terms regarding employment with  either or both
    Gilroy or  Greg Arvig, each  of them  would be  required to enter into  an
    employment  agreement.   The  terms of  any such  arrangements, including,
    among other things, the term of employment, compensation and benefits have not been determined.

     Split-off.  Gilroy  Arvig, Greg Arvig, Mike Arvig,  the Vice President of
    Arvig and  a member of the  Boards of Directors  of Arvig, Arvig Telephone
    Company, Bridge Water Telephone Co., U.S. Link, Inc. and Velstar  Systems,
    Inc., and Lowell Johnson, a member of the Boards of Directors of Arvig, Arvig Telephone Company and Bridge Water Telephone Co. may become members of the Shareholder Group interested in acquiring the Long-Distance
    Subsidiaries. See "The Merger - Split-off." In the event that the Split-off occurs, members of the Shareholder Group would receive 100% of the equity of the Long-Distance Subsidiaries in lieu of all or a portion of the TDS Common Shares they would have otherwise received in the Merger.

    Registration and Listing

     TDS has  registered the TDS Common Shares issuable upon conversion of the
    Arvig Shares in the Merger pursuant to  a filing with the Commission of  a
    Registration Statement  on Form  S-4 with  respect to,  and will take  any actions  necessary  under  the  state  blue  sky  or  securities  laws  in
    connection  with, the  issuance of  such shares.   TDS  will use  its best
    efforts to  cause such shares to  be approved for  listing on the American
    Stock Exchange,  upon  official notice  of issuance,  at or  prior to  the
    Effective Time.

                                       -26-

    Certain Federal Income Tax Consequences

     The  following   discussion  summarizes   certain   federal  income   tax
    considerations involved  in the  exchange of Arvig Shares  for TDS  Common
    Shares in the  Merger.  Sidley  & Austin, counsel  to TDS, will  render an opinion to the effect that, among other things, the Merger will constitute a tax-free  reorganization, within  the meaning of Section  368(a) of  the
    Internal Revenue Code of 1986, as amended (the "Code").  Such opinion will be based  on certain  assumptions regarding future events  and subject  to certain  qualifications and  the opinion  of counsel  is not  binding upon
    either the  Internal  Revenue Service  (the  "IRS")  or the  courts.    In
    addition, the parties are not seeking an advance ruling  from the IRS with
    respect to these matters.   As a result, there is no  assurance that, upon
    review  of  the  transaction,  the  IRS will  not  reject  the conclusions contained in counsel's opinion and assert that the Merger does not qualify as  a tax-free reorganization.  Accordingly, this discussion addresses the tax consequences of the Merger in both circumstances.

     Tax-Free  Reorganization.    If  the  Merger  qualifies  as  a   tax-free
    reorganization within the meaning  of section 368(a) of the Code, no  gain or loss will be recognized by  a holder of Arvig Shares upon  the exchange of Arvig Shares solely for TDS Common Shares.  The aggregate basis of  the
    TDS  Common Shares  received in  the Merger  by a  holder of  Arvig Shares
    (including any  fractional TDS  Common Share for which  cash is  received)
    will be  the same as  the aggregate  basis of Arvig  Shares surrendered in exchange  therefor.  The holding  period of the TDS Common Shares received in  the Merger by a holder  of Arvig Shares (including  any fractional TDS
    Common Share for which cash  is received) will include  the holding period of Arvig Shares surrendered in exchange therefor, provided that the holder held Arvig Shares as capital assets as of the Effective Time.  A holder of
    Arvig Shares  who receives cash in  lieu of a  fractional TDS Common Share will  be treated as if the holder received the fractional TDS Common Share
    and  then received cash from TDS  in redemption thereof.   The holder will
    recognize gain or loss equal  to the difference between the amount of cash received  and the tax basis allocable to the  fractional TDS Common Share.
    This gain  or loss will be  capital gain or loss  provided that the holder held  his TDS Common Shares as capital assets  as of the Effective Time of the Merger,  and will  be long-term  capital gain or loss  if the  holding period of the TDS  Common Shares, as of  the Effective Time, is  more than one year.

     Taxable Exchange  of  Shares.    If  the  Merger  constitutes  a  taxable
    exchange of  shares, each  holder of Arvig  Shares will  recognize gain or loss equal  to the  difference between  the fair market value  of the  TDS
    Common Shares and/or cash, if applicable,  received in the Merger  and the holder's basis in the Arvig Shares surrendered in exchange therefor.  This gain or loss will be  capital gain or loss  provided that the holder  held his Arvig Shares as capital assets as of the Effective Time of the Merger, and will be long-term capital  gain or loss if the holding period of Arvig
    Shares, as of the Effective Time, is more than one year.

     Continuity  of   Interest  Test.    Although   there  are   a  number  of
    requirements  that must be satisfied in order for the Merger to qualify as a  tax-free reorganization,  one significant  issue regarding  whether the
    Merger qualifies as  tax-free relates to the continuity of  interest test.
    In order for this test  to be satisfied, the holders of Arvig  Shares must retain after the Merger a sufficient continuing interest in Arvig  through
    ownership  of  TDS  Common  Shares.    Under  the  interpretation  of  the
    continuity  of interest  test used by  the IRS for the  purpose of issuing advance rulings,  the test  will not  be satisfied  unless the  holders of
    Arvig Shares prior to  the Effective  Time retain, in  the aggregate,  TDS
    Common Shares with a value, as of the Effective Time, equal to at least 50 percent of  the value  of all  of the Arvig  Shares as of  the same  date.
    Sales or other  dispositions of TDS Common Shares that  are part of a plan of reorganization will be considered in determining whether the continuity of interest test is met.  If the sales or other dispositions of TDS Common
    Shares  are sufficient  to prevent  the continuity  of interest  test from being satisfied,  the Merger will constitute  a taxable  transaction, with the results described above.

     THE FEDERAL INCOME TAX DISCUSSION  SET FORTH ABOVE IS INCLUDED HEREIN FOR
    INFORMATIONAL  PURPOSES   ONLY  AND  IS   BASED  UPON   CURRENT  LAW   AND
    INTERPRETATIONS THEREOF.  BECAUSE THE TAX CIRCUMSTANCES OF EACH HOLDER  OF
    ARVIG SHARES MAY DIFFER, EACH HOLDER OF  ARVIG SHARES IS URGED TO  CONSULT
    HIS OR HER OWN TAX ADVISOR
                                        -27-

    CONCERNING  THE SPECIFIC  TAX CONSEQUENCES  OF THE  MERGER TO  THE HOLDER,
    INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND OTHER TAX LAWS.

    Accounting Treatment

     The  Merger  will   be  accounted  for  under  the  purchase  method  for
    accounting and financial reporting purposes.

    Regulatory Approvals

     The Merger must  be approved by the Minnesota Public Utilities Commission
    ("MPUC") which regulates providers  of telephone service within the  state of  Minnesota.  An application seeking such approval  was jointly filed by
    Arvig and TDS on February 16, 1994.  Notification of either the Merger, or other disposition of the long-distance operations of Arvig is required  to be  provided,  to  the  North  Dakota Public  Service  Commission  and the
    Wisconsin Public Service  Commission which regulate providers of telephone
    services within their  respective jurisdictions.   Joint filings  of Arvig
    and TDS providing notice to such Commissions will be made.

     The transfer  of certain licenses  pursuant to the  Merger is subject  to
    the approval of the FCC.   Applications seeking such approval were jointly
    filed by Arvig and TDS with the FCC in March, 1994.

     Transactions such as the Merger are reviewed by the Department of Justice ("DOJ") and the Federal Trade Commission ("FTC") to determine whether they comply with applicable antitrust laws under the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the
    "HSR Act"). The Merger may not be consummated until such time as certain information has been furnished to the DOJ and the FTC and the specified waiting period requirements of the HSR Act have been satisfied. Premerger
    Notification and Report Forms are being prepared and will be filed with the DOJ and the FTC under the HSR Act.

     The transfer of certain Cable TV franchises will require the approve of the Heartland Cable Commission, the City of Pine River, the City of
    Nisswa, the City of Lakeshore, Lake Edwards Township, and Ideal  Township.
    Applications for such approvals are in process.

     TDS and Arvig are aware of no other governmental or regulatory approvals required for consummation of the Merger, other than compliance with applicable securities and "blue sky" laws of various states.

    Appraisal Rights

     Any  holder  of  record  of  Arvig  Shares  who  follows  the  procedures specified  in Sections 302A.471  and  302A.473 of  the  Minnesota Business
    Corporation  Act (the  "Appraisal  Provisions") is  entitled to  have such shareholder's Arvig  Shares appraised  by the court in  Crow Wing  County,
    Minnesota  (the "Court") and to receive the "fair value" of such shares as determined by  the Court in lieu  of the Exchange  Consideration that such shareholder would otherwise be entitled to receive pursuant to the  Merger
    Agreement.  Reference is made to the Appraisal Provisions, copies of which are attached to this Proxy Statement-Prospectus as Annex C, for a complete
    statement  of the  appraisal  rights  of  dissenting  shareholders.    The
    following information  is qualified  in its entirety by  reference to  the
    Appraisal Provisions.

     If  a  holder  of  record  of   Arvig  Shares  elects  to  exercise  such
    shareholder's  right to an appraisal under  the Appraisal Provisions, such shareholder must satisfy ALL of the following conditions:

         (i) such shareholder must deliver a written notice of intent to demand the fair value of such shareholder's Arvig Shares to Arvig prior to the vote with respect to the Merger Agreement;

          (ii) such shareholder must not vote in favor of or consent in writing to the proposal to approve the Merger Agreement. A failure to vote will satisfy this condition, but voting in favor of or delivering a proxy in favor of the proposal to approve the Merger Agreement or an unmarked proxy will
                                       -28-

    constitute a waiver of such shareholder's right to appraisal and will nullify any written demand for appraisal; and

         (iii) Within 30 days after receipt of the notice of procedure for dissenting shareholders from Arvig (which Arvig must send to all dissenting shareholders who properly file notice of intent to assert dissenters' rights) such shareholder must demand payment (the "Initial
     Demand") and deposit their Arvig Shares with Arvig.

     Under the  Appraisal  Provisions,  record  holders of  Arvig  Shares  are entitled to  appraisal rights  as described above, and  the procedures  to perfect such rights must be carried out by and in the name of such holders
    of record.   Persons  who are  beneficial but  not record  owners of Arvig
    Shares  and who  wish  to exercise  appraisal rights  with respect  to the
    Merger must submit to Arvig, at the time of or before the assertion of the right, a written consent of the record holders of their shares.

     After  the corporate  action  takes effect,  or  after Arvig  receives an
    Initial Demand for payment, whichever is later, Arvig shall remit  to each dissenting  shareholder  who has  complied with  the conditions  set forth above an amount which Arvig  estimates to be the  fair value of the  Arvig
    Shares (plus interest commencing five days after the Effective Time)  held
    by  each dissenting shareholder.   Along with the  remittance, Arvig shall
    also send:  (i) a year end  balance sheet and statement of income  for any fiscal year of  Arvig ending 16 months or  less before the Effective Time, together with  the latest available interim  financial statements; (ii) an estimate  by  Arvig of  the  fair  value  of  Arvig  Shares  and  a  brief description of the method used to calculate the estimate, and (iii) a copy of the  Appraisal Provisions  together  with a  brief description  of  the procedures to  be followed in demanding supplemental payment, as described below.  If a dissenting  shareholder believes that the fair value of Arvig
    Shares  is greater than the amount remitted by Arvig, then, within 30 days after  Arvig mails  the remittance,  the dissenting  shareholder may  give written  notice to Arvig of  such shareholder's  own estimate of  the fair value  of  Arvig  Shares,  and  demand  payment  of  the  difference  (the
    "Supplemental Demand").   Within 60 days after  receiving the Supplemental
    Demand, Arvig shall either:  (i) pay the dissenting shareholder the amount demanded (or  such other  amount agreed to  by such  shareholder), or (ii)
    file a petition requesting that the Court determine the  fair value of the
    Arvig Shares.

     If  a  petition   is  filed,  the  Court  shall  determine  whether  each
    dissenting shareholder has  complied with the conditions in  the Appraisal
    Provisions, and shall determine  the fair value of the Arvig Shares.   The
    Court's  determination  of  fair  value   is  binding  on  all  dissenting
    shareholders.  Each dissenting shareholder is entitled to judgment for the amount, if  any, by  which  the Court's  valuation exceeds  Arvig's  prior
    remittance.   Such shareholder, however,  shall not be liable to Arvig for the  amount, if  any,  by  which Arvig's  remittance exceeds  the  court's valuation.  The costs of  the appraisal proceeding shall  be determined by the Court and assessed against Arvig, unless the  dissenting shareholder's demand is found to be arbitrary, vexatious, or not in good faith.

                                 BUSINESS OF TDS

     TDS is a diversified telecommunications service  company with established
    local  telephone,  cellular telephone  and radio  paging  operations.   At
    December 31, 1993, TDS operated 94 telephone subsidiaries ranging in  size from less than 500 to more than 40,000 access lines, serving approximately
    356,200  access lines  in 29  states; owned  or had  the right  to acquire cellular  interests representing  approximately  23.7  million  population equivalents;  and offered  paging service  through 17  customer operations
    centers  with  approximately  460,900  pagers  in  service.    "Population
    equivalents" means  the population  of a market, based  on 1993  Donnelley
    Marketing Service  Estimates, multiplied by  the percentage interests that
    TDS owns or  has the right to acquire in  an entity licensed or designated to receive a license by the FCC to construct or  operate a cellular system in such  market.  TDS's  business development  strategy is  to expand  its existing  operations  through  internal  growth  and  acquisitions and  to explore and  develop other  telecommunications businesses  that management believes  utilize  TDS's  expertise in  customer-based  telecommunications
    services.   Detailed information with respect  to TDS is  set forth in its
    Annual Report to Shareholders and on Form 10-K for the year

                                       -29-

    ended December 31, 1993 and the other documents which are being delivered with this Proxy Statement-Prospectus.


                        INFORMATION WITH RESPECT TO ARVIG

    Business of Arvig

     Arvig is a  Minnesota corporation organized in  1983 to act as  a holding company for various entities, including, among others:  two local exchange telephone companies,  Arvig Telephone  Company and  Bridge Water Telephone
    Co.; two  interexchange long-distance companies,  U.S. Link, Inc. and  ABT
    Long-Distance  Services,  Inc.;  a  cable  television  company,  Interlake
    CableVision, Inc.; a data processing company, North Country Data, Ltd.;  a fiber optic network services company, Velstar Systems, Inc.; and a company which  owns interests in  some of Arvig's cellular  telephone investments,
    Arvig  Cellular,   Inc.    Arvig  and   its  subsidiaries  currently  have
    approximately 160 full-time  employees.  The principal office of  Arvig is located at  2nd and  Main Street, Pequot Lakes,  Minnesota 56472,  and its
    telephone number is (218) 568-4115.

     Arvig Telephone Company and Bridge  Water Telephone Co.   Arvig Telephone
    Company ("ATC") is  a Minnesota corporation which was organized  under the name Pine River Rural Telephone Company in 1909.  In 1954, ATC amended its
    Articles of  Incorporation to  its present name.   ATC provides  telephone
    service to residential and commercial customers.  ATC serves approximately
    9,950  access lines  representing  approximately 9,000  customers.   ATC's
    service area is  located in the north central  region of Minnesota, in all or  portions of Cass, Crow Wing and Hubbard counties with the exception of the  Ash River  exchange  which  is located  in  the northern  portion  of
    Minnesota  along  the  Canadian  boarder,  in  St.  Louis and  Koochiching
    counties.   The  combined areas  cover approximately  1,364  square miles.
    Approximately 84% of ATC's access lines are residential  and approximately
    16% are business  lines.  ATC's service area  is restricted to those areas in which the MPUC has granted the right to provide service.  ATC also owns
    a  16.33%  interest   as  limited  partner  in  the  Duluth   MSA  Limited
    Partnership, which  operates the wireline  cellular radio telephone system for the Duluth Metropolitan Service Area (the "Duluth MSA").

     Bridge Water Telephone  Co. ("BWTC") is a Minnesota corporation which was organized in 1961 and acquired by  ATC in 1976.  In 1989, BWTC was made  a
    first  tier subsidiary  of  Arvig.   BWTC  provides telephone  service  to
    residential  and commercial  customers.   BWTC serves  approximately 5,300
    access lines  representing approximately  3,500 customers  in a  82 square mile area in Wright County, Minnesota.  Approximately 74% of BWTC's access lines  are residential and  approximately 26% are business  lines.  BWTC's service area  is restricted to  those areas in which the  MPUC has granted
    the  right to provide service.   BWTC also has a  division, PageLink, that
    provides  paging  services,   primarily  in  St.  Cloud,  Minnesota,  with
    approximately 1,200  pagers in  service.   PageLink  is the  market  share
    leader in the St. Cloud area.

     ATC  and  BWTC  currently have  contracts  with  long-distance  telephone carriers for the transmission  of long-distance service by ATC and BWTC to
    their customers.   ATC and BWTC  charge the subscriber  a toll set  by the
    long-distance carrier  and remit all  of the payment to the  carrier.  ATC and BWTC are compensated for the toll services they provide through access charges  to  the  carriers  based  on  rates established  by  the  FCC for interstate calls and by the MPUC for ATC and BWTC's intrastate calls.  See
    "Management's Discussion  and Analysis of  Financial Condition and Results
    of Operations."

     ATC  and  BWTC's contracts  with their  long-distance carriers  remain in
    effect unless  cancelled by either party.   If any  of these contracts are
    cancelled,  other long-distance  carriers are  available to  provide long-
    distance  service.  In the unlikely  event of a cancellation  of any long-
    distance  contract,  no  adverse  impact  upon  either  ATC  or  BWTC   is
    anticipated.

     Future growth and  attendant increased revenues  of ATC  and BWTC  depend principally on the future development of the area which they serve and the
    additional  telecommunications  needs  of  existing  subscribers.   Future
    growth and increased indebtedness may also result from upgrades in service and additional services
                                       -30-

    made possible by advances in technology. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     ATC and BWTC's policy is to upgrade their plant and equipment as required and to furnish to their customers technological advancements which are economical. In the past five years, ATC and BWTC have invested, or have committed to invest, approximately $13,195,000 in software and hardware upgrades and improvements.

     Arvig's management believes that the  current plant and equipment  in use at ATC  and BWTC  are considered adequate by  accepted telephone  industry
    standards.   With the current  plant and equipment  capacity, ATC and BWTC can reasonably expect to meet its needs for future customer growth.

     U.S. Link,  Inc. and  ABT Long-Distance Services  Inc.   U.S. Link,  Inc.
    ("Link") is a Minnesota  corporation organized in 1985.  Link acquired the assets of Advanced Business  Telephone, Inc. in 1991.  Link operates  as a long-distance carrier in  Minnesota, North  Dakota and part  of Wisconsin.
    Link  serves  approximately  27,000 customers,  including  6,800  business
    customers.   Link also provides private line services to a number of major
    entities,  including  the   State  of  Minnesota,  and  leases  additional
    facilities to other interexchange carriers and large businesses.

     Approximately 78 employees of  Arvig and  its subsidiaries are  dedicated to  Link,  of  which  approximately  24 of  such  employees  are primarily
    dedicated  to sales and marketing.   Link's current strategy for growth is
    focused on marketing and promotion.

     Link has  recently installed  a new  switch, which  will increase  Link's capacity for  trunks from 5,760 to approximately 7,680, or  an increase of
    approximately 33%.   With  additional  upgrades, the  new switch  has  the
    capacity to serve a  substantial number of additional trunks.  Link leases a digital fiber optic facility from Velstar Systems, Inc.

     Interlake CableVision,  Inc.   Interlake CableVision, Inc.  ("Interlake")
    is  a Minnesota  corporation  organized  in 1983.   Interlake  operates  a
    thirty-five  channel cable  television  system serving  the  region around
    Pequot  Lakes.     Interlake  serves  approximately  3,700  basic  service
    customers   in   addition   to   approximately   750   commercial   units.
    Approximately 6,750 homes are passed by cable with approximately 300 miles
    of cable in place.   All ancillary services,  such as accounting,  billing
    and system maintenance, are contracted through Arvig and ATC.

     North  Country  Data,  Ltd.    North Country  Data,  Ltd.  ("NCD")  is  a
    Minnesota corporation organized in 1987.  NCD provides data processing and
    billing  services exclusively  for Arvig  and its  subsidiaries.   The NCD
    system  has the capability for 90 to 155 work stations, which has provided sufficient capacity for the needs of Arvig and all of its subsidiaries.

     Velstar Systems, Inc.  Velstar  Systems, Inc. ("Velstar") is  a Minnesota
    corporation organized  in 1987.   Velstar operates a  fiber optic  network
    facility utilized by Link.   Velstar's entire network  is leased by  Link,
    which  uses  the  network  to  provide long-distance  service  to  its own customers and also leases private line services to commercial customers.

     Arvig Cellular, Inc. Arvig Cellular, Inc. ("Cellular") is a Minnesota corporation organized in 1987. Cellular owns (i) a 14.29% interest as general partner in the Cellular Mobile Systems of St. Cloud Partnership which holds the license granted by the FCC to operate the wireline cellular mobile radio system for the St. Cloud, Minnesota Metropolitan
    Statistical Area  (the "St.  Cloud MSA"),  and (ii)  4.01% of  the Class A
    Voting Common Stock and 3.78% of the  Class B Voting Common Stock of Rural
    Cellular Corporation, which owns the licenses to operate the wireline cellular mobile radio systems for Minnesota Rural Service Area numbers one, two, three, five and six.

                                       -31-

    Property of Arvig

     Arvig   owns  most  of  its   property  through   its  operating  company
    subsidiaries.   Each of  the  Arvig subsidiaries  owns and/or  leases  the property necessary to meet its business needs.

     The property of ATC and  BWTC consists principally of  tangible property,
    including   telephone   lines,   central   office   equipment,   telephone
    instruments, land and buildings related to telephone operations, and motor
    vehicles and  equipment.   Telephone lines  include  buried cable,  aerial
    cable, poles  and wire.   Central office equipment  consists of  switching
    equipment,  carrier   equipment  and   related   facilities.     Telephone
    instruments and related equipment are located on the subscribers' premises and  include private branch  exchanges.  ATC owns  an approximately 34,000 square foot office building located on Main and 2nd Street, Pequot  Lakes,
    Minnesota  which  it  maintains  as  its  headquarters.    BWTC  owns   an
    approximately  9,000  square foot  building  located on  316 Pine  Street,
    Monticello, Minnesota which it maintains as its headquarters.

     Interlake operates a thirty-five channel cable television system from head ends in Pequot Lakes and Hackensack, Minnesota. All physical plant for Interlake is less than twelve years old.

     Link leases the majority of its transmission facility needs from Velstar. Link owns a Northern Telcom DMS-250 switch, which is housed at the BWTC facility in Monticello, Minnesota. Link also leases space at the Pequot Lakes office, where its administrative offices are located and from which Link provides operator services and customer services for its customers.

     Velstar operates a  fiber optic network which  it leases to Link.   Parts
    of the network are owned by Velstar, and other parts are leased from other local telephone companies.

     NCD owns and leases computer  hardware and software necessary  to provide
    data  processing  services  to  Arvig  and the  Arvig  Subsidiaries.   The
    majority of the processing is performed on  a leased IBM AS/400 model  F60 and an owned IBM AS/400 model D35.

     The plant and equipment of the Arvig subsidiaries are maintained  in good
    operating  condition   and  are  suitable  and   adequate  for  the  Arvig
    subsidiaries' operations.

     In addition to its tangible property, Arvig owns indirectly, through ATC and Cellular, (i) a 16.33% interest as limited partner in the Duluth MSA;
    (ii) a 14.29% interest as general partner in the St. Cloud  MSA; and (iii)
    4.01% of the  Class A Voting Common Stock and 3.78% of  the Class B Voting
    Stock of Rural Cellular Corporation, which owns the licenses to operate the wireline cellular mobile radio systems for Minnesota Rural Service
    Area numbers one, two, three, five and six.

    Legal Proceedings of Arvig

     During  1991, the  Minnesota Department  of Public  Service (the  "MDPS")
    commenced an investigation  of affiliated transactions involving Arvig and certain of its subsidiaries.  While the MDPS has asserted that adjustments for these  transactions should  be made reducing the  annual revenues  for
    BWTC and  ATC by $141,052 and  $136,966, respectively, as  of the  date of this Proxy  Statement-Prospectus, no complaint  against either company has
    been filed  with the  MPUC.   Accordingly, as  of the  date of this  Proxy
    Statement-Prospectus, it is not possible to determine the outcome of  this investigation or its potential impact on Arvig.

     During  1992, the  MDPS  commenced an  investigation  of the  earnings of independent local exchange companies ("ILECs") in the  State of Minnesota,
    including  BWTC.   As of the date  of this  Proxy Statement-Prospectus, no
    complaint against BWTC has been filed with  the MPUC.  While the MDPS  has not sent any written notice, it appears that the matter may be closed.

     BWTC is also involved in a proceeding before the MPUC commenced in 1992 concerning, among other matters, the possible provision of Extended Area
    Services to the Minneapolis/St. Paul metropolitan area. This matter has not been closed by the MDPS.

                                       -32-

     In 1992, the  MPUC ordered  all entities  providing alternative  operator services ("AOS") to transient locations (e.g., hotels, pay telephones)  to
    include their  name  on any  bill sent  to  a  customer.   Currently,  two
    interexchange ("IXC")  carriers can  fully satisfy  this requirement.   In
    November 1992,  the MPUC  granted Link a  one year  waiver from compliance
    with  this  requirement.    Link,  along with  other  IXC  carriers, filed
    petitions  in  October  1993  requesting  either  an  exemption  from  the subcarrier identification requirement or another waiver.  The MPUC is  not expected  to rule  on  these  requests until  a further  investigation  is concluded.

     In  a statewide  1993  MPUC investigation  the  MDPS claims,  among other things, that: (1) transport facilities leased by Link to BWTC are actually local  exchange facilities; and  (2) ATC should have  obtained approval to establish transport facilities  from ATC's Pequot Lakes office to  an AT&T point of presence in Brainerd.  The  MDPS recommended to the MPUC that  it grant necessary approvals  for these facilities.  However, the  MPUC could deny approval, in which case Link, BWTC, and ATC would need to cease using
    their respective  facilities for these purposes.   As of  the date of this
    Proxy Statement-Prospectus, it is not possible to determine the outcome of this investigation or its potential impact on Arvig.

     In an Order dated February 16, 1993, the MPUC opened an investigation to determine whether a further proceeding to adjust access charges of ILECs is appropriate. As of the date of this Proxy Statement-Prospectus, it is not possible to determine what process the MPUC will follow in considering these comments or the outcome or potential impact of this matter on Arvig.

     In January 1991,  DialNet filed a  compliant against  Link alleging  that
    Link was  offering improper  discounts and had discriminatory  rates.   In
    December 1993, the MDPS announced its position that, except for  requiring
    Link to file all future promotional offerings with the MDPS, the complaint
    should be dismissed.   It is  not possible at  this time to determine  the
    outcome of this matter or its potential impact on Arvig.

    Changes in and Disagreements with Accountants of Arvig

     There have been no changes in or disagreements with the independent accountants of Arvig during the two most recent fiscal years or any subsequent interim period.

    Authorized and Outstanding Securities of Arvig

     The authorized  stock of  Arvig consists  of 1,000,000  shares of  Common
    Stock, par value $1.00 per share, divided  between 500,000 shares of Arvig
    Voting  Stock  and  500,000  shares  of  Arvig  Nonvoting  Stock.    Arvig
    shareholders do not have cumulative voting rights or preemptive rights  to
    purchase additional  securities.   On the  record date  set for the  Arvig
    Meeting, there  were outstanding  4,370 shares of Arvig  Voting Stock  and
    39,330 shares of Arvig Nonvoting Stock.

    Market for Shares and Dividends

     There is no  established public trading market  for Arvig Shares.   As of
    the Arvig Record Date there  were 25 record holders of Arvig Voting Stock,
    58  record holders  of Arvig  Nonvoting Stock,  and a  total of  59 record
    holders of Arvig Shares.   Arvig paid a dividend of  $7.50 per Arvig Share
    in January  1994, which  was declared  in 1993.   Arvig  paid dividends of
    $5.00 per  Arvig Share in  August 1993; 10.00 per Arvig  Share in February
    1993; and $10.00 per Arvig Share  in March, 1992.  Recently, the  Board of
    Directors of Arvig has stated  its intention to pay  and declare dividends four times per calendar year in an amount of $7.50 per Arvig Share in each quarter.  However, future dividends will  be subject to the  discretion of the Board  of Directors of  Arvig and will depend on,  among other things, future earnings, operating and financial conditions, capital requirements, general  business conditions  and certain  loan covenants  restricting the payment  of dividends and  requiring the maintenance of  certain net worth levels.

    Principal Shareholders of Arvig

     The following table sets forth as of the Arvig  Record Date for the Arvig
    Meeting information regarding the persons who beneficially own more than 5% of any class of voting securities of Arvig, except for certain

                                       -33-

    directors or executive officers, such information being set forth under "The Merger-Beneficial Ownership of Directors and Executive Officers."
    The nature of beneficial ownership in the table is sole voting and investment power except as otherwise set forth in the footnotes.

                                                            Number of Shares        Percent
    Name and Address                   Title of Class       Beneficially Owned      of Class
    -----------------                   --------------      ------------------       --------
    Dorris Coulter, Marlene Moser              Class A           1,215                 27.8%
    and Larry Coulter (1)                 Voting Stock
    P.O. Box 325
    Pine River, Minnesota 56474

    Allison Brunes (2)                      Class A                674                 15.4%
    Pequot Lakes, MN 56472                Voting Stock

    SVC Agreement (3)(4)
    c/o Larry Coulter                       Class A                2,296               52.5%
    P.O. Box 444                          Voting Stock
    Pequot Lakes, MN 56472

    --------------------------------
    (1) The shares listed are held by the persons named as trustees under a voting trust agreement which expires January 30, 2006, created to facilitate the stability and continuity of the management and control of Arvig. Under the terms of the voting trust, the trustees hold and vote the shares of Arvig Voting Stock held in the trust. If the voting trust were terminated, the following persons would each be deemed to own beneficially more than 5% of the outstanding Arvig Voting Stock: Larry A. Coulter, Marlene A. Moser, Rosella Johnson and Donovan Coulter.
    (2) Includes 158 shares held by her husband.
    (3) The  following persons are  all of the  parties to the  SVC Agreement:
        Lowell Johnson, Donabelle Gunderson, Conrad Johnson, Dwayne Johnson, Scott B. Johnson, Troy R. Johnson, Robert Coulter, Dorris Coulter, Marlene Moser, Rosella Johnson, Larry Coulter, Donovan Coulter, Misty Coulter, Gary Johnson, Bruce Brunes, Diane Brunes, Galeen Royce, Patricia Bartholomew, Eric Brunes, Gary Brunes and the trust identified in footnote (1). The trust identified in footnote (1) is the only party to the SVC Agreement that would be deemed to beneficially own more than 5% of Arvig Voting Stock. However, the parties to the SVC Agreement have agreed to act as a group with respect to the disposition of Arvig Shares. The SVC Agreement prohibits the disposition of Arvig Shares by the parties thereto unless first offering such shares to the other parties to the SVC Agreement. Additionally, the SVC Agreement prohibits the parties from voting in favor of any business combination unless the consideration to be received is equal to at least $1,200.00 per Arvig Share. All of the parties to the SVC Agreement have entered into and agreed to the terms of the Merger Agreement, pursuant to which the SVC Agreement will be terminated at the Effective Time of the Merger.
    (4) Includes the 1,215 shares held in the voting trust described in footnote (1).


    Beneficial Ownership of Directors and Executive Officers

        The following table sets forth as of the Arvig Record Date for the Arvig Meeting the beneficial ownership of the directors and executive officers of Arvig.

                                                        Number of Shares
                                                            of Class         Percentage
    Name                       Title of Class         Beneficially Owned       of Class
    ----                     --------------------     -------------------     ------------
    Gilroy Arvig             Class A Voting Stock              751(1)           17.2%
                             Class B Nonvoting Stock         2,664(2)            6.8%

    Greg Arvig               Class A Voting Stock              118               2.7%
                             Class B Nonvoting Stock         1,665(3)            4.2%

    Michael Arvig            Class A Voting Stock              118               2.7%
                             Class B Nonvoting Stock         1,665(4)            4.2%

    Gary Brunes              Class A Voting Stock              130               3.0%
                             Class B Nonvoting Stock         1,404(5)            3.6%

    Bruce Brunes             Class A Voting Stock              140               3.2%
                             Class B Nonvoting Stock         1,320               3.4%

    Larry Coulter            Class A Voting Stock            1,215(6)           27.8%
                             Class B Nonvoting Stock         2,285(7)            5.8%

    Conrad Johnson           Class A Voting Stock              159               3.6%
                             Class B Nonvoting Stock         1,192               3.0%

    Lowell Johnson           Class A Voting Stock              132(8)            3.0%
                             Class B Nonvoting Stock         1,926(9)            4.9%

    Marlene Moser            Class A Voting Stock            1,215(10)          27.8%
                             Class B Nonvoting Stock         1,699               4.3%

    Galeen Royce             Class A Voting Stock               82               1.9%
                             Class B Nonvoting Stock         1,532(11)           3.9%

    All directors and        Class A Voting Stock            2,845              64.8%
      officers as a group    Class B Nonvoting Stock        17,352              44.1%
      (a total of 10)

    -------------------------
    (1)    Includes 48 shares held by his wife.
    (2)    Includes 1,412 shares held by his wife.
    (3)    Includes 40 shares held by a son.
    (4)    Includes 40 shares held by a son.
    (5)    Includes 88 shares held by a son.
    (6)    All 1,215 shares are held  in the voting trust described in footnote
           (1) under "Information with Respect to Arvig - Principal Shareholders of Arvig," of which 258 (5.9% of class) are held for the benefit of Larry Coulter.
    (7)    Includes 861 shares held by his children.
    (8) Includes 32 shares held under an irrevocable trust agreement among Mildred Johnson, Ronald Johnson, Lowell Johnson, Donnabelle
           Gunderson, Conrad Johnson and Dwayne Johnson. The Trust was created to provide for the proper health, support and maintenance of Mildred Johnson. Under the terms of the trust, the trustees have shared voting and investment power with respect to the Arvig Shares held in the trust. Upon the death of Mildred Johnson, the Arvig Shares are to be distributed to the other parties to the trust agreement in equal shares.
    (9) Includes 826 shares held under the irrevocable trust agreement described in footnote 8.

    (10)   All 1,215 shares  are held in the voting trust described in footnote
           (1) under "Information with respect to Arvig - Principal Shareholders of Arvig," of which 240 (5.5% of class) are held for the benefit of Marlene Moser.
    (11)   Includes 168 shares held by her children.

    Directors and Executive Officers

      The Merger Agreement provides that the sole director of Sub will serve as the director of Arvig following the Merger. TDS anticipates that following the Merger a full board consisting of an undetermined number of members will be elected. It has not been determined what number, if any, of the present directors of Arvig will be elected to serve. The identities of the directors and executive officers of Arvig, their ages and terms of office as of the Arvig Record Date for the Arvig Meeting are set forth below:

                                                            Date First    Date      Date First
                                                             Elected    Current     Appointed
                                                                as        Term          as
    Name               Position(s)(1)           Age         Director    Expires       Officer
    -----              --------------------      ---         ----------   --------    -----------
    Gilroy Arvig     Director, President         60          1954(2)      1994        1954(2)
                     and Chief Executive
                     Officer

    Greg Arvig       Vice President-             32          --           --          1986
                     Engineering and Network
                     Operations of Arvig and
                     Director, President and
                     Chief Executive Officer
                     of Link

    Mike Arvig       Director and Vice           31          1984         1995        1986
                     President of Arvig

    Gary Brunes      Chairman of the Board       51          1984         1995        --
                     of Directors

    Bruce Brunes     Vice President-Plant        50          --           --          1992
                     Operations of Arvig
                     and President and Chief
                     Executive Officer of
                     Interlake

    Larry Coulter    Director of Arvig           45          1984         1995        1989
                     and Secretary of Link

    Conrad Johnson   Director and                45          1988         1996        1993
                     Treasurer of Arvig

    Lowell Johnson   Director                    52          1984         1994        --

    Marlene Moser    Director and                51          1980(2)      1994        1992
                     Secretary of Arvig

                                                            Date First    Date      Date First
                                                             Elected    Current     Appointed
                                                                as        Term          as
    Name               Position(s)(1)           Age         Director    Expires       Officer
    -----            -----------------          ----        -----------  --------     ----------
    Galeen Royce     Director and                43          1993         1996        --
                     Consultant to
                     Arvig

    __________________________________
    (1) Each person listed as a director or executive officer of Arvig holds the same position with ATC and BWTC.
    (2) Such dates refer to the first election as a Director or an Officer of Arvig Telephone Company prior to the formation of Arvig.

     Gilroy Arvig. Gilroy Arvig is the President and Chief Executive Officer of Arvig. For 40 years he has served as President of the Arvig family of companies having guided the Company's growth since 1954. He is an active participant in the telecommunications industry, including current involvement with the Minnesota Independent Coalition. He served with the Minnesota Telephone Association as President, Director, as member of the Compensation, Contracts and Tariffs Committee, and most recently, on the Industry Planning Committee. Gilroy Arvig has also been a director for several telecommunications corporations. Gilroy Arvig is actively involved in the Pequot Lakes community and currently serves as Director and Chairman of the Board of Pequot Lakes State Bank and the Pequot Lakes Medical Association.

     Greg Arvig. Greg Arvig is the Vice President of Engineering and Network Operations for Arvig and the President and Chief Executive Officer of Link. He is responsible for developing the internal engineering for all the Arvig companies. Greg also developed and is responsible for the Link long distance business. He has been employed by Arvig since 1978 and commenced full time employment with Arvig in 1982. Greg is actively involved on several telecommunications industry committees and is currently serving on the Board of Directors of Comptel, Inc. He is a graduate of Texas A&M University. Greg Arvig is the son of Gilroy Arvig.

     Mike Arvig. Mike Arvig is Vice President of Arvig. He has been employed by Arvig since 1978, with full-time employment commencing in 1986. He is a graduate of the University of Minnesota. Mike Arvig is the son of Gilroy Arvig.

     Bruce J. Brunes. Bruce Brunes is Vice President of Plant Operations for Arvig and President and Chief Executive Officer of Interlake. He has been employed with the Arvig companies for 27 years in various areas of operations. Mr. Brunes is Gilroy Arvig's nephew.

     Gary Brunes. Gary Brunes is Chairman of the Board of Directors of Arvig. He has been employed by Arvig since 1983. He is also a Director and Secretary of Rural Cellular Corporation, Switch 2000, Inc., Switch 2000 LLC. and a Director of Cellular 2,000, Inc. He attended the University of Minnesota. Mr. Brunes is Gilroy Arvig's nephew.

     Larry Coulter. Larry Coulter is a Director and a member of the Executive Committee of the Board of Directors of Arvig and is the Secretary of Link. He was employed by the Arvig companies from April 1977 to March 1992, most recently as Vice President of Information Systems. Prior to joining Arvig, Mr. Coulter was a programmer with Univac from 1973 to 1977. Mr. Coulter is a graduate of St. Cloud State University and has degrees in electronics and engineering from Wadena Technical College and Brainerd State Jr. College, respectively. Mr. Coulter is Gilroy Arvig's nephew.

     Conrad Johnson. Conrad Johnson is an owner and MIS Director of Johnson Telephone Co. in Remer, Minnesota. He is also a Director and Corporate Treasurer of Arvig. He has also been a Director of Arvig since April 1988 and elected as Corporate Treasurer in October 1992. Mr. Johnson is Gilroy Arvig's nephew.

     Lowell Johnson. Lowell Johnson is an owner of Johnson Telephone Co. in Remer, Minnesota and is President of the non-regulated side of the company. He has also served on the Johnson Telephone Co. Board of Directors since 1985. Mr. Johnson has also served on the Arvig Board of Directors since January 1984 and on the Link Board since May 1989. Mr. Johnson is Gilroy Arvig's nephew.

     Marlene Moser. Marlene Moser has worked for Arvig or its predecessor corporations in several different capacities over the past 30 years. She was elected to the Board of Directors of Arvig Telephone Company prior to the formation of Arvig in 1980 and to the position of Corporate Secretary in 1992. She has also served on the Interlake Board of Directors since its formation in May 1989. Ms. Moser is Gilroy Arvig's niece.

     Galeen Royce. Galeen Royce has served as Executive Director of the Waconia, Minnesota Chamber of Commerce since 1989. She has served on the Link Board of Directors since its formation in May 1989. She was elected to the Arvig Board on May 1, 1993, and is currently working as a consultant to the board. Ms. Royce is Gilroy Arvig's niece.

    Compensation of Officers

     The following table summarizes the compensation paid by Arvig to its chief executive officer and each other executive officer whose annual salary and bonus exceeds $100,000.

                                                                    Other
    Name and Principal Position        Year     Salary   Bonus   Compensation
    ----------------------------      -----    -------    -----   ------------

    Gilroy Arvig, President and        1993    $190,962  $18,580    $2,312(1)
      Chief Executive officer of Arvig

    Greg Arvig, President and          1993    $111,501  $ 8,500    $3,391(2)
      Chief Executive Officer of Link

    --------------------------
    (1) The amount shown represents $1,329.00 for insurance premiums paid during the covered fiscal year with respect to term life insurance for the benefit of the named executive and reimbursement of $983.00 for medical expenses pursuant to the Arvig Telephone Company Hospital, Surgical and Medical Reimbursement Plan.
    (2) The amount shown represents $914.00 for insurance premiums paid during the covered fiscal year with respect to term life insurance for the benefit of the named executive and reimbursement of $2,477.00 for medical expenses pursuant to the Arvig Telephone Company Hospital, Surgical and Medical Reimbursement Plan.

    Arvig Benefit Plans

     Arvig maintains a non-contributory, qualified pension plan for all full-time employees of Arvig and its subsidiaries known as the Arvig Telcom, Inc. Pension Plan (the "Arvig Plan"). The benefits are based upon years of service and the employee's average compensation during the five consecutive years of the last ten years of employment that the employee's compensation was the highest. The compensation used for plan purposes includes any basic salary or wages and excludes overtime, bonuses, commissions, and any other taxable compensation. The plan has a maximum limit on compensation, which for the Arvig Plan year beginning December 31, 1993 was $235,840. As a result of an amendment in 1993 to applicable tax laws, the maximum limit on compensation which may be recognized by the Arvig Plan will be reduced to $150,000 for the Arvig Plan year beginning December 31, 1994. Retirees having less than 30 years of service at the normal retirement date (after reaching age 65), will have their monthly pension reduced by 1/30th for each year of service less than 30. Employees electing early retirement receive a reduced pension based upon the amount of time between their early retirement date and their normal retirement date.

     The following table shows the estimated annual benefits that would be received by an Arvig employee retiring today at age 65 under the plan, assuming a life annuity or the payment of ten years annual benefits, whichever period is shorter. It assumes various specified levels of total years of service and of average annual compensation:

                                         Credited Years of Service

                   --------------------------------------------------------
    Average
    Compensation       15           20          25          30          35
    -------------
    $ 25,000      $ 4,550      $ 6,067     $ 7,583     $ 9,100     $ 9,100
      50,000        9,550       12,733      15,917      19,100      19,100
      75,000       14,550       19,400      24,250      29,100      29,100
     100,000       19,550       26,067      32,583      39,100      39,100
     125,000       24,550       32,733      40,917      49,100      49,100
     150,000       29,550       39,400      49,250      59,100      59,100
     175,000       34,550       46,067      57,583      69,100      69,100
     200,000       39,550       52,733      65,917      79,100      79,100
     225,000       44,550       59,400      74,250      89,100      89,100
     250,000       46,718       62,291      77,863      93,436      93,436
     300,000       46,718       62,291      77,863      93,436      93,436

     The 1993 compensation of Messrs. Gilroy Arvig and Greg Arvig covered by the pension plan was $190,962 and $111,501, respectively. The approximate credited years of service that will be used (at normal retirement) in calculating a pension benefit for Messrs. Gilroy Arvig and Greg Arvig are 48 and 44, respectively.

     Arvig also maintains a noncontributory medical plan known as the Arvig Telcom Employee Benefit Plan. All full-time employees are covered as of their first day of employment. The medical plan is self-insured and administered through Blue Cross/Blue Shield of Minnesota. Arvig provides additional medical benefits through the Arvig Telephone Company Hospital, Surgical and Medical Reimbursement Plan ("ATC Reimbursement Plan") and the Bridge Water Telephone Co. Hospital, Surgical and Medical Reimbursement Plan ("BWTC Reimbursement Plan"). The BWTC Reimbursement Plan covers employees of Arvig's Bridge Water Telephone Co. subsidiary; all other employees are eligible for the ATC Reimbursement Plan. These two plans cover all full-time employees with one year of service and provide benefits for procedures not covered by the Arvig Telcom Employee Benefit Plan, as well as reimbursement for deductibles and co-payments required thereunder. The maximum annual benefit under the ATC Reimbursement Plan is $1,500 per year and $5,000 under the BWTC Reimbursement Plan. Each of these plans allows the participants to carry any unused benefit forward for up to three years.

     Full-time employees are also provided life insurance in an amount equal to two times annual salary and long-term disability insurance.

     Directors, officers and employees are reimbursed for normal expenses incurred in the ordinary course of their duties for Arvig, including convention expenses.

     Finally, in connection with the Merger, TDS has consented to the adoption by Arvig of a severance plan (the "Severance Plan") which provides for the payment of certain benefits to employees dedicated to the long-distance operations of Arvig who are not covered by TDS's agreement regarding continued employment, as described in "The Merger-Employees of Arvig and its Subsidiaries." The benefits payable under the Severance Plan are based primarily on years of service and are payable by Arvig only upon the occurrence of the following events:

         (i)   TDS acquires Arvig pursuant to the Merger;

        (ii) Link is sold to a third party (other than the Shareholder Group) within two years of TDS's acquisition of Arvig;

       (iii) within 15 months of the closing of the sale of Link to such third party, the employment of any employee seeking severance benefits thereunder is terminated (other than for cause); and

       (iv) Arvig does not offer an equivalent position in pay, status and location.

    Compensation of Directors

     During 1993 directors received $250.00 for each regular meeting and special meeting attended, plus reimbursement for out-of-pocket expenses incurred in connection with such meetings. In addition to compensation for meetings, directors received $20 per hour for other services provided to the Board of Directors.

     Gary Brunes, Larry Coulter and Conrad Johnson received $250.00 for each Executive Committee meeting attended, plus reimbursement for out-of pocket expenses incurred in connection with such meetings.

     Larry Coulter, Conrad Johnson and Marlene Moser received $200.00 for each finance Committee meeting attended, plus reimbursement for out-of-pocket expenses incurred in connection with such meeting.

     Galeen  Royce provided  consulting  services  to the  Board  of Directors
    during  the  year 1993  at  $20  per hour.    Additionally, Larry  Coulter
    received $7,500.00 for Electronic Data Processing consulting.

     The following table sets forth the identity of each director and the amounts paid to such directors for such services during the year 1993:

                          BOARD      COMMITTEE        OTHER
                          FEES          FEES        SERVICES        TOTAL
                           ----      ---------      ---------      -------

    GILROY ARVIG       $  6,250                                   $  6,250
    MIKE ARVIG            6,500                                      6,500
    LARRY COULTER         7,350       $22,970       $  7,500        37,820
    GARY BRUNES           6,750        11,500                       18,250
    MARLENE MOSER         6,750         2,940                        9,690
    GALEEN ROYCE          5,000                        2,770         7,770
    LOWELL JOHNSON        5,350                                      5,350
    CONRAD JOHNSON        4,850        13,700                       18,550
                        --------      --------      --------      ---------
                        $48,800       $51,110       $ 10,270      $110,180
                        --------      --------      --------      ---------

    Certain Relationships and Related Transactions

     Transactions with Management and Others. From time to time over the last three years, Gilroy Arvig has engaged the services of Henson & Efron, P.A. to provide legal services in connection with his interest in acquiring Arvig, certain litigation between Gilroy Arvig and the Board of Directors of Arvig and other matters related to the process undertaken by the Executive Committee of the Board of Directors of Arvig in connection with the sale of Arvig. Since the beginning of the last fiscal year, Gilroy Arvig incurred $210,000 in legal fees related to such matters. In the course of negotiating the transactions contemplated by the Merger Agreement, Gilroy Arvig asserted that the legal services rendered since the beginning of the last fiscal year benefited Arvig and requested that the board pay for such services. Gilroy Arvig indicated that if such legal fees were not paid he would consider further litigation. In settlement of these matters and as part of the process of obtaining the Mutual Release, the Board of Directors of Arvig agreed to cause Arvig to pay the legal fees.

     Arvig leases and maintains certain real property owned by Virginia Arvig, the spouse of Gilroy Arvig. During 1993, Arvig paid $4,200.00 for the use of such real property.

     Indebtedness of Management. The books and records of Arvig disclose an account receivable from Gilroy Arvig, a director and the President and Chief Executive Officer of Arvig, in the amount of approximately $62,000. Such account receivable arises from payments by Arvig from June 1992 to November 1992 of certain (i) legal fees in the amount of approximately $36,000 which were subsequently determined to be obligations of Gilroy Arvig and not of Arvig and (ii) life insurance premiums in the amount of approximately $26,000 paid for by Arvig for a split-dollar life insurance policy insuring the lives of Gilroy Arvig and his wife and specifying Gilroy Arvig's children as beneficiaries. While such premiums would have been paid back to Arvig out of the proceeds of the policy following the death of the insured parties, Arvig has stopped paying the premiums and has requested repayment of the premiums already paid upon the closing of the Merger. There is no interest charged on such amounts.


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                   FINANCIAL CONDITION AND RESULTS OF OPERATION

     The following discussion is presented to assist in assessing the changes in financial condition and performance of Arvig Telcom, Inc. and Subsidiaries ("Arvig") over the three most recent years. The following information should be read in conjunction with the financial statements and related notes and other detailed information regarding Arvig included elsewhere in this registration statement.

     Arvig is a supplier of local exchange telephone services through its Arvig Telephone Company and Bridge Water Telephone Co. subsidiaries.
    Local exchange services are provided to subscribers within prescribed service areas and income is derived from subscriber fees charged to customers and access charges imposed pursuant to tariffs with long distance ("interexchange") telephone carriers. Both the fees charged to Arvig's local exchange customers for services and the access charges to interexchange carriers are based upon tariffed rates approved by the Minnesota Public Utilities Commission ("MPUC") for intrastate services and by the Federal Communications Commission ("FCC") for interstate services. Generally these rates are a function of a prescribed return on Arvig's investment in local exchange plant and equipment and its cost of services provided to its subscribers.

     Additionally, through its U.S. Link, Inc. subsidiary ("Link"), Arvig is a supplier of interexchange services to subscribers within Minnesota, North Dakota and Wisconsin. Interexchange income is derived through charges to subscribers based primarily upon the subscriber's minutes of long distance usage. Interexchange rates are determined by Arvig based upon market conditions and are subject to approval by the FCC, MPUC, Public Service Commission of North Dakota, and the Public Service Commission of Wisconsin.

     Arvig, through its Interlake CableVision, Inc. ("Interlake") subsidiary, provides cable television ("CATV") services to subscribers within its prescribed service areas. CATV income is derived through subscriber fees charged for basic service, cable programming, and premium tiers of service. The local franchising authority approves rates for the basic service tier. Maximum CATV rates for the cable programming tier are established by the FCC and are generally based upon the number of subscribers and the number of channels offered to subscribers. Premium tier rates are determined by Arvig based upon market conditions. On February 22, 1994 the Federal Communications Commission ("FCC") adopted revised regulations (which become effective on May 15, 1994) pursuant to the Cable Television, Consumer Protection and Competition Act of 1992. Such regulations require the reduction of CATV rates of certain companies by up to an additional seven percent (7%) following the previous requirement to reduce such rates by up to ten percent (10%) pursuant to regulations adopted by the FCC in April of 1993. The FCC has currently frozen cable TV rates pending completion of an FCC survey. Interlake, which is the only Arvig subsidiary that could potentially be impacted by the new regulations, accounted for approximately eight percent (8%) of Arvig's consolidated net income for the fiscal year ended December 31, 1993 and is a non-core business of Arvig. While Arvig's management does not believe that such regulations will have a material adverse affect on Arvig's consolidated net income, the future effect of such regulations cannot be determined at this time and depends on the actual amount by which Interlake will have to reduce CATV rates to comply with such regulations.

     Net income totaled  $2,452,627, $1,226,485, and $1,051,992 for  the three fiscal years ended 1993, 1992, and 1991 respectively, reflecting an increase of 100.0% in 1993 and 16.6% in 1992. Earnings per share were $56.12, $28.07, and $24.07 for the years ended December 31, 1993, 1992, and 1991, respectively. In general, the large increase in net income in 1993 was a result of an increase of $2,681,710 in operating revenues, while the increase in operating expenses was only $681,576. For a detailed discussion of the changes in net income for the three years ended December 31, 1993, 1992, and 1991, see the analysis set forth in "Operating Revenues", "Operating Expenses", and "Other Items" listed below.

    OPERATING REVENUES
     In the years ended December 31, 1993, 1992 ,and 1991, total operating revenues totaled $35,434,878, $32,753,168, and $25,137,595, respectively.
    This represents an increase of 8.2% in 1993 and 30.3% in 1992.

     Long distance carrier service (interexchange) revenue comprised most of the above increases. Interexchange revenue totaled $23,353,552, $21,911,853, and $13,815,597 for the years ended December 31, 1993, 1992, and 1991, respectively, an increase of 6.6% in 1993 and 58.6% in 1992. Increases in 1993 are due primarily to an increase in "800" service that has occurred as "800" number portability among interexchange carriers was mandated by the FCC. The increase of $8,096,256 in 1992 was caused by several factors. In mid 1991, a significant interexchange business expansion into the North Dakota marketplace was initiated through the acquisition of the assets of Advanced Business Telephone, Inc. ("ABT"). Interexchange revenues from ABT were $4,770,266 and $2,536,062 in 1992 and 1991, respectively, accounting for $2,234,204 of the increase in 1992. Additionally, approximately $3,000,000 of the 1992 increase resulted from an increase in customers obtained in equal access balloting and $1,000,000 of the increase is from increased "800" service. The remaining increase in 1992 is due to an increase in customers obtained through the efforts of a new telemarketing department.

     Local exchange revenues were $10,448,818, $9,350,512,  and $9,981,322 for the years ended December 31, 1993, 1992, and 1991, respectively, an increase of 11.7% in 1993 and a decrease of 6.3% in 1992. The increase of $1,098,306 in 1993 is due primarily to an increase in access revenues of approximately $900,000 and local exchange revenues of approximately $166,000. The access revenue increase is a result of an increase in access minutes billed; the local exchange revenue increase is due to an increase in access lines served ($61,000) and a rate increase ($105,000). The decrease of $630,810 between 1992 and 1991 is due to lower net access revenue ($275,000) and lower billing and collection (B&C) revenue ($442,000). During 1992, Link rerouted a portion of its interexchange traffic, bypassing Arvig's local exchange switch in Monticello, MN, causing a large decrease in the amount of access minutes billed. This decrease was partially offset by additional traffic created by a gain of approximately 640 access lines. The B&C revenue decrease was caused by the decrease in Link messages billed due to the rerouting discussed above and the implementation of a less favorable B&C agreement with AT&T.

     CATV revenues were $ 949,252, $890,010, and $769,054 for the years ended December 31, 1993, 1992, and 1991, respectively, an increase of 6.7% in 1993 and 15.7% in 1992. The increase in 1993 is primarily from growth in subscribers. The increase of $120,956 from 1991 to 1992 is due to a rate increase ($86,000) and an increase in subscribers.

     Operating revenues will not be impacted if the pending merger with Sub is not consummated.

    OPERATING EXPENSES
     Operating expenses totaled  $30,703,055, $30,021,479, and $22,792,465 for the years 1993, 1992, and 1991, respectively, an increase of 2.3% in 1993 and 31.7% in 1992.

     The costs of long distance carrier service ("interexchange expenses") comprised most of the above increase in 1992. Interexchange expense increased $1,146,750 (7.7%) and $6,904,774 (87.4%) in 1993 and 1992,
    respectively. Interexchange expenses are directly related to the level of interexchange revenue. See the discussion of interexchange revenue set forth in "Operating Revenues", above. The margins (interexchange revenue less interexchange costs) on long distance carrier service were 31.7%, 32.4%, and 42.8% of interexchange revenues for the years ended December 31, 1993, 1992, and 1991, respectively. The decrease in the margin from 1991 to 1992 was a result of increased competitive pressure and increased access costs.

     Depreciation and amortization expense decreased $280,261 (6.0%) in 1993 and increased $220,346 (5.0%) in 1992. The decrease in 1993 is a result of several intangibles related to Link's acquisition of ABT becoming fully amortized in early 1993. The increase in 1992 is due to accelerated depreciation expensed in connection with the early retirement of certain data processing equipment.

     Sales, marketing and customer service ("SM&C") expenses increased $3,160 in 1993 and decreased $292,534 (9.7%) in 1992. During 1992, expenses decreased approximately $445,000 as Link reduced its advertising campaign. The decrease was offset by increased expenses related to the start-up of a telemarketing department.

     General and administrative expenses decreased $62,841 (1.3%) and increased $259,894 (5.7%) in 1993 and 1992, respectively. The increase in 1992 was caused by an increase in legal and consulting fees related to the sale of Arvig.

     Operating expenses will not be impacted if the pending merger with Sub is not consummated.

    OTHER ITEMS
     Other income totaled $487,948, $288,899, and $250,594 for the years 1993, 1992, and 1991, respectively, an increase of 68.9% and 15.3% in 1993 and 1992, respectively. Other income includes Arvig's net income and/or loss from its investment in cellular partnerships. During 1993, net income from cellular investments increased approximately $134,000. The remainder of 1993's increase is due to an increase in interest income from the relatively larger cash balances maintained by Arvig during 1993.

     Interest expense totaled  $1,215,549, $1,147,482, and $1,121,709 for  the years 1993, 1992, and 1991, respectively, an increase of 5.9% in 1993 and 2.3% in 1992. Although total long-term debt decreased in 1993, interest expense increased as new borrowings had somewhat higher interest rates than the retired borrowings.

     Changes in income taxes generally reflect the changes in the level of pretax income and in deferred taxes.

     Effective January 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). SFAS 109 requires companies to record all deferred tax liabilities or assets for the deferred tax consequences of all temporary differences. Additionally, the statement requires that deferred tax balances be adjusted to reflect new tax rates when they are enacted into law. The cumulative effect of the implementation of SFAS 109 on years prior to 1993 did not have a material effect on net income. Income tax expense for 1993 reflects the new method of accounting; income tax expense for 1992 has not been restated.

    LIQUIDITY AND CAPITAL RESOURCES

     Cash and cash equivalents were  $6,072,534, $4,080,262, and $2,375,026 at
    December 31,  1993, 1992,  and  1991, respectively.   This  represents  an
    increase of 48.8% in 1993 and 71.8% in 1992.

     Cash flows from operating activities were $7,794,236, $6,479,304, and $4,829,939 in the years ended December 31, 1993, 1992 and 1991, respectively. Cash flows from operating activities increased 20.3% in 1993 over 1992 primarily due to an increase in net income. Additionally, increases in other current liabilities and deferred income taxes and a decrease in income taxes receivable contributed to the increase in operating cash flows in 1993. Cash flows from operating activities increased 34.1% in 1992 over 1991 primarily due to an increase in the level of accounts payable, as well as an increase in net income and non cash expenses, such as depreciation.

     Cash flows used in investing activities were $5,040,782 in 1993, $7,747,123 in 1992, and $10,028,462 in 1991. The 34.9% decrease for 1993 compared with 1992 reflects a $2,031,856 decrease in the amount of fixed asset additions and a decrease in the amount of investments and marketable securities which were purchased. The 22.7% decrease for 1992 compared with 1991 was attributable to a decrease in the level of marketable securities and investments purchased and a decrease in acquisition of intangibles and noncompete agreements (from the ABT acquisition), offset by an increase in the amount of property, plant and equipment purchases.

     Cash flows used by financing activities was $761,182 in 1993. Cash flows provided by financing activities were $2,973,055 in 1992 and $3,371,480 in 1991. During 1993, principal payments on long-term debt exceeded the amount of new borrowings by $105,682, as compared to 1992 when new borrowings exceeded principal payments by $3,469,429. Additionally, the amount of dividends paid increased $218,500. The decrease in cash provided by financing operations in 1992 as compared to 1991 was due to an increase in the level of principal payments made on long-term debt.

     In 1994, capital expenditures are expected to be approximately $6,753,000. The money is to be used primarily for fiber/copper cable and associated equipment . It is expected that internally generated funds as well as additional bank borrowing will be used to finance these improvements.

     It is expected that internally generated funds will be adequate to meet current and future operating needs of Arvig. However, while cash flows generated from operations are expected to be sufficient to meet the future operating needs of Arvig, future capital expenditures will require additional borrowing. The specific means of obtaining the financing and its resulting impact on the financial position and earnings capacity of Arvig have not been finalized. Currently, Arvig Telephone Company has applied for an Rural Electrification Administration ("REA") loan in the amount of $13,126,000 to cover anticipated plant upgrades from 1994 through 2000. The application is currently being reviewed by the REA.

     Management of Arvig believes that its liquidity and capital operating resources are presently adequate for its anticipated needs and will not be materially impacted if the pending merger with Sub is not consummated.

     Inflation and changing prices did not have a material effect on Arvig's financial position or earnings during the three years ended December 31, 1993.


                           DESCRIPTION OF ARVIG SHARES

     The Articles of Incorporation of Arvig authorize 1,000,000 shares of common stock, par value $1.00 per share, divided between 500,000 shares of Arvig Voting Stock and 500,000 shares of Arvig Nonvoting Stock. Arvig shareholders do not have cumulative voting rights or preemptive rights to purchase additional securities. On the record date set for the Arvig Meeting, there were outstanding 4,370 shares of Arvig Voting Stock and 39,330 shares of Arvig Nonvoting Stock.

     Each holder of a share of Arvig Voting Stock is entitled to one vote per share held by such holder on all matters submitted to a vote of shareholders. All issued and outstanding Arvig Shares are fully paid and non-assessable.

     Pursuant to the Minnesota Business Corporation Act, the Board of Directors of a corporation may declare and cause the corporation to pay dividends in cash, property, or the corporation's own shares so long as:
    (1) the corporation is not insolvent or would not be rendered insolvent by the payment of such dividends, (2) payment is not contrary to the Articles of Incorporation or Bylaws, and (3) the payment of dividends does not reduce the corporation's net assets below the aggregate preferential amount payable in the event of liquidation to the holders of shares having preferential rights.

     In the instance of Arvig there are no special dividend rights of the shareholders other than as provided by the Minnesota Business Corporation Act and there are no provisions in the Articles of Incorporation of Arvig restricting the payment of dividends.

     Upon liquidation of Arvig, the holders of Arvig Shares are entitled to share ratably in the distribution of all assets remaining after provision for the creditors of Arvig.

                          DESCRIPTION OF TDS SECURITIES

     The authorized capital stock of TDS consists of 100,000,000 TDS Common Shares, $1.00 par value, 25,000,000 Series A Common Shares, $1.00 par value, and 5,000,000 Preferred Shares, without par value. As of December 31, 1993, 43,503,584 TDS Common Shares (excluding 484,012 Common Shares held by a subsidiary of TDS), 6,881,001 TDS Series A Common Shares and
    441,851 TDS Preferred Shares were outstanding and 304,328 TDS Common Shares were issuable in connection with acquisitions.

    Voting Trust

     Over 90% of TDS's outstanding Series A Common Shares are held in a voting trust which expires on June 30, 2009. The voting trust was created to facilitate the long-standing relationships among the trustees' certificate holders. By virtue of the number of shares held by them, the voting trustees have the power to elect 75% of the Directors. The trustees of the voting trust are LeRoy T. Carlson, Jr., a director and the President and Chief Executive Officer of TDS, Walter C.D. Carlson, a director of TDS, Letitia G. Carlson, Donald C. Nebergall, a director of TDS, and Melanie J. Heald.

    Preferred Shares

     The Board of Directors of TDS is authorized by the Articles of Incorporation of TDS to issue Preferred Shares from time to time in series and to establish as to each series the designation and number of shares to be issued, the dividend rate, the redemption price and terms, if any, the amount payable upon voluntary or involuntary dissolution of TDS, sinking fund provisions, if any, voting rights, if any, and the terms of conversion into TDS Common Shares, if provided for. As of December
    31, 1993, an aggregate of 441,851 Preferred Shares of TDS were outstanding, all of which were issued in connection with acquisitions.

    Voting Rights

     With respect to the election of directors, the holders of TDS Common Shares, and the holders of Preferred Shares issued before October 31, 1981 (an aggregate of 12,453 shares), voting as a class, are entitled to elect 25% of the Board of Directors of TDS, rounded up to the nearest whole number. The holders of Series A Common Shares, and the holders of Preferred Shares issued after October 31, 1981 (an aggregate of 429,398 shares), voting as a class, are entitled to elect the remaining members of the Board of Directors of TDS. Furthermore, the Articles of Incorporation provide for the Board of Directors to be divided into three classes. Each class is elected for a three-year term. The Board of Directors currently consists of eleven directors. Accordingly, the holders of TDS Common Shares, and the holders of Preferred Shares issued before October 31, 1981, are entitled to elect three directors.

     The holders of TDS Common Shares and Preferred Shares are entitled to one vote per share and the holders of Series A Common Shares are entitled to ten votes per share. The holders of TDS Common Shares, Series A Common Shares and Preferred Shares vote as a single class, except with respect to the election of directors as discussed above and with respect to certain amendments to the Articles of Incorporation (e.g., amendments prejudicial to the holders of a class), as to which the Iowa Business Corporation Act grants class voting rights.

     If the number of Series A Common Shares issued and outstanding at any time falls below 500,000 (because of the conversion of Series A Common Shares or otherwise), the holders of Series A Common Shares would lose the right to vote as a separate class (with the holders of Preferred Shares issued after October 31, 1981) in the election of approximately 75% of the directors, and thereafter the holders of Series A Common Shares (with ten votes per share) would vote with the holders of TDS Common Shares and Preferred Shares as a single class in the election of directors. Management of TDS believes it is unlikely that the number of outstanding Series A Common Shares will fall below 500,000, because more than 6,000,000 Series A Common Shares are held in the voting trust described above, and the trustees of the voting trust have indicated that they have no present intention of converting Series A Common Shares into TDS Common Shares. However, if the number of outstanding Series A Common Shares falls below 500,000 with the consequences described above, then the TDS
    Common Shares listed on the American Stock Exchange may be delisted because the holders of such shares would not have the right, voting as a separate class, to elect approximately 25% of the Board of Directors.

    Dividend Rights and Restrictions

     Subject to the satisfaction of all Preferred Shares dividend preference and redemption provisions, holders of TDS Common Shares are entitled to receive such dividends as may be declared from time to time by the Board of Directors. Unless the same, or greater, dividends, on a per share basis, are declared and paid at the same time on the TDS Common Shares, no dividends may be declared or paid on the Series A Common Shares. As of December 31, 1993, the annual preferred dividend requirements on all outstanding Preferred Shares aggregated $2,378,000 ($856,000 of which is payable in additional Preferred Shares).

     In the case of stock dividends, the Board of Directors is authorized to permit both the holders of TDS Common Shares and Series A Common Shares to elect to receive cash in lieu of stock.

     Under TDS's loan agreements, at December 31, 1993, all of TDS's consolidated retained earnings ($89,689,000) were available for the payment of dividends on TDS Common Shares and Series A Common Shares.

    Conversion Rights

     The TDS Common Shares have no conversion rights. The Series A Common Shares are convertible, on a share-for-share basis, into TDS Common Shares. An aggregate of 182,855 shares of Preferred Shares were convertible into 836,369 TDS Common Shares as of December 31, 1993. An aggregate of 213,952 Preferred Shares are required to be redeemed at the option of the holder into (at TDS's option) a specified number of Common Shares of United States Cellular Corporation ("USM Common Shares"), a number of TDS Common Shares having a market value equal to the specified number of USM Common Shares, or a combination of USM Common Shares and TDS Common Shares.

    Other Rights

     The TDS Common Shares and Series A Common Shares have no redemption or sinking fund provisions. As of December 31, 1993, an aggregate of 273,523 Preferred Shares had mandatory redemption features or were redeemable at the option of the holder and an aggregate of 167,119 Preferred Shares were redeemable at the option of TDS.

     Upon liquidation, holders of TDS Common Shares and Series A Common Shares are entitled to receive a pro rata share of all assets available to shareholders after payment to holders of the Preferred Shares of $100 per share (or, in the aggregate, $44,185,200 as of December 31, 1993), plus a sum equal to the amount of all accumulated and unpaid dividends thereon at the dividend rate fixed for each series of Cumulative Preferred Shares by the Board of Directors. At January 31, 1994 there were no unpaid or accumulated dividends payable on the Preferred Shares.

     The holders of Series A Common Shares have a preemptive right to purchase any additional Series A Common Shares sold for cash, including treasury shares. Holders of TDS Common Shares and Preferred Shares have no preemptive rights.

    General

     All issued and outstanding TDS Common Shares and Series A Common Shares and Preferred Shares are fully paid and nonassessable, and all TDS Common Shares offered hereby will be fully paid and nonassessable when issued.

     The Transfer Agent and Registrar for the TDS Common Shares, Series A Common Shares and Preferred Shares is Harris Trust and Savings Bank, Chicago, Illinois.

     TDS  has  and  will  continue   to  distribute  annual  reports   to  its
    shareholders which will contain its audited financial statements.

          COMPARATIVE RIGHTS OF TDS SHAREHOLDERS AND ARVIG SHAREHOLDERS

     If the Merger is consummated, shareholders of Arvig, a Minnesota corporation, will become shareholders of TDS, an Iowa corporation, and their rights will be governed by the Iowa Business Corporation Act instead of the Minnesota Business Corporation Act, and by the Articles of Incorporation of TDS instead of the Articles of Incorporation of Arvig, which differ in many respects. In addition to the matters described above under "Description of Arvig Shares" and "Description of TDS Securities," there are other differences between the rights of shareholders in TDS, and those of shareholders in Arvig, certain of which are described in the following:

    Preferred Shares

     No dividends may be paid on the TDS Common Shares until all dividends due on Preferred Shares have been paid. In addition, the rights of holders of TDS Common Shares upon liquidation of TDS are subordinate to the rights of preferred shareholders. Arvig has no shares of capital stock with any dividend, liquidation or other preference.

    Limitation of Director Liability

     As permitted by Iowa law, the Articles of Incorporation of TDS includes a provision limiting or eliminating under certain circumstances directors' liability for monetary damages for breach of the duty of care. There is no similar provision in the Articles of Incorporation of Arvig.

     The above does not present an exhaustive listing of all such differences and certain differences may exist which may be of significance to particular shareholders. Any such shareholder should refer to the respective Articles of Incorporation and state corporation statutes, which are available in the offices of Arvig.

                                  LEGAL MATTERS

     The validity of the TDS Common Shares offered hereby will be passed upon for TDS by Sidley & Austin, Chicago, Illinois. Walter C.D. Carlson and Michael G. Hron, a Director and Secretary, respectively, of TDS, are members of that law firm. Mr. Carlson is also a trustee and beneficiary of the voting trust which controls TDS.

                                     EXPERTS

    TDS

     The audited consolidated financial statements and schedules of TDS incorporated by reference in this Proxy Statement-Prospectus have been audited by Arthur Andersen & Co., independent public accountants, as indicated in their reports incorporated by reference herein. Reference is made to the above said reports which include explanatory paragraphs with respect to the changes in the methods of accounting for cellular sales commissions, post retirement benefits other than pensions, and income taxes, and with respect to uncertainties related to certain legal proceedings, in which TDS is a defendant. The combined financial statements of the Los Angeles SMSA Limited Partnership, the Nashville/Clarksville MSA Limited Partnership and the Baton Rouge MSA
    Limited Partnership incorporated by reference in this Proxy Statement-Prospectus have been reviewed for compilation by Arthur Andersen & Co., as indicated in their report incorporated by reference herein. Reference is made to the above said report which includes explanatory paragraphs with respect to a contingency and a change in accounting method. The reports of other independent accountants, one of which includes explanatory paragraphs relating to contingencies, on the underlying financial statements which have been combined are incorporated by reference herein. The financial statements and schedules referred to above have been incorporated by reference in reliance upon the authority of such firms as experts in accounting and auditing in giving said reports.

    Arvig

     The consolidated balance sheets of Arvig and subsidiaries, as of December 31, 1993 and 1992 and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1993 which included reliance on opinions by another auditor have been audited by Olsen, Thielen & Co., Ltd., independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of such firm as experts in accounting and auditing in giving said report.

     The balance sheets of U.S. Link, Inc. and Subsidiary, Velstar Systems, Inc., and Interlake CableVision, Inc. (all wholly-owned subsidiaries of Arvig Telcom, Inc.) as of December 31, 1993 and 1992 and the statements of income, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1993 have been audited by Larson, Allen, Weishair & Co., independent public accountants, as indicated in their reports with respect thereto. These financial statements were relied upon by Olsen, Thielen & Co., Ltd., in giving their opinion on the financial statements of Arvig Telcom, Inc. and subsidiaries and the auditors reports are included herein in reliance upon the authority of such firm as experts in accounting and auditing in giving said reports.

                       INDEX TO ARVIG FINANCIAL STATEMENTS

      Fiscal 1993, 1992 and 1991 Annual Audited Statements:

    Independent Auditors' Report  . . . . . . . . . . . . . . . . .  F-2

    Reports of other Independent Auditors . . . . . . . . . . . . .  F-3

    Consolidated Balance Sheet as of December 31, 1993 and 1992 . .  F-6

    Consolidated Statement of Income for
    the years ended December 31, 1993, 1992 and 1991  . . . . . . .  F-8

    Consolidated Statement of Stockholders' Equity for
    the years ended December 31, 1993, 1992 and 1991  . . . . . . .  F-9

    Consolidated Statement of Cash Flows for
    the years ended December 31, 1993, 1992 and 1991  . . . . . . . F-10

    Notes to Financial Statements . . . . . . . . . . . . . . . . . F-12

                           INDEPENDENT AUDITORS' REPORT





    Board of Directors
    Arvig Telcom, Inc.
    Pequot Lakes, Minnesota


    We have audited the accompanying consolidated balance sheet of Arvig Telcom, Inc. and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of income, stockholders' equity, and cash flows for the three years in the period ended December 31 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of certain consolidated subsidiaries which statements reflect total assets of
    $16,813,756   and  $14,331,140   as   of  December 31,   1993   and  1992,
    respectively, and total revenues of $24,405,522 for 1993, $22,928,399 for 1992, and $14,703,611 for 1991. Those statements were audited by other auditors whose reports have been furnished to us, and our opinion, insofar as it relates to the amounts included for those consolidated subsidiaries, is based solely on the reports of the other auditors.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of the other auditors provide a reasonable basis for our opinion.

    In our opinion, based on our audits and the reports of the other auditors, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Arvig Telcom, Inc. and subsidiaries as of December 31, 1993 and 1992, and the consolidated results of their operations and their cash flows for the three years in the period ended December 31, 1993, in conformity with generally accepted accounting principles.



                                                   OLSEN, THIELEN & CO., LTD.


    St. Paul, Minnesota
    February 25, 1994

                           INDEPENDENT AUDITORS' REPORT





    Board of Directors
    U.S. Link, Inc.
    (A Wholly Owned Subsidiary of
     Arvig Telcom, Inc.)
    Pequot Lakes, Minnesota


    We have audited the accompanying consolidated balance sheets of U.S. LINK, INC. and Subsidiary (A Wholly Owned Subsidiary of Arvig Telcom, Inc.) as of December 31, 1993 and 1992, and the related consolidated statements of income and retained earnings, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of U.S. LINK, INC. and Subsidiary (A Wholly Owned Subsidiary of Arvig Telcom, Inc.) as of December 31, 1993 and 1992, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

    As discussed in Note 1, the Company changed its method of accounting for deferred income taxes.




                                            LARSON, ALLEN, WEISHAIR & CO.


    St. Cloud, Minnesota
    February 18, 1994

                           INDEPENDENT AUDITORS' REPORT





    Board of Directors
    Velstar Systems, Inc.
    (A Wholly Owned Subsidiary of
     Arvig Telcom, Inc.)
    Pequot Lakes, Minnesota


    We have audited the accompanying balance sheets of VELSTAR SYSTEMS, INC. (A Wholly Owned Subsidiary of Arvig Telcom, Inc.) as of December 31, 1993 and 1992, and the related consolidated statements of income and retained earnings, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of VELSTAR SYSTEMS, INC. (A Wholly Owned Subsidiary of Arvig Telcom, Inc.) as of December 31, 1993 and 1992, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

    As discussed in Note 1, the Company changed its method of accounting for deferred income taxes.




                                                 LARSON, ALLEN, WEISHAIR & CO.


    St. Cloud, Minnesota
    February 18, 1994

                           INDEPENDENT AUDITORS' REPORT





    Board of Directors
    Interlake Cablevision, Inc.
    (A Wholly Owned Subsidiary of
     Arvig Telcom, Inc.)
    Pequot Lakes, Minnesota


    We have audited the accompanying balance sheets of INTERLAKE CABLEVISION, INC. (A Wholly Owned Subsidiary of Arvig Telcom, Inc.) as of December 31, 1993 and 1992, and the related consolidated statements of income and retained earnings, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of INTERLAKE CABLEVISION, INC. (A Wholly Owned Subsidiary of Arvig Telcom, Inc.) as of December 31, 1993 and 1992, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

    As discussed in Note 1, the Company changed its method of accounting for deferred income taxes.




                                                 LARSON, ALLEN, WEISHAIR & CO.


    St. Cloud, Minnesota
    February 16, 1994

                       ARVIG TELCOM, INC. AND SUBSIDIARIES

                            CONSOLIDATED BALANCE SHEET
                            DECEMBER 31, 1993 AND 1992

    ==========================================================================
                                      ASSETS

                                                      1993             1992
                                               -------------    -------------
    CURRENT ASSETS:
       Cash and Cash Equivalents               $   6,072,534    $   4,080,262
       Marketable Securities                       1,936,504        1,962,359
       Due from Customers, Net of Allowance for
          Doubtful Accounts of $166,700
          and $145,000                             2,775,412        2,786,467
       Income Taxes Receivable                        11,127          338,191
       Other Accounts Receivable                   1,457,146        1,260,512
       Inventories                                   256,815          345,272
       Prepaid Expenses                              209,244          162,965
       Deferred Income Taxes                         398,149               --
                                                  ----------       ----------
          Total Current Assets                    13,116,931       10,936,028
                                                  ----------       ----------

    INVESTMENTS AND OTHER ASSETS:
       Notes Receivable                              441,314          344,202
       Investments                                 3,089,151        2,703,111
       Noncompete Covenants, Net of Amortization
          of $1,440,100 and $882,720               1,050,000        1,607,360
       Excess of Cost Over Net Assets of
          Consolidated Subsidiaries, Net of
          Amortization of $498,445 and $470,624      614,377          642,198
       Other Intangibles, Net of Amortization of
          $267,100 and $166,956                      514,483          603,898
       Other Assets                                  537,842          294,486
                                                   ---------        ---------
          Total Investments and Other Assets       6,247,167        6,195,255
                                                   ---------        ---------

    PROPERTY, PLANT AND EQUIPMENT:
       Telecommunications Plant in Service        46,842,001       42,619,407
       Cable Television Plant in Service           3,398,057        3,278,931
       Other Property                              2,968,809        3,511,706
       Plant Under Construction                      135,265          376,990
       Accumulated Depreciation                  (23,307,881)     (20,459,171)
                                                   ----------      ----------
          Net Property, Plant and Equipment       30,036,251       29,327,863
                                                   ----------      ----------


    TOTAL ASSETS                               $  49,400,349    $  46,459,146
                                                 ============      ==========

    The accompanying notes are an integral part of the consolidated financial statements.

                       ARVIG TELCOM, INC. AND SUBSIDIARIES

                            CONSOLIDATED BALANCE SHEET
                            DECEMBER 31, 1993 AND 1992

    ==========================================================================
                       LIABILITIES AND STOCKHOLDERS' EQUITY

                                                      1993             1992
                                               --------------   --------------
    CURRENT LIABILITIES:
       Current Portion of Long-Term Debt       $    2,026,075   $    1,330,000
       Accounts Payable                             3,073,055        3,003,707
       Dividends Payable                              327,750                -
       Accrued Taxes                                  305,701          240,866
       Accrued Pension                                423,907          278,344
       Other Current Liabilities                    1,097,030          795,653
                                                   ----------       ----------
          Total Current Liabilities                 7,253,518        5,648,570
                                                   ----------       ----------

    LONG-TERM DEBT                                 19,904,753       20,706,510
                                                   ----------       ----------

    DEFERRED CREDITS AND LIABILITIES:
       Investment Tax Credits                         587,151          730,805
       Income Taxes                                 3,770,301        2,988,153
       Other Liabilities                               49,914           19,773
                                                    ---------        ---------
          Total Deferred Credits and Liabilities    4,407,366        3,738,731
                                                    ---------        ---------


    STOCKHOLDERS' EQUITY:
       Common Stock - Class A Voting, $1 Par Value,
          500,000 Shares Authorized, 4,370 Shares
          Issued and Outstanding                        4,370            4,370
       Common Stock - Class B Nonvoting, $1 Par Value,
          500,000 Shares Authorized, 39,330 Shares
          Issued and Outstanding                       39,330           39,330
       Retained Earnings                           17,791,012       16,321,635
                                                   ----------       ----------
          Total Stockholders' Equity               17,834,712       16,365,335
                                                   ----------       ----------

    TOTAL LIABILITIES AND
           STOCKHOLDERS' EQUITY                $   49,400,349   $   46,459,146
                                              ===============     ============

    The accompanying notes are an integral part of the consolidated financial statements.

                                  ARVIG TELCOM, INC. AND SUBSIDIARIES

                                   CONSOLIDATED STATEMENT OF INCOME
                             YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991

    ==========================================================================
                                            1993            1992            1991
                                       ------------    -----------     ------------
    REVENUES:
       Long-Distance Carrier Services  $ 23,353,552    $21,911,853     $ 13,815,597
       Local Exchange Company Services   10,448,818      9,350,512        9,981,322
       Cable Television Services            949,252        890,010          769,054
       Other Services                       683,256        600,793          571,622
                                        -----------   ------------      -----------
          Total Revenues                 35,434,878     32,753,168       25,137,595
                                        -----------   ------------      -----------

    COSTS AND EXPENSES:
       Cost of Long-Distance Carrier
          Services                       15,952,675     14,805,925        7,901,151
       Maintenance and Rents              2,892,772      3,018,004        2,881,470
       Depreciation and Amortization      4,377,665      4,657,926        4,437,580
       Sales, Marketing and Customer
          Services                        2,718,366      2,715,206        3,007,740
       General and Administrative         4,761,577      4,824,418        4,564,524
                                         ----------     ----------       ----------
          Total Costs and Expenses       30,703,055     30,021,479       22,792,465
                                         ----------     ----------       ----------

    OPERATING INCOME                      4,731,823      2,731,689        2,345,130

    OTHER INCOME                            487,948        288,899          250,594

    INTEREST EXPENSE                     (1,215,549)    (1,147,482)      (1,121,709)
                                        -----------     ----------      -----------

    INCOME BEFORE INCOME TAXES            4,004,222      1,873,106        1,474,015

    INCOME TAXES                          1,551,595        646,621          422,023
                                        -----------     ----------      -----------

    NET INCOME                         $  2,452,627    $ 1,226,485     $  1,051,992
                                        ===========   ============      ===========

    EARNINGS PER SHARE                 $      56.12    $     28.07     $      24.07
                                        ===========   ============      ===========

    DIVIDENDS PER SHARE                $      22.50    $     10.00     $      10.00
                                        ===========   ============      ===========

         The accompanying notes are an integral part of the consolidated financial statements.

                                  ARVIG TELCOM, INC. AND SUBSIDIARIES

                            CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                             YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991

    ==============================================================================================
                                   Class A            Class B                       Total
                                 Common Stock      Common Stock       Retained  Stockholders'
                               Shares   Amount    Shares   Amount     Earnings      Equity
                              ----------------   ------------------   -------- ---------------
    BALANCE on
      December 31, 1990         4,370  $  4,370   39,330  $ 39,330  $14,917,158  $14,960,858

        Net Income                                                    1,051,992    1,051,992
        Dividends                                                      (437,000)    (437,000)
                              -------  -------- --------  --------  ----------- ------------

    BALANCE on
      December 31, 1991         4,370     4,370   39,330    39,330  $15,532,150   15,575,850

        Net Income                                                    1,226,485    1,226,485
        Dividends                                                      (437,000)    (437,000)
                              -------  -------- --------  --------  ----------- ------------

    BALANCE on
      December 31, 1992         4,370     4,370   39,330    39,330   16,321,635   16,365,335

        Net Income                                                    2,452,627    2,452,627
        Dividends                                                      (983,250)    (983,250)
                              -------  -------- --------  --------  ----------- ------------

    BALANCE on
      December 31, 1993         4,370  $  4,370   39,330  $ 39,330  $17,791,012  $17,834,712
                              =======  ======== ========  ========  =========== ============

         The accompanying notes are an integral part of the consolidated financial statements.

                                 ARVIG TELCOM, INC. AND SUBSIDIAIRIES

                                 CONSOLIDATED STATEMENT OF CASH FLOWS
                             YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991

    ==============================================================================================
                                                       1993          1992          1991
                                                      -----         -----         -----
    CASH FLOWS FROM OPERATING ACTIVITIES:
      Net Income                                   $ 2,452,627   $ 1,226,485   $ 1,051,992
      Adjustments to Reconcile Net Income to Net
        Cash Provided By Operating Activities:
          Depreciation and Amortization              4,377,665     4,657,926     4,437,580
          Equity in (Earnings) Losses of
            Investee Companies                         (90,007)       12,005       185,085
          Loss on Sale of Property and Equipment        11,505       128,399
          Loss (Gain) on Sale of Marketable Securities   7,174        (2,600)      (27,278)
          Changes in Assets and Liabilities:
            (Increase) Decrease in:
               Due from Customers                       11,055      (168,544)   (1,304,332)
               Income Taxes Receivable                 327,064       (21,622)      (43,999)
               Other Accounts Receivable              (196,634)       26,830       643,709
               Inventories                              88,457       102,818       (72,401)
               Prepaid Expenses                        (46,279)      (76,006)      129,229
            Increase (Decrease) in:
               Accounts Payable                         69,348     1,008,573      (348,550)
               Accrued Taxes                            64,835       (55,041)       97,258
               Accrued Pension                         145,563      (114,371)      142,442
               Other Current Liabilities               301,377        20,512       390,787
               Deferred Investment Tax Credits        (143,654)     (143,181)     (145,367)
               Deferred Income Taxes                   383,999      (124,169)     (299,456)
               Other Liabilities                        30,141         1,290        (6,760)
                                                    ----------    ----------    ----------
                 Net Cash Provided By
                   Operating Activities              7,794,236     6,479,304     4,829,939
                                                    ----------    ----------    ----------

    CASH FLOWS FROM INVESTING ACTIVITIES:
      Additions to Property, Plant and
        Equipment, Net                              (4,422,962)   (6,454,818)    (4,645,301)
      Issuance of Notes Receivable                    (100,000)           --             --
      Collection of Notes Receivable                     2,888            --         85,000
      Decrease in Equipment Contracts                       --            --       (255,192)
      Purchase of Investments                         (296,033)     (635,420)      (713,291)
      Sale of Investments                                   --            --         26,077
      Purchase of Marketable Securities               (199,305)     (569,047)    (1,086,774)
      Sale of Marketable Securities                    217,986       104,240        194,245
      Increase in Other Assets                        (243,356)     (164,597)       (38,473)
      Purchase of Noncompete Covenants                      --            --     (2,326,080)
      Increase in Other Intangibles                         --       (27,481)    (1,268,673)
                                                    ----------   -----------    -----------
        Net Cash Used in Investing Activities       (5,040,782)   (7,747,123)   (10,028,462)
                                                    ----------   -----------   -----------

         The accompanying notes are an integral part of the consolidated financial statements.

                           CONSOLIDATED STATEMENT OF CASH FLOWS (Continued)
                             YEARS ENDED DECEMBER 31, 1993, 1992  AND 1991

    ==============================================================================================
                                                       1993          1992          1991
                                                      -----         -----         -----
    CASH FLOWS FROM FINANCING ACTIVITIES:
      Proceeds from Issuance of Long-Term Debt     $ 1,618,320   $ 4,686,062   $ 4,710,301
      Principal Payments of Long-Term Debt          (1,724,002)   (1,216,633)     (687,195)
      Dividends Paid                                  (655,500)     (437,000)     (437,000)
      Principal Payment of Note Payable                     --       (59,374)     (214,626)
                                                  ------------   -----------   -----------
        Net Cash Provided By (Used In)
          Financing Activities                        (761,182)    2,973,055     3,371,480
                                                  ------------   -----------   -----------

    NET INCREASE (DECREASE) IN CASH AND
      CASH EQUIVALENTS                               1,992,272     1,705,236    (1,827,043)

    CASH AND CASH EQUIVALENTS
      At Beginning of Year                           4,080,262     2,375,026     4,202,069
                                                  ------------   -----------   -----------

    CASH AND CASH EQUIVALENTS
      At End of Year                               $ 6,072,534   $ 4,080,262   $ 2,375,026
                                                  ============   ===========   ===========

    NONCASH INVESTING ACTIVITY:
      Sale of Property, Plant and Equipment        $        --   $    32,000   $        --
                                                  ============   ===========   ===========

    NONCASH FINANCING ACTIVITY:
      Acquisition of Long-Distance Carrier         $        --   $        --   $   124,000
                                                  ============   ===========   ===========

      Refinancing of Note Payable by Issuance
        of Long-Term Debt                          $        --   $ 2,000,000   $        --
                                                  ============   ===========   ===========

         The accompanying notes are an integral part of the consolidated financial statements.

                       ARVIG TELCOM, INC. AND SUBSIDIARIES

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
    ==========================================================================

    NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    A. Description of Business - Arvig Telcom, Inc. owns and operates two independent telecommunications companies, Arvig Telephone Company and Bridge Water Telephone Company; one inter-exchange telecommunications carrier, U.S. Link, Inc; one cable television company, Interlakes Cable Vision, Inc.; one cellular telephone investing company, Arvig Cellular, Inc.; and two support service companies, North Country Data, Ltd. and Velstar Systems, Inc. In addition, U.S. Link, Inc. owns another inter-exchange telecommunications carrier, ABT Long Distance Service, Inc., and Arvig Telephone Company owns a finance support company, Arvig Finance, Inc.
    B. Consolidation - The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany transactions and accounts have been eliminated. The consolidated financial statements have been prepared in conformity with generally accepted accounting principles including certain accounting practices prescribed by the Federal Communications Commission (FCC) and the state regulatory commission in Minnesota.
    C. Cash Equivalents - For purposes of the statement of cash flows, the Company considers all temporary cash investments to be cash equivalents. These temporary cash investments are highly liquid debt securities held for cash management purposes that have insignificant risk of changes in value. Temporary cash investments at December 31, 1993 and 1992 totaled $4,026,227 and $1,175,674, respectively.

    D. Property and Depreciation - Property and equipment are recorded at original cost. Additions, improvements or major renewals are capitalized. If telecommunication or cable television plant assets are sold, retired or otherwise disposed of, the cost plus removal costs less salvage, is charged to accumulated depreciation. Any gains or losses on other property retirements are reflected in the current year operations.

    Depreciation is computed using the straight-line method based on estimated service or remaining useful lives. Depreciation expense was $3,703,069 in 1993, $3,663,936 in 1992, and $3,735,961 in 1991. Composite depreciation rates are as follows:
                                                     1993      1992      1991
                                                    -----     -----     -----
        Telecommunications Plant                       6.5%     7.0%     8.5%
        Cable Television Plant                         7.3      7.3      7.4
        Other Property                                15.3     17.5     13.1

    E. Inventories - Materials and supplies are recorded at average cost. Merchandise for resale inventories are recorded at the lower of average first-in, first-out cost or market. Inventories consisted of the following:
                                                           1993         1992
                                                          -----         -----
    Materials and Supplies                               $106,571     $ 91,752
    Merchandise for Resale                               150,244       253,520
                                                         --------      -------
    Total                                                $256,815     $345,272
                                                         ========     ========

                       ARVIG TELCOM, INC. AND SUBSIDIARIES

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

    ==========================================================================

    NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

    F. Investments - Cellular partnerships and the investment in Northern Fiber, Inc. are recorded on the equity method of accounting, which reflects original cost and recognition of the Company's share of income or losses from the investments. Other investments are recorded at cost which approximates market value.

    G. Revenue Recognition - Revenues are recognized when earned. Telephone network access and long-distance services are furnished jointly with other companies. Local exchange companies access charges are billed to long distance toll carriers based on interstate tariffs filed with the FCC by the National Exchange Carrier Association, and state tariffs filed with the state regulatory body. Access charge revenues and settlements are based on cost studies and on average schedules. Revenues based on cost studies are estimated pending finalization of the studies.

    H. Income Taxes and Investment Tax Credits - The provision for income taxes consists of an amount for taxes currently payable and a provision for tax consequences deferred to future periods. Effective January 1,
    1993,  the Company  adopted  Statement of  Financial  Accounting Standards
    (SFAS) No. 109, "Accounting for Income Taxes." Deferred income taxes are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of the adoption of SFAS 109 was not material to the financial statements. For financial statement purposes, deferred investment tax credits and excess deferred income taxes relating to depreciation of regulated assets are being amortized as a reduction of the provision for income taxes over the estimated useful or remaining lives of the related property, plant and equipment.

    I. Intangible Assets - The Company is amortizing intangible assets using the following periods:
           Noncompete Covenants                               3-5 Years
           Excess of Cost Over Net Assets
               of Consolidated Subsidiaries                    40 Years
           Other Intangible Assets                            3-5 Years

    J.  Earnings Per  Share  -  Earnings per  share  have been  calculated  by dividing net income by the weighted average number of common shares outstanding during each year. The weighted average shares outstanding were 43,700 for all years.

    NOTE 2 - MARKETABLE SECURITIES

    Marketable securities are recorded at the lower of aggregate cost or market value. Market values on December 31, 1993 and 1992 were approximately $2,048,000 and $2,067,000. Other income includes losses on sales of marketable securities of $7,174 in 1993 and gains on sales of $2,600 in 1992 and $27,278 in 1991. At December 31, 1993, gross unrealized gains pertaining to the marketable securities in the portfolio were approximately $111,500.

                       ARVIG TELCOM, INC. AND SUBSIDIARIES

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

    ==========================================================================

    NOTE 2 - MARKETABLE SECURITIES (Continued)

    Financial Accounting Standards Board Statement No. 115, "Accounting for Certain Investments in Debt and Equity Securities," effective in 1994, amends the rules to require debt and equity securities having readily determinable fair market values to be reported at their fair market value. The adoption of Statement No. 115 will not have a material effect on the Company's financial position or results of operations.


    NOTE 3 - NOTES RECEIVABLE

    The Company has several unsecured notes receivable from Cellular Mobile Systems of St. Cloud, a partnership which is partially owned by Arvig Cellular, Inc. The notes are due at various times during 1998. Interest rates fluctuate following the First Bank Minneapolis prime rate. On December 31, 1993, the rate was 6%. Interest is due annually; however, the partnership has elected to defer annual interest payments. The principal balance was $203,000 at December 31, 1993 and 1992.

    The Company has two unsecured notes receivable from Northern Fiber, Inc., which is 30% owned by the Company. The notes are due in 1995 and 1998. The interest rates on these notes are 6.4% and 8.5% and the interest payments are due annually. The principal balance was $109,202 at December 31, 1993 and 1992.

    The Company sold property on a contract for deed basis in 1992. The contract requires monthly payments of principal and 8% interest through January, 1998. The principal balance was $29,112 at December 31, 1993 and $32,000 at December 31, 1992.

    The Company has a $100,000 note receivable at December 31, 1993 with an unrelated entity. The note is part of REA's Economic Development loan program as disclosed in Note 6.


    NOTE 4 - INVESTMENTS

    Investments consist of the following:
                                                          1993         1992
                                                          ----         ----
       Cellular Partnerships                         $ 870,162     $ 629,092
       Northern Fiber, Inc.                             25,085        57,963
       Rural Telephone Bank Stock                      745,575       735,625
       Independent Telecommunications
           Network, Inc. Stock                         257,040       257,040
       U.S. Intelco Networks, Inc. Stock                39,497        39,497
       Minnesota Equal Access Network System,
          Inc. Stock                                   292,210       292,210
       Rural Cellular Corporation Stock                261,919       261,919
       RTFC Capital Term Certificates                  391,567       324,900
       St. Paul Bank for Cooperatives Stock            183,944        23,368
       Other                                            22,152        81,497
                                                    ----------    ----------
           Total                                    $3,089,151    $2,703,111
                                                    ==========    ==========

                       ARVIG TELCOM, INC. AND SUBSIDIARIES

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

    ==========================================================================

    NOTE 4 - INVESTMENTS (Continued)

    Cellular Partnerships consist of the following:

                                                     1993                        1992
                                      --------------------------------------   -------
                      Percent of                  Cumulative
        Company        Ownership       Cost     Income (Loss)     Total         Total
       --------       -----------     ------    -------------   ----------     --------
    Duluth MSA Limited   16.33%     $1,462,561    $(819,648)    $642,913       $558,139
    CMS of St. Cloud     14.29%        43,000       184,249      227,249         70,953
                                   ----------    ----------   ----------       --------
         Total                      $1,505,561    $(635,399)    $870,162       $629,092
                                   ==========    ==========   ==========       ========

    For the above partnerships, the Company's share of income (losses), net was $121,932 in 1993, $(12,005) in 1992, and $(181,012) in 1991. The
    Partnerships may require future capital contributions from the limited partners.

    Prior to April 1, 1991, the Company had partnership interests in two partnerships that operated rural cellular franchises. The Company's share of operating losses was $4,073 in 1991.

    On April 1, 1991, six partnerships (including the two referred to above) formed the Rural Cellular Corporation. The Company's investment in the partnerships was transferred to the new corporation. The Company has a 4.0% ownership, and the investment is accounted for using the cost method.


    NOTE 5 - NONCOMPETE COVENANTS

    As part of a 1991 acquisition, ABT Long Distance Services, Inc. entered into an agreement with former key individuals of Advanced Business
    Telephone, Inc. in which the Company agreed to make payments to these individuals in exchange for their agreement not to compete with the Company for periods of three to five years. The aggregate amount of these payments was $2,300,000.

    Additional noncompete covenants exist pertaining to the acquisition of Alexandria Long Distance in 1991 and Brainerd Telecom, Ltd. in 1988. These amounts are fully amortized at December 31, 1993.

                       ARVIG TELCOM, INC. AND SUBSIDIARIES

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

    ==========================================================================

    NOTE 6 - LONG-TERM DEBT

    Long-term debt is as follows:
                                                       1993            1992
                                                       ----            ----
        REA:
           2%                                     $  1,733,657     $ 1,869,217
           5%                                        1,416,316       1,464,223
        RTB:
           6.05%                                       208,950              --
           6.14%                                     2,731,050       2,731,050
           6.5%                                      1,625,156       1,687,360
           7.5%                                      5,005,991       5,101,646
           8.0%                                      1,012,954       1,043,702
        Deferred Interest                                   --              37
        REA Rural Economic Development Loan            100,000              --
        RTFC Notes                                   3,202,456       3,533,119
        St. Paul Bank for Cooperatives:
           Variable                                  4,600,919       3,673,500
           Fixed                                            --         459,194
        Contracts Payable                              293,379         473,462
                                                  ------------    ------------
           Total                                    21,930,828      22,036,510
        Less Amount Due Within One Year              2,026,075       1,330,000
                                                  ------------    ------------
           Long-Term Debt                         $ 19,904,753     $20,706,510
                                                  ============    ============

    The  mortgage notes  payable to  the Rural  Electrification Administration
    (REA), and the Rural Telephone Bank (RTB) are secured by substantially all assets of the Company's two telephone subsidiaries. The REA and RTB notes are payable in equal monthly and quarterly installments of principal and interest beginning two and three years after the date of the issue and will be fully repaid at various times from 1994 to 2021. Advance payments of $42,369 may be applied to these installments.

    Unadvanced loan funds on  an RTB loan commitment of $301,350 are available
    to the Company at December 31, 1993.   These funds are expected to be used
    to pay the outstanding balance of contracts payable for plant additions.

    The 0% Economic Development Loan is payable in monthly installments of $1,042 starting in July, 1995, and continuing through July, 2003. The proceeds from the loan were advanced to an unrelated entity from whom the Company has a note receivable which is collectible in monthly installments of $1,042 with 0% interest through the year 2003.

    The mortgage notes to the Rural Telephone Finance Company (RTFC) are payable in quarterly principal payments based on an amortization schedule. The final payments on the notes will be in 2004 and 2008. The interest rates are variable based on the cost of funds and are at 5.0% at December 31, 1993. The notes are secured by the stock of Bridge Water Telephone Company and substantially all assets of Arvig Telephone Company.

                       ARVIG TELCOM, INC. AND SUBSIDIARIES

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

    ==========================================================================

    NOTE 6 - LONG-TERM DEBT (Continued)

    The notes payable to the St. Paul Bank for Cooperatives are payable in quarterly principal installments of $319,401 plus interest. The interest rates for the variable portion were 5.5% to 5.8% at December 31, 1993 and 5.8% at December 31, 1992. These notes are secured by equipment, inventory and intangibles of ABT Long Distance Services, Inc., intangibles of U.S. Link, Inc. and substantially all of the assets of Interlake Cablevision, Inc.

    Unadvanced loan funds on St. Paul Bank for Cooperatives loan commitments of $3,458,082 are available to the Company as of December 31, 1993.

    The RTB stock, RTFC certificates, and St. Paul Bank for Cooperatives stock
    were   purchased  pursuant   to  loan   agreements  and   have  redemption
    restrictions.

    The  terms  of  the  various  notes  have  restrictions   on  investments,
    rerequisition of capital stock, and the payment of cash dividends.

    Principal   payments   required   during   the   next   five  years   are:
    1994 - $2,026,075;   1995 -   $2,076,591;    1996 -   $1,410,066;   1997 -
    $1,414,271; and 1998 - $1,449,171.


    NOTE 7 - NOTES PAYABLE

    The Company has an approved revolving term loan with the St. Paul Bank for Cooperatives effective through September 30, 1996. The Company must pay an annual commitment fee of .5% of the average unadvanced commitment. There was no balance outstanding at December 31, 1993.

    The Company had a sixty-month revolving line of credit from the RTFC which enabled the Company to borrow up to $3,500,000. The obligations on the line were unsecured and required quarterly interest payments at the prevailing bank prime rate plus 1.5%. The agreement also required that the loan balances be reduced to zero for at least five consecutive business days at least once a year. The Company had borrowed $2,000,000 against this line of credit, and in 1992 it refinanced the $2,000,000 with the RTFC mortgage note discussed in Note 6. At that time, this line of credit was terminated.

    The Company had another line of credit with identical terms for $900,000. This line expired in 1993 without the Company borrowing on it.

                       ARVIG TELCOM, INC. AND SUBSIDIARIES

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

    ==========================================================================

    NOTE 8 - EMPLOYEE RETIREMENT BENEFITS

    The Company has a defined benefit pension plan covering employees who meet certain age and service requirements. The benefits are based upon years of service and the employee's compensation during the five consecutive years of the last ten years of employment that the employee's compensation was the highest.

    The following table shows the plan's funded status and amounts recognized in the Company's balance sheet:

        Actuarial present value of benefit obligations:
                                                                   1993          1992
                                                                   ----          ----
           Vested                                               $1,564,491    $  986,039
           Nonvested                                                68,218        57,879
                                                               -----------    ----------
               Accumulated Benefit Obligation                    1,632,709     1,043,918
           Effect of Assumed Rate of Compensation Increases      1,541,864     1,234,721
                                                               -----------    ----------
               Projected Benefit Obligation for Service
                  Rendered to Date                               3,174,573     2,278,639
           Plan Assets at Fair Value Consisting of
               Group Annuity Contracts                          (2,103,791)   (1,825,492)
                                                                ----------    ----------
           Projected Benefit Obligation in Excess of (Less Than)
               Plan Assets                                       1,070,782       453,147
           Unrecognized Net Gain (Loss) From Past Experience
               Different From That Assumed and Effects of Changes
               in Assumptions (Being Recognized Over 10 Years)    (635,083)     (162,498)
           Unrecognized Obligation at January 1, 1989
               (Being Recognized Over 10 Years)                    (11,792)      (12,305)
                                                                ----------    ----------
                  Accrued Pension Expense                       $  423,907    $  278,344
                                                               ===========    ==========

                                                        1993         1992        1991
                                                        -----       -----       -----
        Pension expense included the following
           components:
               Service Cost - Benefits Earned During
                  the Period                         $  348,416  $  241,710   $  164,706
               Interest Cost on Projected Benefit
                  Obligation                            157,477     143,050      120,066
               Actual Return on Plan Assets            (136,477)   (115,685)    (156,565)
               Amortization and Deferral, Net             2,023      (4,600)      27,772
                                                    -----------  ----------   ----------
                  Net Pension Expense                $  371,439  $  264,475   $  155,979
                                                    ===========  ==========   ==========

    The following assumptions were used to determine the funded status of plan:
        Discount Rate                                   7.0%        7.5%         8.0%
        Rate of Increase in Compensation                5.5         5.5          5.5
        Expected Long-Term Rate of Return on
           Plan Assets                                  7.0         7.5          8.0

                       ARVIG TELCOM, INC. AND SUBSIDIARIES

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

    ==========================================================================

    NOTE 9 - INCOME TAXES AND INVESTMENT TAX CREDITS

    The provision for income tax expense consists of the following:
                                                    1993         1992       1991
                                                    -----       -----       -----
        Current Income Taxes:
           Federal                               $  994,117  $  718,117   $  677,732
           State                                    317,133     195,854      189,114
        Deferred Income Taxes:
           Federal                                  279,709     (91,757)    (256,678)
           State                                    104,290     (32,412)     (42,778)
        Investment Tax Credit:
           Amortized                               (143,654)   (143,181)    (145,367)
                                                 ----------  ----------   ----------
               Total Income Tax Expense          $1,551,595  $  646,621   $  422,023
                                                 ==========  ==========   ==========

    Deferred tax expense results primarily from temporary differences between depreciation expense for income tax purposes and depreciation expense recorded in the financial statements, other temporary differences are created by alternative minimum tax credits and certain expense accruals.

    Deferred tax assets and liabilities are comprised of the following at December 31, 1993:
        Assets:
           Accrued Liabilities                              $  342,663
           Alternative Minimum Tax Credit Carryforward         200,327
           Other                                                73,604
                                                           -----------
               Gross Assets                                    616,594
                                                           -----------
        Liabilities:
           Depreciation and Fixed Assets                     3,639,120
           Cellular Partnership Basis Difference               349,626
                                                           -----------
               Gross Liabilities                             3,988,746
                                                           -----------
        Net Deferred Tax Liability                           3,372,152
        Net Current Deferred Tax Asset                         398,149
                                                           -----------
           Net Noncurrent Deferred Tax Liability            $3,770,301
                                                           ===========

    The differences which cause the effective tax rate to vary from the statutory federal income tax rate of 34 percent are as follows:
                                                    1993       1992      1991
                                                    ----      ----      ----
        Statutory Rate                              34.0%     34.0%     34.0%
        Effect of State Income Taxes, Net of
           Federal Tax Benefit                       6.9       5.8       6.6
        Amortization of Investment Tax Credits      (3.6)     (7.6)     (9.9)
        Nondeductible Expenses                       3.0       4.1
        Other                                       (1.6)     (1.8)     (2.1)
                                                   -----     -----      ----
           Effective Rate                           38.7%     34.5%     28.6%
                                                   =====     =====      ====

                       ARVIG TELCOM, INC. AND SUBSIDIARIES

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

    ==========================================================================

    NOTE 10 - LEASES

    The Company has entered into various agreements to lease office space, fiber optic cable, and conduit space from independent third parties. The terms of the leases are from two to ten years. All leases will expire by October 1, 1998, but renewal options are available.
    Future minimum lease payments consist of the following:

       Year Ending December 31,                                Amount
       ------------------------                               ----------
           1994                                              $  355,364
           1995                                                 179,744
           1996                                                 143,834
           1997                                                 130,105
           1998                                                 108,421
                                                            -----------
               Total                                          $ 917,468
                                                            ===========

    Lease expense  for 1993,  1992, and 1991 was  $1,578,343, $1,533,933,  and
    $1,090,979.

    The Company has entered into various agreements to lease fiber optic cable and conduit space to independent third parties at a fixed cost for a period of 4 to 10 years. All leases are operating leases. These leases are accounted for on an as-earned basis and any prepayments are recorded as deferred lease income.

    Future minimum rentals to be received on non-cancelable leases are as follows:

       Year Ending December 31,                                Amount
       ------------------------                               ----------
           1994                                              $1,123,430
           1995                                                 576,033
           1996                                                 246,042
           1997                                                 139,294
           1998                                                 111,204
           Later Years                                          184,976
                                                            -----------
               Total                                          $2,380,979
                                                            ===========

    NOTE 11 - SUPPLEMENTAL CASH FLOW INFORMATION

                                           1993         1992          1991
                                           ----         ----          ----
        Cash Payments For:
           Interest                    $1,249,652     $1,163,084   $1,036,379
           Income Taxes                   984,186       930,500     1,120,443

                       ARVIG TELCOM, INC. AND SUBSIDIARIES

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

    ==========================================================================

    NOTE 12 - MERGER

    On December 14, 1993, the Company's board of directors approved a plan of merger with Telephone and Data Systems, Inc. (TDS). The merger calls for an exchange of Arvig Telcom, Inc. stock for TDS stock in a ratio based upon the market value of TDS stock at the date of closing and is intended to qualify as a tax free reorganization under the Internal Revenue Code. The merger will be accounted for under the purchase method of accounting for financial reporting purposes. The merger is subject to the approval of several governmental agencies, including the Minnesota Public Utilities Commission and the Federal Communications Commission.

                                                              ANNEX A

                           AGREEMENT AND PLAN OF MERGER


                                      Among


                         TELEPHONE AND DATA SYSTEMS, INC.


                          ARVIG ACQUISITION CORPORATION


                                ARVIG TELCOM, INC.


                                       and


                          CERTAIN OWNERS OF OUTSTANDING
                            SHARES OF CAPITAL STOCK OF
                                ARVIG TELCOM, INC.

                                TABLE OF CONTENTS
                                -----------------
                                                                      Page
                                                                      ----
                                    ARTICLE I
                                    THE MERGER

    1.1   Effective Time of the Merger  . . . . . . . . . . . . . . . . 6
    1.2   Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
    1.3   Effects of the Merger . . . . . . . . . . . . . . . . . . . . 7

                                    ARTICLE II
                 EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
                CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

    2.1   Effect on Capital Stock . . . . . . . . . . . . . . . . . . . 8
          (a)   Capital Stock of Sub  . . . . . . . . . . . . . . . . . 8
          (b)   Arvig Common Stock  . . . . . . . . . . . . . . . . . . 8
          (c)   Computation of Exchange Ratio
                for Arvig Common Stock  . . . . . . . . . . . . . . . . 8
          (d)   Shares of Dissenting Holders  . . . . . . . . . . . . . 10
          (e)   Adjustment of Prices and Exchange Ratios  . . . . . . . 10

    2.2   Exchange of Certificates  . . . . . . . . . . . . . . . . . . 11
          (a)   Exchange Agent  . . . . . . . . . . . . . . . . . . . . 11
          (b)   Exchange Procedures . . . . . . . . . . . . . . . . . . 11
          (c)   Distributions with Respect to Unexchanged
                Shares  . . . . . . . . . . . . . . . . . . . . . . . . 12
          (d)   No Further Ownership Rights in Arvig  . . . . . . . . . 13
          (e)   No Fractional Shares  . . . . . . . . . . . . . . . . . 13
          (f)   Termination of Exchange Fund  . . . . . . . . . . . . . 13
          (g)   No Liability  . . . . . . . . . . . . . . . . . . . . . 14

                                   ARTICLE III
                          REPRESENTATIONS AND WARRANTIES

    3.1   Representations and Warranties of Sellers
          Concerning the Transaction  . . . . . . . . . . . . . . . . . 14
          (a)   Binding Obligation; No Conflict . . . . . . . . . . . . 14
          (b)   Status and Effect of Delivery of the
                Arvig Common Stock  . . . . . . . . . . . . . . . . . . 15
          (c)   No Litigation . . . . . . . . . . . . . . . . . . . . . 15

    3.2   Representations and Warranties of Arvig . . . . . . . . . . . 15
          (a)   Subsidiaries; Organization; Standing
                and Power . . . . . . . . . . . . . . . . . . . . . . . 15
          (b)   Capital Structure . . . . . . . . . . . . . . . . . . . 16
          (c)   Authority . . . . . . . . . . . . . . . . . . . . . . . 17
          (d)   No Violation  . . . . . . . . . . . . . . . . . . . . . 17
          (e)   Consents  . . . . . . . . . . . . . . . . . . . . . . . 18
          (f)   Financial Statements  . . . . . . . . . . . . . . . . . 19
          (g)   Compliance with Applicable Law  . . . . . . . . . . . . 19
          (h)   Availability of Assets and Legality of Use  . . . . . . 20
          (i)   Title to Property . . . . . . . . . . . . . . . . . . . 20

          (j)   Patents, Trade Names, Trademarks and Other
                Rights  . . . . . . . . . . . . . . . . . . . . . . . . 20
          (k)   Real Estate . . . . . . . . . . . . . . . . . . . . . . 21
          (l)   Insurance . . . . . . . . . . . . . . . . . . . . . . . 21
          (m)   Environmental Conditions  . . . . . . . . . . . . . . . 22
          (n)   Bank Accounts; Powers of Attorney . . . . . . . . . . . 22
          (o)   Customers and Suppliers . . . . . . . . . . . . . . . . 22
          (p)   Accounts Receivable . . . . . . . . . . . . . . . . . . 23
          (q)   Litigation  . . . . . . . . . . . . . . . . . . . . . . 23
          (r)   Taxes . . . . . . . . . . . . . . . . . . . . . . . . . 23
          (s)   Benefit Plans . . . . . . . . . . . . . . . . . . . . . 24
          (t)   Absence of Certain Changes or Events  . . . . . . . . . 26
          (u)   No Undisclosed Liabilities  . . . . . . . . . . . . . . 27
          (v)   Information in Proxy Statement  . . . . . . . . . . . . 28
          (w)   Vote Required . . . . . . . . . . . . . . . . . . . . . 28
          (x)   Beneficial Ownership of TDS Common Stock  . . . . . . . 28

    3.3   Representations and Warranties of TDS and Sub
          (a)   Organization, Standing and Power  . . . . . . . . . . . 28
          (b)   Capital Structure . . . . . . . . . . . . . . . . . . . 29
          (c)   Authority . . . . . . . . . . . . . . . . . . . . . . . 29
          (d)   No Violation  . . . . . . . . . . . . . . . . . . . . . 29
          (e)   Consents  . . . . . . . . . . . . . . . . . . . . . . . 30
          (f)   SEC Documents . . . . . . . . . . . . . . . . . . . . . 30
          (g)   Compliance with Applicable Laws . . . . . . . . . . . . 31
          (h)   Litigation  . . . . . . . . . . . . . . . . . . . . . . 31
          (i)   Absence of Certain Changes or Events  . . . . . . . . . 32
          (j)   No Disclosed Material Liabilities . . . . . . . . . . . 33
          (k)   Interim Operations of Sub . . . . . . . . . . . . . . . 33
          (l)   Authorization for TDS Common Shares
                and Stock Exchange Listing  . . . . . . . . . . . . . . 33
          (m)   Information Supplied  . . . . . . . . . . . . . . . . . 33

                                    ARTICLE IV
                    COVENANTS RELATING TO CONDUCT OF BUSINESS

    4.1   Covenants of Arvig and TDS  . . . . . . . . . . . . . . . . . 34
          (a)   Ordinary Course . . . . . . . . . . . . . . . . . . . . 34
          (b)   Dividends; Changes in Stock . . . . . . . . . . . . . . 34
          (c)   Issuance of Securities  . . . . . . . . . . . . . . . . 35
          (d)   Governing Documents . . . . . . . . . . . . . . . . . . 35
          (e)   Acquisition Proposals . . . . . . . . . . . . . . . . . 35
          (f)   No Acquisitions . . . . . . . . . . . . . . . . . . . . 36
          (g)   No Dispositions . . . . . . . . . . . . . . . . . . . . 36
          (h)   Indebtedness; Leases  . . . . . . . . . . . . . . . . . 36
          (i)   Employee Arrangements . . . . . . . . . . . . . . . . . 37

    4.2   Covenants of TDS  . . . . . . . . . . . . . . . . . . . . . . 37
          (a)   Ordinary Course . . . . . . . . . . . . . . . . . . . . 37
          (b)   Mergers . . . . . . . . . . . . . . . . . . . . . . . . 37
          (c)   SEC Information . . . . . . . . . . . . . . . . . . . . 38

                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

    5.1   Preparation of S-4 and the Proxy Statement  . . . . . . . . . 38
    5.2   Letter of Arvig's Accountants . . . . . . . . . . . . . . . . 38
    5.3   Access to Information . . . . . . . . . . . . . . . . . . . . 38
    5.4   Shareholders Meeting  . . . . . . . . . . . . . . . . . . . . 39
    5.5   Legal Conditions to Merger  . . . . . . . . . . . . . . . . . 39
    5.6   Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . . 39
    5.7   Employee Benefit Plans  . . . . . . . . . . . . . . . . . . . 40
    5.8   Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . 40
    5.9   Brokers of Finders  . . . . . . . . . . . . . . . . . . . . . 40
    5.10  Additional Agreements; Reasonable Efforts . . . . . . . . . . 40
    5.11  Conduct of Business of Sub. . . . . . . . . . . . . . . . . . 41
    5.12  No Dissolution, Etc.  . . . . . . . . . . . . . . . . . . . . 41
    5.13  No Action . . . . . . . . . . . . . . . . . . . . . . . . . . 41
    5.14  Distribution Agreement; Spin-off  . . . . . . . . . . . . . . 41
    5.15  Directors' and Officers' Liability  . . . . . . . . . . . . . 42
    5.16  Maintenance of Records  . . . . . . . . . . . . . . . . . . . 42

                                    ARTICLE VI
                               CONDITIONS PRECEDENT

    6.1   Conditions to Each Party's Obligation to Effect
          the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . 42
          (a)   Shareholder Approval  . . . . . . . . . . . . . . . . . 43
          (b)   AMEX Listing  . . . . . . . . . . . . . . . . . . . . . 43
          (c)   Other Approvals . . . . . . . . . . . . . . . . . . . . 43
          (d)   S-4 . . . . . . . . . . . . . . . . . . . . . . . . . . 43
          (e)   No Injunctions or Restraints  . . . . . . . . . . . . . 43

    6.2   Conditions of Obligations of TDS and Sub  . . . . . . . . . . 43
          (a)   Representations and Warranties  . . . . . . . . . . . . 43
          (b)   Performance of Obligations  . . . . . . . . . . . . . . 44
          (c)   Letters from Arvig Affiliates . . . . . . . . . . . . . 44
          (d)   Legal Opinion . . . . . . . . . . . . . . . . . . . . . 44

    6.3   Conditions of Obligations of Arvig
          and the Sellers . . . . . . . . . . . . . . . . . . . . . . . 44
          (a)   Representations and Warranties  . . . . . . . . . . . . 44
          (b)   Performance of Obligations of TDS and Sub . . . . . . . 44
          (c)   Legal Opinion . . . . . . . . . . . . . . . . . . . . . 44
          (d)   Fairness Opinion  . . . . . . . . . . . . . . . . . . . 45
          (e)   No Adverse Changes  . . . . . . . . . . . . . . . . . . 45

                                   ARTICLE VII
                            TERMINATION AND AMENDMENT

    7.1   Termination . . . . . . . . . . . . . . . . . . . . . . . . . 45
    7.2   Effect of Termination . . . . . . . . . . . . . . . . . . . . 46
    7.3   Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . 46
    7.4   Extension; Waiver . . . . . . . . . . . . . . . . . . . . . . 46

                                   ARTICLE VIII

    8.1   By the Sellers to TDS . . . . . . . . . . . . . . . . . . . . 46
    8.2   By TDS to Arvig and the Sellers . . . . . . . . . . . . . . . 47

                                    ARTICLE IX
                                GENERAL PROVISIONS

    9.1   Survival of Representations, Warranties . . . . . . . . . . . 47
    9.2   Agreement of Sellers, Designation of Sellers Agent  . . . . . 47
    9.3   Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
    9.4   Interpretation  . . . . . . . . . . . . . . . . . . . . . . . 49
    9.5   Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . 49
    9.6   Entire Agreement; No Third Party Beneficiaries  . . . . . . . 49
    9.7   Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . 49
    9.8   Governing Law . . . . . . . . . . . . . . . . . . . . . . . . 50
    9.9   Consent to Jurisdiction . . . . . . . . . . . . . . . . . . . 50
    9.10  Agent for Service . . . . . . . . . . . . . . . . . . . . . . 50
    9.11  Publicity . . . . . . . . . . . . . . . . . . . . . . . . . . 50
    9.12  Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . 51
    9.13  Obligation of TDS . . . . . . . . . . . . . . . . . . . . . . 51

                           AGREEMENT AND PLAN OF MERGER

                THIS AGREEMENT AND PLAN OF MERGER is made and entered into as of the 14th day of December, 1993 (the "Agreement"), among TELEPHONE AND DATA SYSTEMS, INC., an Iowa corporation ("TDS"), ARVIG ACQUISITION CORPORATION, a Minnesota corporation and a wholly-owned subsidiary of TDS ("Sub"), and ARVIG TELCOM, INC., a Minnesota corporation ("Arvig"), and those owners of capital stock of Arvig who execute this Agreement (the "Sellers").

                WHEREAS, by letter dated October 9, 1993, TDS made a proposal for the acquisition of Arvig;

                WHEREAS, on October 15, 1993, the holders of a majority of the outstanding shares of Class A Voting Common Stock of Arvig executed a counterpart of the proposal and delivered it to TDS (the "Letter of Intent");

                WHEREAS, the Sellers and the respective Boards of Directors of TDS, Sub and Arvig deem it desirable to accomplish the acquisition of Arvig by TDS by means of the merger of Sub with and into Arvig (the "Merger"); and

                WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

                NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants and agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                    THE MERGER

                1.1 Effective Time of the Merger. Subject to the provisions of this Agreement, Articles of Merger (the " Articles of Merger") shall be duly prepared, executed and acknowledged on behalf of Arvig and Sub and thereafter delivered to the Secretary of State of the State of Minnesota, for filing, as provided in the Minnesota Business Corporation Act (the "MBCA"), as soon as practicable on or after the Closing Date (as defined in Section 1.2). The Merger shall become effective upon the filing of the Articles of Merger with the Secretary of State of State of Minnesota or at such time thereafter as is provided in the Articles of Merger (the "Effective Time").

                1.2 Closing. The Closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties, which shall be no later than the third business day after the latest to occur of the conditions set forth in Article VI shall have been fulfilled or waived in accordance with this Agreement (the "Closing Date"), at the offices of Hall, Byers, Hanson, Steil and Weinberger, P.A., 1010 West St. Germain, Suite 600, St. Cloud, Minnesota, unless another date, time or place is agreed to in writing by the parties hereto.

                1.3 Effects of the Merger. (a) At the Effective Time, (i) the separate existence of Sub shall cease and Sub shall be merged with and into Arvig and Arvig shall be the surviving corporation (Sub and Arvig are sometimes referred to herein as the "Constituent Corporations" and Arvig is sometimes referred to herein as the "Surviving corporation"), (ii) the Articles of Incorporation of Sub as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation, and (iii) the Bylaws of Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation.

                (b) The directors of Sub and the officers of Arvig at the Effective Time shall, from and after the Effective Time, be the initial directors and officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and Bylaws.

                        (c)  At and  after the  Effective Time,  the Surviving
    Corporation shall possess all the rights, privileges, powers and franchises, of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all and singular rights, privileges, powers and franchises of each of the Constituent corporations, and all property, real, personal and mixed, and all debts due to either of the constituent Corporations on whatever account, as well as for stock subscriptions and all other things in action or belonging to each of the Constituent Corporations, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the Constituent Corporations; and the title to any real estate vested by deed or otherwise in either of the Constituent Corporations shall not revert or be in any way impaired; but all rights of creditors and all liens upon any property of either of the constituent Corporations shall be preserved unimpaired; and all debts, liabilities and duties of the Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts and liabilities had been incurred by it.

                                    ARTICLE II

                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
                CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

                        2.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Arvig Common Stock (as defined in Section 2.1(b)), or capital stock of sub:

                  (a) Capital Stock  of Sub. Each issued and outstanding share of the capital stock of Sub shall be converted into and become one fully paid and nonassessable share of Common Stock, par value $1.00 per share, of the Surviving Corporation.

                  (b) Arvig Common Stock.  As used in this Agreement, the term
            "Arvig Common Stock" means the Class A Voting Common Stock, par value $1.00 per share, of Arvig (the "Arvig Voting Stock") and Class B Nonvoting Common Stock, par value $1.00 per share, of Arvig (the "Arvig Nonvoting Stock").

                  (c) Computation  of Exchange  Ratio for Arvig  Common Stock.
            Subject to Section 2.2(e), each issued and outstanding share of Arvig Common Stock shall be converted into the right to receive that number of fully paid and nonassessable Common Shares, par value $1.00 per share, of TDS ("TDS Common Shares") determined by dividing $1,212.8146 ("Basic Price Per Share") by the Average Closing Price of TDS Common Shares; provided, however, that:

            (i) if the Average Closing Price of TDS Common Shares is more than $55.78 and not more than $58.44, then TDS shall deliver 21.74282 TDS Common Shares for each share of Arvig Common Stock; and

            (ii) if the Average Closing Price of TDS Common Shares is greater than $58.44 and not greater than $64.25, TDS shall deliver, in exchange for each share of Arvig Common Stock, that number of TDS Common Shares determined by dividing $1,273.4553 by the Average Closing Price of TDS Common Shares; and

            (iii) if  the Average Closing Price  of TDS Common  Shares is more than $64.25, TDS shall have the option (the "Buyer's Out"), exercisable in its sole discretion, (x) to deliver 19.8203 TDS Common Shares for each share of Arvig Common Stock or
                  (y) to terminate this Agreement upon notice to the Sellers sent by telecopy and received by the Sellers prior to 10:00 a.m., Chicago time, on the day immediately preceding the Closing Date; provided, however that, in the event TDS exercises the Buyer's Out, the Sellers shall have the right to require TDS to close, upon notice sent by the Attorneys-in-Fact (as defined in the Power of Attorney and Custody Agreement identified in Section 9.2(d) hereof (the "Custody Agreement")) to TDS at any time prior to the Closing Date, that the Sellers will accept at the Closing that number of TDS Common Shares obtained by dividing $1,273.4553 by the Average Closing Price; and

            (iv) if the Average Closing Price of TDS Common Shares is less than $50.47 and not less than $47.81, then TDS shall deliver 24.03041 TDS Common Shares for each share of Arvig Common Stock; and

            (v) if the Average Closing Price of TDS Common Shares is less than $47.81 and not less than $42.00 TDS shall deliver for each share of Arvig Common Stock that number of TDS Common Shares determined by dividing $1,148.9176 by the Average Closing Price of TDS Common Shares; and

            (vi) if the Average Closing Price of TDS Common Shares is less than $42.00, the Sellers shall have the option (the "Sellers' Out"), exercisable in their sole discretion, (x) to accept 27.3552 TDS Common Shares for each share of Arvig Common Stock or (y) to terminate this Agreement upon notice to TDS sent by the Attorneys-in-Fact (as defined in the Custody Agreement) by telecopy and received by TDS prior to 10:00 a.m. Chicago time, on the day immediately preceding the Closing Date; provided,however, that, in the event the Sellers exercise the Sellers' Out, TDS shall have the right to require the Sellers to close, upon notice to the Sellers at any time prior to the Closing Date, that TDS will deliver at the Closing, in exchange for each share of Arvig Common Stock, that number of TDS Common Shares equal to the quotient obtained by dividing $1,148.9176 by the Average Closing Price.

    For purposes of this Agreement, the term "Average Closing Price" means the arithmetical average of the closing price for TDS Common Shares as reported in the American Stock Exchange Composite Transactions section of The Wall Street Journal for the five trading days ending on the third trading day prior to the Closing Date. All such shares of Arvig Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the TDS Common Shares (and cash in lieu of fractional shares as contemplated by Section 2.2(e)) to be issued or paid in consideration therefore upon the surrender of such certificate in accordance with Section 2.2, without interest.

                  (d) Shares of Dissenting  Holders. The provisions of Section
            2.l(c) shall not apply to shares of Arvig Common Stock (the "Dissenters' Shares") of holders who do not vote such shares in favor of the approval and adoption of this Agreement and of the Merger and who deliver a written notice to Arvig before the vote on the approval and adoption of this Agreement and of the Merger stating the intention to demand payment of fair value for such shares if the Merger is effected, and if such holders take all other action required in the manner provided in Sections 302A.471 and 302A.473 of the MBCA. Such holders shall be entitled to payment for and an appraisal of such shares in accordance with the provisions of Sections 302A.471 and 302A.473 of the MBCA if such appraisal rights are available pursuant thereto.

                  (e) Adjustment of Prices and Exchange Ratios. In the event of any of the following actions (a "Diluting Event"):

            (i) any distribution or dividend on any class of capital stock of TDS payable in TDS Common Shares;

            (ii) any issuance to TDS shareholders of any rights, warrants, or conversion privileges entitling them to acquire TDS Common Shares at a price per share less than the fair market value thereof immediately prior to the earlier of such issuance or the announcement of such issuance;

            (iii) any  issuance to any  other persons (except  pursuant to any bona fide employment compensation agreement) of any rights or warrants entitling them to acquire TDS Common Shares at a price per share less than the fair market value thereof immediately prior to the earlier of such issuance or the announcement of such issuance;

            (iv)        any subdivision of TDS Common Shares;

            (v)         any distribution  or dividend on TDS  Common Shares of
                        evidences   of  indebtedness  or  assets  (other  than
                        pursuant to subparagraph (i) and (ii) above);

            (vi)        any  reclassification  of   TDS  Common  Shares   into
                        securities  other  than   TDS  Common  Shares  (except
                        pursuant to subparagraph (x) below);

            (vii) any  cash distribution or dividend to  holders of TDS Common
                  Shares (other than an ordinary quarterly dividend of $ .10 per share to holders of TDS Common Shares declared by the Board of Directors of TDS);

            (viii)      any pro rata repurchase by TDS of TDS Common Shares;

            (ix) any merger, consolidation or other reorganization which results in any reclassification, conversion, exchange or cancellation of outstanding TDS Common Shares; or

            (x)         any successive Diluting Event;

            (or if a record date for any of the foregoing should occur) prior to the Effective Time, appropriate and proportionate adjustments shall be made in the computation of the exchange ratio for shares of Arvig Common Stock pursuant to Section 2.1(c) hereof, so that the Arvig shareholders shall be entitled to receive in the Merger TDS Common Shares and, if issued to other TDS shareholders, other voting securities of TDS representing in the aggregate the net economic equivalent of the value which the Arvig shareholders would have received in the Merger had the Diluting Event not occurred.

                        2.2   Exchange of Certificates

                        (a) Exchange Agent. As of the Effective Time, TDS shall deposit with Harris Trust and Savings Bank, or such other bank or trust company designated by TDS and reasonably acceptable to Arvig (the "Exchange Agent"), for the benefit of the holders of shares of Arvig Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, certificates representing the TDS Common Shares (such shares, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") issuable pursuant to
    Section 2.1 in exchange for outstanding shares of Arvig Common Stock. The Exchange Agent shall, pursuant to irrevocable instructions, deliver the TDS Common Shares contemplated to be issued pursuant to Section 2.1 out of the Exchange Fund. The Exchange Fund shall not be used for any other purpose. TDS Common Shares into which shares of Arvig Common Stock shall have been converted at the Effective Time shall be deemed to have been issued at the Effective Time.

                        (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Arvig Common Stock (the "Arvig Certificates") whose shares were converted into the right to receive TDS Common Shares pursuant to Section 2.l(c), (i) a letter of transmittal in substantially the form attached hereto as Exhibit A, and (ii) instructions for use in effecting the surrender of the Arvig Common Stock in exchange for certificates representing TDS Common Shares. Upon the surrender of an Arvig Certificate to the Exchange Agent, or to such other agent or agents as may be appointed by TDS and Sub, together with such letter of transmittal, duly executed, and any other documents reasonably required, the holder of such Arvig Certificate, shall be entitled to receive a certificate representing that number of whole TDS Common Shares that such holder or party has the right to receive pursuant to the provisions of this Article II (and cash in lieu of fractional TDS Common Shares as contemplated by Section 2.2(e)), and any Arvig Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Arvig Common Stock which is not registered in the transfer records of Arvig, a certificate representing the proper number of TDS Common Shares may be issued to a transferee if the Arvig Certificate representing such Arvig Common Stock is presented to the Exchange Agent, accompanied by all documents reasonably required by the Exchange Agent to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Arvig Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender a certificate representing TDS Common Shares and cash in lieu of any fractional TDS Common Shares as contemplated by this Section 2.2. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the TDS Common Shares held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect thereto for the account of persons entitled thereto.

                        (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to TDS Common Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Arvig Certificate and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(e) until the holder of record thereof shall surrender such Arvig Certificate. Subject to the effect of applicable laws, following surrender of any such Arvig Certificate, there shall be paid to the record holder thereof (in addition to the whole number of TDS Common Shares issuable in exchange therefor), without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional TDS Common Share to which such holder is entitled pursuant to Section 2.2(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole TDS Common Shares, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date at or after the Effective Time and prior to surrender but with a payment date

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
    subsequent  to surrender  payable with  respect to  such whole  TDS Common
    Shares.

                        (d) No Further Ownership Rights in Arvig. All TDS Common Shares issued upon the surrender for exchange of shares of Arvig Common Stock in accordance with the terms hereof (including any cash paid pursuant to Sections 2.2(c) or 2.2(e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Arvig Common Stock, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date at or prior to the Effective Time which may have been declared or made by Arvig on such shares of Arvig Common stock in accordance with the terms of this Agreement or prior to the date hereof and which remain unpaid at the Effective Time, and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the surviving Corporation of the shares of Arvig Common Stock which were outstanding immediately prior to the Effective Time. If, after the
    Effective Time, Arvig Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article II. At the Effective Time, and without any action on the part of the Sellers, the Shareholder Voting and Cross-Purchase Agreement of Arvig Telcom, Inc. dated June 10, 1991, as amended (the "Arvig Shareholder Agreement") shall terminate.

                        (e) No  Fractional Shares.  No fractional  TDS  Common
    Shares shall be issued in the Merger. All fractional TDS Common Shares that a holder of Arvig Common Stock would otherwise be entitled to receive as a result of the Merger shall be aggregated with respect to each Arvig shareholder, and if a fractional share results from such aggregation, shall be paid in cash in an amount determined by multiplying the Average Closing Price of TDS Common Shares by the fraction of a TDS Common Share to which such holder would otherwise have been entitled and TDS and the Surviving Corporation shall timely make available to the Exchange Agent any cash necessary to make payments in lieu of fractional shares. No such cash in lieu of fractional TDS Common Shares shall be paid to any holder of Arvig Common Stock until Arvig Certificates representing such Arvig Common Stock are surrendered and exchanged in accordance with Section 2.l(c). TDS has specifically required that no fractional shares shall be issued in the Merger in accordance with its present and past practice to reduce the costs and difficulties in dealing with such fractional shares.

                        (f) Termination of Exchange Fund. Any portion of the Exchange Fund and any cash in lieu of fractional TDS Common Shares made available to the Exchange Agent which remains undistributed to the former shareholders of Arvig for one year after the Effective Time shall be delivered to TDS upon demand, and any shareholders of Arvig who have not theretofore complied with this Article II shall thereafter look only to TDS for payment of their claim for TDS

    Common Shares, any cash in lieu of fractional TDS Common Shares and any dividends or distributions with respect to TDS Common Shares.

                        (g) No Liability. Neither TDS nor Arvig shall be liable to any holder of shares of Arvig Common Stock for such shares (or dividends or distributions with respect thereto) or for TDS Common Shares or cash in lieu of fractional TDS Common Shares delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any amounts remaining unclaimed by holders of any such shares of Arvig Common Stock two years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental entity) shall, to the extent permitted by applicable law, become the property of TDS, free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.

                                   ARTICLE III

                          REPRESENTATIONS AND WARRANTIES

                        3.1 Representations and Warranties of Sellers Concerning the Transaction. As an inducement to TDS to enter into this Agreement and to consummate the transactions contemplated hereby, each Seller, severally and not jointly, represents and warrants to TDS, as follows:

                        (a) Binding Obligation; No Conflict. This Agreement has been duly executed and delivered by such Seller and is a valid and binding obligation of such Seller, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general equitable principles. Neither the execution and delivery by such Seller of this Agreement, nor the consummation by such Seller of the transactions contemplated hereby or thereby, or the performance by such Seller of the covenants provided for herein and therein, will: (i) conflict with or violate any provision of any law, ordinance or regulation, or of any decree or order of any court or administrative or other governmental body which is applicable to, binding upon or enforceable against such Seller; or (ii) result in any breach of or default under any mortgage, contract, indenture, will, trust or other instrument and which is either binding upon or enforceable against such Seller. Except as otherwise set forth in Section 5.5, and except for security arrangements in connection with which such Seller may have pledged shares of Arvig Common Stock, to the knowledge of such Seller, no permit, consent, approval or authorization of, or declaration to or filing with, any regulatory or other governmental authority is required in connection with the execution and delivery by such Seller of this Agreement, the consummation by such Seller of the transactions contemplated hereby or the performance by such Seller of the

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
    covenants provided for herein ; provided, however, that each Seller who is
    a  party  to   the  Arvig  Shareholder  Agreement   makes  the   foregoing
    representation subject to any applicable provisions thereof.

                        (b) Status and Effect of Delivery of the Arvig Common Stock. Such Seller is the lawful owner of that number of shares of Arvig Common Stock set forth opposite such Seller's name on the signature page of this Agreement and has valid and marketable title thereto; there are no outstanding options or rights of any kind to acquire from such Seller any of the Arvig Common Stock owned by such Seller; provided, however, that each Seller who is a party to the Arvig Shareholder Agreement makes the foregoing representation subject to any applicable provisions thereof.

                        (c) No Litigation. There is no claim, action, suit or other proceeding pending or, to the knowledge of such Seller, threatened against such Seller which, if decided adversely, would prohibit the consummation of the transactions contemplated hereby.

                        3.2 Representations and Warranties of Arvig. As an inducement to TDS to enter into this Agreement and to consummate the transactions contemplated hereby, Arvig represents and warrants to TDS as follows:

                        (a) Subsidiaries; Organization;  Standing; and  Power.
    Arvig is the owner, directly or indirectly, of all of the issued and outstanding capital stock of Arvig Telephone Company ("ATC"), Bridge Water Telephone Co. ("BWTC"), Interlake CableVision, Inc. ("Interlake"), U.S. Link, Inc. ("Link"), A.B.T. Long Distance Services, Inc. ("ABT"), Velstar Systems, Inc. ("Velstar"), North Country Data, Ltd., Arvig Finance, Inc. ("Finance"), and Arvig Cellular, Inc. ("Arvig Cellular" and together with the foregoing, the "Arvig Subsidiaries"), and of approximately 3.5 percent of the outstanding capital stock of Rural Cellular Corporation, Inc. ("RCC"). Arvig and the Arvig Subsidiaries own in the aggregate (i) approximately a 16.33 percent interest as a limited partner in the Duluth MSA Limited Partnership, which is the holder of the wireline license to provide cellular service to the Duluth, Minnesota, Metropolitan Statistical Area; (ii) approximately a 14.29 percent interest as a general partner in Cellular Mobile Systems of St. Cloud, a Minnesota general partnership that is the holder of the wireline license to provide cellular service in the St. Cloud, Minnesota Metropolitan Statistical Area; (iii) approximately a 30 percent interest in Northern Fiber, Inc. ("Fiber"); and (iv) approximately a 2.78 percent interest in Minnesota Equal Access Network Services, Inc. ("MEANS"). RCC is the holder of the wireline licenses to provide cellular service in Minnesota Rural Service Areas Nos. 1, 2, 3, 5 and 6 (such cellular interests in Duluth, St. Cloud and the RSAs being referred to herein collectively, as the "Cellular Interests"). Arvig and each of the Arvig Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not have a material adverse effect on Arvig and the Arvig Subsidiaries taken as a whole. Arvig has heretofore made available to TDS complete and correct copies of its Articles of Incorporation and Bylaws and those of each Arvig Subsidiary. All Arvig Subsidiaries and their respective jurisdictions of incorporation or organization are identified on Schedule 3.2(a).

                        (b) Capital Structure. As of the date hereof, the authorized capital stock of Arvig consists of 500,000 shares of Class A Voting Common Stock and 500,000 shares of Class B Nonvoting Common Stock. At the close of business on December 13, 1993, (i) 4,370 shares of Arvig Voting Stock were issued and outstanding, (ii) 39,330 shares of Arvig
    Nonvoting Stock were issued and outstanding, and (iii) no bonds, debentures, notes or other indebtedness of Arvig having the right to vote (or convertible into securities having the right to vote) on any matters on which Arvig shareholders may vote ("Voting Debt") were issued or outstanding. All outstanding shares of Arvig Common Stock are validly issued, fully paid and nonassessable and are not subject to preemptive rights. All outstanding shares of capital stock of the Arvig Subsidiaries are owned by Arvig or a direct or indirect, wholly-owned subsidiary of Arvig, free and clear of all liens, charges, encumbrances, claims and options of any nature except as set forth in Schedule 3.2(b). Except as set forth in this Section or as contemplated by this Agreement, there are outstanding (i) no shares of capital stock, Voting Debt or other voting securities of Arvig, (ii) no securities of Arvig or any Arvig Subsidiary convertible into or exchangeable for shares of capital stock, Voting Debt or other voting securities of Arvig or any Arvig Subsidiary, or (iii) except for rights of first refusal and other similar rights of third parties which may exist pursuant to the terms of cellular partnership or other governing agreements relating to cellular properties, no options, warrants, calls, rights (including preemptive rights), commitments or agreements to which Arvig or any Arvig Subsidiary is a party or by which it is bound obligating Arvig or any Arvig Subsidiary to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of capital stock or any Voting Debt or other voting securities of Arvig or any Arvig Subsidiary or to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. Except for the Arvig Shareholder Agreement and the CATS Voting Trust Agreement by and among various shareholders of Arvig, Dorris L. Coulter, Larry A. Coulter, and Marlene A. Moser, as Trustees, there are not as of the

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
    date hereof and there will not be at the Effective Time any shareholders agreement, voting trust or other arrangement or understanding to which Arvig is a party or by which it is bound relating to the voting of any shares of the capital stock of Arvig common Stock which will limit in any way the solicitation of proxies by or on behalf of Arvig from, or the casting of votes by, the shareholders of Arvig with respect to the Merger. Except as set forth on Schedule 3.2(b) hereto, there are no restrictions on Arvig to vote the stock of any Arvig Subsidiary.

     (c) Authority. Arvig has all requisite corporate power and authority to enter into this Agreement, subject to the applicable provisions of the Arvig Shareholder Agreement and, with respect to consummation of the Merger, to approval of this Agreement and the Merger by the shareholders of Arvig in accordance with the MBCA and Arvig's Articles of Incorporation, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Arvig, subject, with respect to consummation of the Merger, to such approval of this Agreement and the Merger by the shareholders of Arvig in accordance with the MBCA and Arvig's Articles of Incorporation. This Agreement has been duly executed and delivered by Arvig and, subject, with respect to consummation of the Merger, to such approval of this Agreement and the Merger by the shareholders of Arvig in accordance with the MBCA and Arvig's Articles of Incorporation and, assuming this Agreement constitutes the valid and binding agreement of TDS and Sub, constitutes a valid and binding obligation of Arvig enforceable in accordance with its terms, except to the extent that the enforcement hereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' right generally, and (ii) general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law.

                        (d) No Violation. The execution and delivery of this Agreement by Arvig do not, and the consummation of the transaction contemplated hereby will not, conflict with, or result in (i) any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, or the loss of a material benefit under, or the creation of a lien, pledge, security interest or other encumbrance on assets or property, right of first refusal with respect to any asset or property (any such conflict, violation, default, right of termination, cancellation or acceleration, loss, creation or right of first refusal, a "Violation"), pursuant to any provision of the Articles of Incorporation or Bylaws of Arvig or of any Arvig Subsidiary or, (ii) except as set forth on Schedule 3.2(d) hereto, and assuming the consents, approval, authorizations or permits and filings or notifications referred to in
    Section 3.2(e) are duly and timely
    obtained or made and the approval of this Agreement by the shareholders of Arvig has been obtained, any Violation of any loan or credit agreement, note, mortgage, indenture, lease, Benefit Plan (as defined in Section 3.2(j)) or other agreement, obligation, instrument, Arvig Permit (as defined in Section 3.2(g)), concession, franchise, license, judgment, order, or decree of which Arvig has actual knowledge, or any state law, ordinance, rule or regulation applicable to Arvig or any Arvig Subsidiary or their respective properties or assets which, individually or in the aggregate, would have a material adverse effect on Arvig and the Arvig Subsidiaries, taken as a whole.

                        (e)   Consents.   No  consent,   approval,   order  or
    authorization of, or registration, declaration or filing with, or permit from any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity"), is required by or with respect to Arvig or any Arvig Subsidiary in connection with the execution and delivery of this Agreement by Arvig or the consummation by Arvig of the transactions contemplated hereby, the failure to obtain or make which would, individually or in the aggregate, have a material adverse effect on Arvig and the Arvig Subsidiaries, taken as a whole, except for (i) the filing of a premerger notification report by Arvig under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and the expiration of the applicable waiting period, (ii) compliance with any applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities and "blue sky" laws, (iii) the filing of the Articles of Merger with the Secretary of State of the State of Minnesota, (iv) such filings, authorizations, orders and approvals (the "FCC Approvals") as may be required under the Communications Act of 1934, as amended (the
    "Communications Act"), (v) the necessary approvals, if any, of state public utilities commissions or similar state regulatory bodies ("PUCs") or local governmental units having jurisdiction over Arvig or any of the Arvig Subsidiaries, in each case pursuant to applicable state or local laws, ordinances, or regulations (together with any other similar state or local laws or regulations relating to or regulating the local exchange or long-distance telephone, cable, cellular, paging or other telecommunications business, "Utilities Codes"), (vi) the necessary approvals, consents, or waivers of any lender which has extended credit or other financial accommodations to Arvig or to any of the Arvig Subsidiaries, and whose consent may be required under any contract or agreement between such lender and Arvig or any of its Subsidiaries, including, but not limited to, the St. Paul Bank for Cooperatives, the Rural Electrical Association, and the Rural Telephone Finance Cooperative, and (vii) the necessary approvals, consents, or waivers of the cities which have issued or granted franchises to Interlake.

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

                        (f)  Financial Statements.  Each  of  (i) the  audited
    consolidated financial statements of Link and ATC at December 31, 1991 and 1992, (ii) the audited financial statements of BWTC, Interlake, and Velstar at December 31, 1992 and 1991, (iii) the audited consolidated financial statements of Arvig as of December 31, 1992 and 1991 (together with (i) and (ii), the "1992 Financial Statements"), and (iv) the unaudited consolidated balance sheet of Arvig at September 30, 1993, and the related unaudited consolidated statement of income and retained earnings for the nine month period then ended (the "Interim Financial Statements" and, together with the 1992 Financial Statements, the "Arvig Financial Statements"), has been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in accordance with the applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal, recurring adjustments, none of which have been material), the consolidated financial position of Arvig and the Arvig Subsidiaries as of their respective dates and the consolidated results of operations and the consolidated cash flows of Arvig for the periods presented therein.

                        (g) Compliance with Applicable Laws. Arvig and the Arvig Subsidiaries hold all permits, licenses, variances, exemptions, orders, franchises and approvals of all Governmental Entities necessary to own or lease and operate their properties as now owned, leased or operated and to conduct their businesses as now being conducted, except where the failure to so hold would not have a material adverse effect on Arvig and the Arvig Subsidiaries, taken as a whole (the "Arvig Permits"). All Arvig Permits are in full force and effect, have been legally and validly issued, and will continue in full force and effect after the Effective Time without the consent, approval or act of, or the making of any filing with, any Governmental Entity, subject to the receipt of the consents described in Section 3.2(e). Arvig and the Arvig Subsidiaries are in compliance with the terms of the Arvig Permits, except where the failure so to comply would not have a material adverse effect on Arvig and the Arvig Subsidiaries taken as a whole. The businesses of Arvig and the Arvig Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations which individually or in the aggregate would not have a material adverse effect on Arvig and the Arvig Subsidiaries taken as a whole. Except as set forth in Schedule 3.2(g) hereto, as of the date of this Agreement, no investigation or review by any Governmental Entity with respect to Arvig or any Arvig Subsidiary is pending or, to the knowledge of Arvig, threatened, other than, in each case, those the outcome of which are not reasonably likely to have a material adverse effect on Arvig and the Arvig Subsidiaries, taken as a whole. Neither Arvig nor any Arvig Subsidiary is subject to or required or committed to become subject

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
    to the price cap rules set forth in Sections 61.41-61.49 of the FCC's regulations under the Communications Act.

                        (h) Availability of Assets and Legality of Use. The assets owned or validly leased (other than the residence currently occupied by certain plant personnel) by Arvig and the Arvig Subsidiaries constitute all of the assets that are currently being used in the business of Arvig and the Arvig Subsidiaries. Such assets (including such residence) constitute all of the assets necessary to continue the operations of Arvig and the Arvig Subsidiaries as currently conducted and are in serviceable condition, normal wear and tear accepted, and suitable for the uses for which they are currently used by Arvig. Such assets (including such residence) and their use conform in all material respects to all applicable building, zoning, fire, health, safety and other laws, ordinances, regulations, or permits relating to their use or operation, and no notice of any violation of any such law, ordinance, regulation or permit has been received by Arvig or any Arvig Subsidiary.

                        (i) Title to Property. Arvig and the Arvig Subsidiaries have good and marketable title to all of their respective assets reflected as being owned thereby in the Arvig Financial Statements (or which would be reflected if not fully depreciated or amortized) and to all of the assets acquired by them since December 31, 1992, through the Effective Time, except to the extent that any such assets have been disposed of for fair value in the ordinary course of business consistent with past practice, subject to no title defect, lien, mortgage, pledge, charge, restriction, claim, security interest or other encumbrance of any nature whatsoever ("Liens"), except (i) as set forth in Schedule 3.2(i) hereto, or (ii) for any Liens for current taxes which are not yet due and payable; (iii) for restrictions, covenants, easements, and limitations of record which do not materially interfere with the use of the property; and
    (iv) for applicable building, zoning, fire, health, safety and other laws, ordinances, regulations, or permits relating to their use or operation.

                        (j) Patents, Trade Names, Trademarks and Other Rights. To the best of its knowledge, Arvig does not own or control, or have any right, license or interest in, any United States or foreign patent or patent application or United States, state or foreign trade name, trademark or service mark registration or application, or any United States, foreign or state copyright registration, except in each instance for those listed on Schedule 3.2(j) hereto. Neither Arvig nor any Arvig Subsidiary has knowingly infringed upon or violated any patent, trademark, servicemark, trade name, copyright, or application or registration therefor, foreign or domestic, of any person or entity, nor received any notice that its use of any confidential information, trade secret, technology or know how of any person or entity is in violation of their rights.

                        (k) Real Estate. Schedule 3.2(k) hereto contains a list of (i) each lease or agreement under which Arvig or any Arvig Subsidiary is the lessee of, or holds or operates, any real estate owned by any party other than Arvig or any Arvig Subsidiary (except easements), and (ii) each parcel of real estate owned by Arvig or any Arvig Subsidiary and each contract or agreement for the purchase, sale or lease of real estate to which Arvig or any Arvig Subsidiary and any party other than Arvig or any Arvig Subsidiary are parties (except easements). Except as disclosed in such Schedule, each of the leases and agreements described therein is in full force and effect and is the valid and binding obligation of each party thereto in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general equitable principles and (B) will continue in effect after the Effective Time without the consent, approval or act of, or the making of any filing with, any other party, except as set forth in Schedule 3.2 (d). Except as disclosed in Schedule 3.2(k), neither Arvig nor any Arvig Subsidiary is in default in any material respect under any such lease or agreement, and neither Arvig nor any Arvig Subsidiary has received any written notice of default thereunder that has not been cured. To the knowledge of Arvig, no other party to any such lease or agreement is in material default thereunder. None of the buildings, structures, improvements or appurtenances (or any equipment therein), or the current operation or maintenance thereof, violates any zoning regulation, restrictive covenant, historic preservation law or any other federal, state or local law, ordinance, rule or regulation, or encroaches on any property owned by others. Except as described in Schedule 3.2(k), Arvig and the Arvig Subsidiaries have the right to quiet enjoyment of all such real property described in such Schedule for so long as such property is owned or for the full term of each such lease or similar agreement relating thereto, and the leasehold or other interest of Arvig or any Arvig Subsidiaries in such real property is not subject or subordinate to any Lien, except for Liens for taxes not yet due and payable, mortgages and encumbrances as set forth in Schedule 3.2(i), and, in the case of real estate owned by Arvig and the Arvig Subsidiaries, except for such easements, restrictions, defects in title, covenants and similar charges as do not render title to the property unmarketable or uninsurable or detract from or interfere in any material respect with the existing use of the property. True and complete copies of all leases or agreement identified in such Schedule have heretofore been delivered to TDS.

                        (l) Insurance. Schedule 3.2(1) sets forth a list of all policies of insurance in effect and maintained, owned or held by Arvig or any Arvig Subsidiary on the date hereof. Arvig and the Arvig Subsidiaries have complied with each such insurance policy and have not knowingly failed to give any notice or present any claim thereunder in a due and timely manner. Such policies are in full force and effect. Neither Arvig nor any Arvig Subsidiary has received any notice of cancellation or non-renewal of any policy listed or required to be listed on such Schedule, or any refusal of coverage thereunder or any notice or indication that any issuer of any such policy is no longer willing or able to perform its obligations thereunder or to renew any such policy in the future. Arvig has delivered to TDS correct and complete copies of (i) all such policies, and (ii) the most recent inspection reports, if any, received from insurance underwriters as to the condition of its properties.

                        (m) Environmental Conditions. Arvig has no knowledge of any liability under, or violation by Arvig or any Arvig Subsidiary of any federal, state or local law, regulation, rule or ordinance relating to protection of the environment that is applicable to the facilities and operations of any Arvig Subsidiary, or of any condition with respect to the environment that could or does result in any liability, loss, cost, damages, fees or expenses to or against Arvig or any Arvig Subsidiary. Except as disclosed in Schedule 3.2(m), neither Arvig nor any Arvig Subsidiary has generated, manufactured, refined, transported, treated, stored, handled, used, disposed of, transferred, produced or processed, and Arvig has no knowledge of the actual or potential releasing, spilling, leaking or discharging of, at, under or in the vicinity of the properties currently owned or operated by Arvig or any Arvig Subsidiary, any pollutant, toxic substance, hazardous waste, hazardous material, hazardous substance, solid waste or oil as defined in or pursuant to the Resource Conservation and Recovery Act, as amended, the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, the Federal Clean Water Act, as amended, or any other federal, state or local environmental law, regulation, ordinance or rule in violation of any such law.

                     (n) Bank Accounts; Powers of Attorney. Schedule 3.2 (n) contains a correct and complete list of all (i) accounts or deposits of Arvig and the Arvig Subsidiaries with banks or other financial institutions, (ii) safe deposit boxes of Arvig and the Arvig Subsidiaries, (iii) persons authorized to sign or otherwise act with respect thereto as of the date hereof, and (iv) powers of attorney executed by Arvig or any Arvig Subsidiary.

                     (o) Customers and Suppliers. (i) As of September 30, 1993 and as of the Closing Date, (A) ATC and BWTC served and will serve, in the aggregate, not less than 14,700 telephone access lines, (B) Link and ABT served and will serve, in the aggregate, not less than 34,000 customers, 29,000 of which including 6,800 business customers have received service from Link or ABT for at least 60 calendar days and are not delinquent in the payment of any bill by more than 30 calendar days after the due date of any invoice provided by Link or ABT, and (C) Interlake served and will serve not less than 3,530 basic service and 740 commercial subscribers, counting in each case as "subscribers" only such parties as have received service from Interlake for at least 60 calendar days and are not delinquent in the payment of any bill by more than 30 calendar days.

                     (ii) There exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, any business relationship between any Arvig Subsidiary and any customer, subscriber, or group thereof whose payments to such subsidiary, individually or in the aggregate, are material to such subsidiary's operations, or with any supplier, agent, distributor, dealer, representative, consultant, or group thereof, whose sales or services, individually or in the aggregate, are material to the operations of the business of such subsidiary.

                     (p) Accounts Receivable. Except  as set forth in Schedule
    3.2 (p), all accounts receivable reflected in the Arvig Financial Statements have arisen from bona fide transactions in the ordinary course of the business of Arvig and the Arvig Subsidiaries and represent valid obligations owed Arvig and/or the Arvig Subsidiaries. All accounts receivable reflected in the Interim Financial Statements are good and collectible in the ordinary course of business including those receivables identified on Schedule 3.2(p) at the aggregate recorded amounts thereof, net of any applicable reserves for doubtful accounts reflected in the Interim Financial Statements. Such reserves are, adequate and have been calculated consistently with past practice.

                     (q) Litigation. Except as disclosed on Schedule 3.2(q) hereto, there is no suit, action or proceeding pending, or, to the best knowledge of Arvig, threatened in writing against or affecting Arvig or any Arvig Subsidiary which is reasonably likely to have a material adverse effect on Arvig and the Arvig Subsidiaries taken as a whole, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Arvig or any subsidiary which is reasonably likely to have any such effect.

                     (r) Taxes. Arvig and each of the Arvig Subsidiaries has filed all material tax returns required to be filed by any of them and has paid (or Arvig has paid), or has set up an adequate reserve for the payment of, all taxes required to be paid as shown on such returns, and the Arvig Financial Statements reflect an adequate reserve for all taxes payable by Arvig and the Arvig Subsidiaries accrued through the date of such financial statements based upon existing law and circumstances as of such date. The unpaid taxes of Arvig and the Arvig Subsidiaries which have accrued as of the date of the 1992 Financial Statements do not materially exceed the reserve for accrued tax liability (excluding any reserve for deferred taxes established to reflect timing differences between book and tax income) set forth or included in such financial statements, after taking into account all other timing differences.

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
    All material deficiencies for any taxes which have been proposed, asserted or assessed against Arvig or any of the Arvig Subsidiaries have been duly paid, or are fully reflected as a liability in the 1992 Financial Statements, or are being contested and an adequate reserve therefor has been established and is fully reflected in such financial statements. There are no liens for taxes (other than for current taxes not yet due and payable) on the assets of Arvig or the Arvig Subsidiaries. Except with respect to claims for refund, the federal income tax returns of Arvig and each of the Arvig Subsidiaries in such returns have been examined by and settled with the United States Internal Revenue Service (the "IRS"), or the statute of limitations with respect to such years has expired, for all years through 1988. Arvig has previously delivered or made available to TDS complete and correct copies of its federal income tax returns for each
    of the  years 1989,  1990, 1991 and 1992.  Neither Arvig  nor any of   the
    Arvig Subsidiaries has ever been a member of any "affiliated group" (as defined in Section 1504(a) of the Code) other than the consolidated group of which Arvig is the parent. Except for taxes of Arvig or any of the Arvig Subsidiaries, Arvig has no liability for the taxes of any entity (i) under Treas. Reg. Section 1.502-6 (or any similar provision of state or local law), (ii) as a transferee or successor, (iii) by contract, or (iv) otherwise. Neither Arvig nor any Arvig Subsidiary is a party to or bound by any agreement providing for the allocation or sharing of taxes with any entity which is not, either directly or indirectly, an Arvig Subsidiary. For the purpose of this Agreement, the term "tax" (including, with correlative meaning, the terms "taxes" and "taxable") shall include all federal, state, local and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such
    amounts.   The representations and warranties contained herein are subject to  those exceptions,  disclosures and  information contained  in Schedule
    3.2(r).

                     (s) Benefit Plans.

                     (i) Schedule 3.2(s) hereto contains a true and complete list of each pension, retirement, savings, profit sharing, deferred compensation, incentive compensation, stock option, severance or termination pay, medical, dental, life or other insurance, disability plan or other employee benefit plan or program, agreement or arrangement main-tained, sponsored or contributed to by Arvig or any of the Arvig Subsidiaries, whether covering employees of Arvig or any of the Arvig Subsidiaries, former employees of Arvig or any of the Arvig Subsidiaries, or directors or former directors of Arvig (including but not limited to, any "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), all of the foregoing being herein called "Benefit Plans". With respect

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
    to the Benefit Plans, individually and in the aggregate, Arvig has made available to TDS a true and correct copy or description of: (a) the most recent annual report (Form 5500) filed with the IRS, if any, (b) such Benefit Plan, (c) any summary plan description relating to such Benefit Plan, (d) each trust agreement and group annuity contract, if any, relating to such Benefit Plan, and (e) the most recent actuarial report or valuation relating to each Benefit Plan subject to Title IV of ERISA.

                     (ii) With respect to the Benefit Plans, individually and in the aggregate, no event has occurred, and to Arvig's and the Arvig Subsidiaries' knowledge, there currently exists no condition or set of circumstances in connection with which Arvig or any of the Arvig Subsidiaries could be subject to any liability which would have a material adverse effect on Arvig and the Arvig Subsidiaries, taken as a whole (except liability for benefits, claims and funding obligations payable in the ordinary course) under ERISA, the Code, or any other applicable statute, order or governmental rule or regulation.

                     (iii) Each of the Benefit Plans and related trusts that is intended to be qualified under Section 401(a) and Section 501(a) of the Code has been determined by the Internal Revenue Service to qualify under the Code as it existed in 1985 (including the amendments effected by the Tax Equity and Fiscal Responsibility Act of 1982 ("TEFRA"), the Deficit Reduction Act of 1984 ("DEFRA"), and the Retirement Equity Act of 1984 ("REA")) and, to Arvig's knowledge, nothing has occurred since such determination to cause any of such Benefit Plans not to qualify under
    Section 401(a) and Section 501(a) of the Code.

                     (iv) With respect to the Benefit Plans, individually and in the aggregate, all required reports and descriptions have been appropriately filed and distributed.

                    (v) With respect to the Benefit Plans, individually and in the aggregate, there has been no prohibited transaction within the meaning of section 406 of ERISA of Section 4975 of the Code which would have a material adverse effect on Arvig and the Arvig Subsidiaries taken as a whole, and there has been no action, suit, grievance, arbitration or other claim with respect to the administration or investment of assets of the Benefit Plans (other than routine claims for benefits made in the ordinary course of plan administration) pending, or to the best knowledge of the Sellers threatened and neither Arvig nor any Arvig Subsidiary has knowledge of any facts which are reasonably likely to give rise to any such action, suit grievance, arbitration or other claim, which (in any case) would not have a material adverse effect on Arvig and the Arvig Subsidiaries.

                    (vi) No withdrawal liability has been incurred by or asserted against Arvig or any of the Arvig Subsidiaries with

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
    respect to any "multiemployer plan" as defined in Section 3(37) of ERISA which has not been satisfied and no withdrawal liability is expected to occur prior to the Effective Time. Arvig has no liability for the termination of any single employer plan under Section 4062 of ERISA or any single employer plan under multiple controlled groups under Section 4063 of ERISA, and no proceeding to terminate any of the Benefit Plans has been instituted or threatened by the Pension Benefit Guaranty Corporation ("PBGC"), and, except as set forth on Schedule 3.2(s), none of the Benefit Plans has been the subject of a reportable event (as defined in Section 4043 of ERISA).

                    (vii) Neither Arvig nor any of the Arvig Subsidiaries has incurred any liability to the PBGC with respect to any Benefit Plan (other than premiums) Except as set forth in Schedule 3.l(i) hereto, with respect to the Benefit Plans, individually and in the aggregate, there are, no funded benefit obligations for which contributions are due and have not been made or for which contributions have not been properly accrued as required by GAAP, there are no accumulated funding deficiencies within the meaning of Section 302 of ERISA and Section 412 of the Code, and there are no unfunded benefit obligations which have not been (i) accounted for by reserves (if required by GAAP), or (ii) if required (and to the extent required, if any), properly disclosed in accordance with GAAP, in the financial statements of Arvig, which obligations would have a material adverse effect on Arvig and the Arvig Subsidiaries, taken as a whole.

                    (viii) The representations and warranties contained herein are subject to those exceptions, disclosures and information contained in
    Schedule 3.2(s).

                    (t) Absence of Certain Changes or Events. Except as disclosed in, or reflected in the Arvig Financial Statements, or except as contemplated by this Agreement, since December 31, 1992 , Arvig and the Arvig Subsidiaries have conducted their respective businesses only in the ordinary and usual course, and there has not been (i) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the Arvig Common Stock, except for regular cash dividends of $ 15.00 per share, (ii) any material repurchase, redemption or other acquisition by Arvig or any Arvig Subsidiary of any outstanding shares of capital stock or other securities of, or other ownership interests in, Arvig or any Arvig Subsidiary, except as provided in or contemplated by the Arvig Shareholder Agreement; (iii) any incurrence, assumption or guarantee by Arvig or any Arvig Subsidiary of any indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices;
    (iv) any creation or assumption by Arvig or any of the Arvig Subsidiaries of any lien on any asset other than in the ordinary course of business consistent with past practices which, individually or in the aggregate, is not reasonably likely

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
    to have a material adverse effect on Arvig and the Arvig Subsidiaries, taken as a whole; (v) any making of any material loan, advance or capital contributions to or any material investment in any person other than loans, advances or capital contributions to or any material investments in the Arvig Subsidiaries, or Cellular Interests made in the ordinary course of business consistent with past practices; (vi) any material change in any method of accounting or accounting practice by Arvig or any Arvig Subsidiary, except for any such change required by reason of a concurrent change in applicable requirements of GAAP; (vii) except in the ordinary course of business consistent with past practice, any (A) grant of any severance or termination pay to any director, officer or employee of Arvig or any Arvig Subsidiary, (B) execution of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of Arvig or any Arvig Subsidiary, (except for authorizing the payment by Arvig of attorney's fees owed Henson & Efron incurred by Gilroy Arvig in an amount not to exceed $210,000.00), (C) increase in benefits payable under any existing severance or termination pay policies or employment agreements, or (D) increase in compensation, bonus or other benefits payable to directors, officers or employees of Arvig or any Arvig Subsidiary; (viii) any material labor dispute, other than routine individual grievances, or any material proceeding by a labor union or representative thereof to organize any employees of Arvig or any Arvig Subsidiary, which employees were not subject to a collective bargaining agreement at December 31, 1992, or any material lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees; or (ix) any other transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) individually or in the aggregate which is reasonably likely to have a material adverse effect on Arvig and its subsidiaries, taken as a whole. The representations and warranties contained herein are subject to those exceptions, disclosures and information contained in Schedule 3.2(t).

                    (u) No Undisclosed Liabilities. Except as disclosed in this Agreement (including the schedules attached hereto), the Arvig Financial Statements, and Schedule 3.2(u), as of the date hereof, there are no liabilities of Arvig or any Arvig Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, that are reasonably likely to have a material adverse effect on Arvig and the Arvig Subsidiaries, taken as a whole, other than (i) liabilities provided for in the Arvig Financial Statements; (ii) liabilities incurred in the ordinary course of business consistent with past practice since December 31, 1992, which in the aggregate are not material to Arvig and the Arvig Subsidiaries, taken as a whole; and (iii) liabilities under this Agreement.

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
                    (v)   Information  in   Proxy   Statement.  None   of  the
    information to be supplied by Arvig for inclusion in the Proxy Statement to be distributed to shareholders of Arvig in connection with the meeting of shareholders of Arvig to vote upon the approval and adoption of this Agreement and the Merger (the "Proxy Statement"), or any amendment or supplement thereto, will, at the time of the mailing of the Proxy Statement and of any amendment or supplement thereto, and at the time of the meeting of shareholders of Arvig to vote upon this Agreement, the Merger and related transactions, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or necessary to correct any material statement or any earlier communication (including the Proxy Statement or any amendment or supplement thereto) to shareholders of Arvig with respect to the Merger. If at any time prior to the Effective Time any event with respect to Arvig, any of the Arvig Subsidiaries, or its officers or directors should occur which is or should be described in an amendment of, or a supplement to, the Proxy Statement, such event shall be so described and disseminated to the shareholders of Arvig. The information to be supplied by Arvig for inclusion in the Proxy Statement will comply in all material respects with the requirements of Items 17 and 18 of Form S-4 under the Securities Act.

                    (w) Vote Required. Other than as provided in the Arvig Shareholder Agreement, the affirmative vote of the holders of a majority of the outstanding shares of Arvig Voting Stock is the only vote of the holders of any class or series of Arvig capital stock necessary to approve this Agreement and the transactions contemplated hereby.

                    (x) Beneficial Ownership of TDS Common Stock. As of the date hereof, assuming the accuracy of the representation set forth in
    Section 3.3(b), neither Arvig and the Arvig Subsidiaries nor, any of Arvig's affiliates or associates, "beneficially owns" (as defined in Rule 13d-3 under the Exchange Act) in the aggregate ten percent or more of the outstanding TDS Common Shares or Series A Common Shares.

                    3.3  Representations and Warranties of TDS and Sub.

                    As an inducement to the Sellers and Arvig to enter into this Agreement and to consummate the transactions contemplated herein, TDS and Sub hereby jointly and severally represent and warrant to the Sellers and Arvig as follows:

                    (a) Organization, Standing and Power. Each of TDS,
    Sub and TDS's  Significant Subsidiaries  as identified on  Schedule 3.3(a)
    (i) is a corporation or partnership duly organized, validly existing and in good standing under the laws of its state of

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
    incorporation or organization; (ii) has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted; and (iii) is duly qualified and in good standing to do business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not have a material adverse effect on TDS and its subsidiaries taken as a whole. The subsidiaries of TDS and their respective jurisdictions of incorporation or organization are identified in Schedule 3.3(a).

                    (b) Capital Structure. As of the date hereof, the authorized capital stock of TDS consists of 100,000,000 Common Shares, par value $1.00 per share; 25,000,000 Series A Common Shares, par value $1.00 per share; and 5,000,000 shares of Preferred Stock, no par value. At the close of business on September 30, 1993, a total of approximately 42,265,000 Common Shares, 6,877,000 Series A Common Shares and 43,470 shares of Preferred Stock were issued and outstanding, none of which have any preemptive rights except as disclosed in the TDS Registration Statement (as hereinafter defined). The TDS Common Shares are listed and traded on the American Stock Exchange (the "AMEX"). As of the date hereof, the authorized capital stock of Sub consists of 100 shares of Common Stock, par value $1.00 per share, all of which are validly issued, fully paid and nonassessable and are owned by TDS.

                    (c)  Authority. Each  of  TDS and  Sub  has all  requisite corporate power and authority to enter into this Agreement and-to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by-all necessary corporate action on the part of TDS and Sub. This Agreement has been duly executed and delivered by TDS and Sub and, assuming this Agreement constitutes the valid and binding obligation of the Sellers and Arvig, constitutes a valid and binding obligation of each of TDS and Sub enforceable in accordance with its terms, except to the extent that the enforcement hereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or here-after in effect relating to creditors' rights generally, and;(ii) general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law.

                    (d) No Violation. The execution and delivery of this Agreement by TDS and Sub do not, and the consummation of the transactions contemplated hereby by TDS and Sub will not, conflict with, or result in any violation pursuant to any provision of the Articles of Incorporation or Bylaws of TDS or of any of its subsidiaries or, except as set forth on
    Schedule 3.3(d) hereto or as to which requisite waivers or consents have been obtained, and assuming the consents, approvals, authorizations or permits and filings or notifications referred to in Section 3.3(e) are duly and timely obtained or made, result in any Violation of any loan or credit agreement, note, mortgage, indenture, lease, benefit plan or other agreement, obligation, instrument, TDS Permit (as hereinafter defined), concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to TDS or any of its subsidiaries or their respective properties or assets which Violation, individually or in the aggregate, would have a material adverse effect on TDS and its subsidiaries taken as a whole.

                    (e) Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, or permit from any Governmental Entity is required by or with respect to TDS or any of its subsidiaries in connection with the execution and delivery of this Agreement by TDS and Sub or the consummation by TDS and Sub of the transactions contemplated hereby, the failure to obtain or make which would, individually or in the aggregate, have a material adverse effect on TDS and its subsidiaries, taken as a whole, except for (i) the filing of a premerger notification report by TDS under the HSR Act and the expiration of the applicable waiting period, (ii) the filing with the SEC of the TDS Registration Statement, the Proxy Statement, such reports under Section 13(a) of the Exchange Act and such other compliance with the Securities Act and the Exchange Act and the rules and regulations thereunder as may be required in connection with this Agreement and the transactions contemplated hereby, and the obtaining from the SEC of such orders as may be so required, (iii) the filing of the Articles of Merger with the Secretary of State of the State of Minnesota, (iv) the FCC Approvals, (v) filings with, and approval of, the AMEX relating to the listing of the TDS Shares, (vi) such filings and approvals as may be required by any applicable state securities, "blue sky" or takeover laws, and (vii) the necessary approvals, if any, of Arvig PUCs pursuant to applicable Utilities Codes.

                    (f) SEC Documents. TDS has made available to the Sellers and Arvig a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by TDS with the SEC since January 1, 1993, which are all the documents (other than preliminary material) that TDS was required to file with the SEC since such date (collectively, the "TDS SEC Documents"). As of their respective dates, the TDS SEC Documents described above and all similar documents which TDS is required to file with the SEC subsequent to the execution hereof and prior to the Closing Date complied and will comply when filed in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such TDS SEC Documents, and none of the TDS SEC Documents contained or will contain when filed any untrue statement of a material fact or omitted or will omit when filed to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of TDS included in the TDS SEC Documents complied or will comply when filed as to form in all material respects with the published rules and regulations of the SEC with respect thereto, have been and will be when filed prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly presented and will present when filed in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal, recurring adjustments, none of which have been material) the consolidated financial position of TDS and its consolidated subsidiaries as of their respective dates and the consolidated results of operations and the consolidated cash flows of TDS for the periods presented therein. No TDS SEC Documents are currently subject to any request by the SEC to amend such documents or to provide additional information with respect thereto.

                    (g) Compliance with Applicable Laws. TDS and its subsidiaries hold all permits, licenses, variances, exemptions, orders, franchises and approvals of all Governmental Entities necessary to own or lease and operate their properties and to conduct their businesses as now being conducted, except where the failure to so hold would not have a material adverse effect on TDS and its subsidiaries, taken as a whole (the "TDS Permits"). All TDS Permits are in full force and effect and have been legally and validly issued. TDS and its subsidiaries are in compliance with the terms of the TDS Permits, except where the failure so to comply would not have a material adverse effect on TDS and its subsidiaries, taken as a whole. Except as disclosed in the TDS SEC Documents filed prior to the date of this Agreement, the businesses of TDS and its subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations that individually or in the aggregate, would not have a material adverse effect on TDS and its subsidiaries, taken as a whole. Except as described in the TDS SEC Documents, as of the date of this Agreement no investigation or review by any Governmental Entity with respect to TDS or any of its subsidiaries is pending or, to the knowledge of TDS, threatened, other than, in each case, those the outcome of which are not reasonably likely to have a material adverse effect on TDS and its subsidiaries, taken as a whole and there will be no such investigation or review pending or threatened on the Closing Date.

                    (h) Litigation. Except as disclosed in the TDS SEC Documents filed prior to the date of this Agreement , there is no suit, action or proceeding pending, or, to the best knowledge of TDS, threatened against or affecting TDS or any subsidiary of TDS, which is reasonably likely to have a material adverse effect on TDS and its subsidiaries, taken as a whole, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against TDS or any subsidiary of TDS that is reasonably likely to have any such effect.

                    (i)  Absence of Certain  Changes or Events.  Except as (i)
    disclosed in, or reflected in the financial statements included in, the TDS SEC Documents filed prior to the date of this Agreement and , (ii) as a result of the proposed distribution by United States Cellular Corporation ("USCC") of rights to purchase additional shares of its capital stock and the proposed conversion of debt owed by uscc to TDS into additional equity of uscc in connection therewith, or (iii) as contemplated by this Agreement, since December 31, 1992, TDS and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course, and there has not been (A) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of TDS's capital stock, except for regular quarterly cash dividends of $.085 per share on TDS Common Shares and Series A Common Shares and regular quarterly dividends on TDS Preferred Stock, in each case with usual record and payment dates for such dividends; (B) any amendment of any material term of any outstanding security of TDS or any subsidiary; (c) any incurrence, assumption or guarantee by TDS or any subsidiary of any indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices; (D) any creation or assumption by TDS or any of its subsidiaries of any lien on any asset other than in the ordinary course of business consistent with past practices which, individually or in the aggregate, is not reasonably likely to have a material adverse effect on TDS and its subsidiaries taken as a whole; (E) any making of any material loan, advance or capital contributions to or any material investment in any person other than loans, advances or capital contributions to or investments in subsidiaries, all the common stock or partnership interests of which are owned by TDS, made in the ordinary course of business consistent with past practices; (F) any material change in any method of accounting or accounting practice by TDS or any subsidiary except for any such change required by reason of a concurrent change in applicable requirements of GAAP or with respect to the adoption of FASB No. 106; (G) any material labor dispute, other than routine individual grievances, or any material proceeding by a labor union or representative thereof to organize any employees of TDS or any TDS subsidiary, which employees were not subject to a collective bargaining agreement at December 31, 1992, or any material lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees; or (H) any other transaction, commitment, dispute or other event or condition (financial or otherwise) of any character(whether or not in-the ordinary course of business) individually or in the aggregate which is reasonably likely to have a material adverse effect on TDS and its subsidiaries, taken as a whole.







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
                    (j) No Undisclosed Material Liabilities. Except as disclosed in the TDS SEC Documents filed prior to the date hereof, as of the date hereof, there are no liabilities of TDS or any subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, that are reasonably likely to have a material adverse effect on TDS and its subsidiaries, taken as a whole, other than
    (i) liabilities provided for in the audited balance sheet of TDS dated as of December 31, 1992 (or disclosed in the notes thereto), included in TDS's Annual Report on Form 10-K for 1992 (TDS's "1992 Balance Sheet");
    (ii) liabilities incurred in the ordinary course of business consistent with past practice since December 31, 1992, which in the aggregate are not material to TDS and its subsidiaries, taken as a whole; and (iii) liabilities under this Agreement.

                    (k) Interim Operations of Sub. Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

                    (l) Authorization for TDS Common Shares and Stock Exchange Listing. Prior to the Effective Time, TDS will have taken all necessary action to permit it to issue the number of TDS Common Shares required to be issued pursuant to the terms of this Agreement. The TDS Common Shares issued pursuant to the terms of this Agreement will, when issued, (i) be validly issued, fully paid and nonassessable and not subject to any preemptive rights, (ii) be registered under the Securities Act and the Exchange Act and be registered or exempt from registration under any applicable state securities laws, and (iii) be listed for trading on the AMEX, subject to notice of official issuance.

                    (m)   Information  Supplied.    None  of  the  information
    supplied or to be supplied by TDS or Sub for inclusion or incorporation by reference in (i) the TDS Registration Statement will , at the time it becomes effective under the Securities Act or at the Effective Time,
    contain   any untrue  statement of  a material fact or  omit to  state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Proxy Statement will, at the date mailed to the shareholders of Arvig or at the time of the meeting of the Arvig shareholders to be held in connection with the Merger or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in" light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to TDS , or with respect to other information supplied by or on behalf of TDS or Sub for inclusion in the Proxy Statement or the TDS Registration Statement, shall occur that is required to be described in an amendment of, or a supplement to, the Proxy Statement or any event of any nature shall occur that is required to be described in an amendment of, or a supplement to, the TDS Registration Statement, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the shareholders of Arvig. The Proxy Statement, insofar as it relates to TDS or Sub or other information supplied by TDS or Sub for inclusion therein, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder, and the TDS Registration Statement, insofar as it relates to TDS or Sub or other information supplied by TDS or Sub for inclusion therein, will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.

                                    ARTICLE IV

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

                    4.1 Covenants of Arvig. During the period from the date of this Agreement and continuing until the earlier of the Effective Time or the termination of this Agreement in accordance with Article VII hereof, Arvig agrees with respect to Arvig and the Arvig Subsidiaries that (except as expressly contemplated or permitted by this Agreement, or to the extent that TDS shall otherwise consent in writing):

                     (a) Ordinary Course. Arvig and each of the Arvig Subsidiaries shall carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use all reasonable efforts to preserve intact its present business organization, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that goodwill and ongoing businesses shall not be impaired in any material respect at the Effective Time. No change in the accounts or deposits, safe deposit boxes or persons authorized to sign, each as identified on Schedule 3.2(n), will be made prior to the Effective Time other than changes in the ordinary course of business consistent with past practice.

                     (b) Dividends; Changes in Stock. Arvig shall not (a) declare or pay any dividends on or make other distributions in respect of any of its capital stock, except for the declaration and payment of a regular cash dividend not in excess of an aggregate of $327,750.00 per calendar quarter, payable to shareholders of record as of each calendar quarter during 1994 on the first day of the second month in each such quarter, (b) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (c) repurchase or otherwise acquire any shares of its capital stock, except as required by the terms of the securities outstanding on the date hereof, or as contemplated by this Agreement.

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
                     (c) Issuance of Securities. Arvig shall not and shall not
    permit any of the Arvig Subsidiaries to, issue, deliver or sell, or authorize or propose to issue, deliver or sell, any shares of its capital stock of any class, any Voting Debt or any securities convertible into, or any rights, warrants or options to acquire, any such shares, Voting Debt, or convertible securities; provided, however, that, subject to the approval thereof by shareholders owning capital stock of Arvig representing at least three-fourths (75%) of the combined voting power of all outstanding shares of Arvig's capital stock, Arvig shall be entitled
    (i) to issue 389 shares of Arvig Common Stock to those parties of the Arvig Shareholder Agreement who were the holders of Arvig Common Stock heretofore redeemed by Arvig; and (ii) to issue 651 shares of Arvig Common Stock to Gilroy Arvig, as additional compensation and in exchange for a full and complete release of any and all claims he may have against Arvig, its directors, officers or affiliates. In the event of either (i) or (ii) above, adjustments shall be made in the computation of the exchange ratio for shares of Arvig Common Stock pursuant to Section 2.1(c) hereof to reflect pro rata dilution of the Basic Price Per Share with respect to the shares of Arvig Common Stock issued pursuant to (i) above and dilution (net of tax benefits) of $450,000.00 with respect to shares of Arvig Common Stock issued pursuant to (ii) above, so that the aggregate purchase price paid by TDS for all of the issued and outstanding shares of Arvig Common Stock, on a fully diluted basis, does not change from that otherwise payable without regard to such event(s), except to the extent of the tax benefits resulting from the issuance of Arvig Common Stock as compensation.

                     (d) Governing Documents. Arvig shall not amend or propose to amend its Articles of Incorporation or Bylaws.

                     (e) Acquisition Proposals. Neither the Sellers nor Arvig will nor will they authorize or permit any of the officers directors or employees of Arvig or any of the Arvig Subsidiaries, or any investment banker, financial advisor, attorney, accountant or other representative retained by the Sellers, Arvig, or any of the Arvig Subsidiaries, to (a) solicit or otherwise encourage any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Acquisition Proposal, or agree to or endorse any Acquisition Proposal, or (b) except to the extent permitted by the last sentence of this section 4.1(e), engage in negotiations concerning, provide any nonpublic information to, or have any discussions with, any person
    relating  to  any  Acquisition  Proposal.  The  Sellers  and   Arvig  will
    immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Except to the extent permitted by the last sentence of this Section 4.1(e), Arvig will not grant its consent to any party other than TDS to take any of the actions described in Section
    5.4 hereof. As used in this Agreement, "Acquisition Proposal" means any proposal or offer for

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
    a merger or other business combination involving Arvig or any of the Arvig Subsidiaries, or any proposal or offer to acquire any equity interest in, or any of the assets of, Arvig or any of the Arvig Subsidiaries, other than the transactions contemplated by this Agreement Notwithstanding the foregoing, nothing contained in this section 4.1(e) shall prohibit Arvig or its Board of Directors from withdrawing, modifying or changing its recommendation to Arvig's shareholders with respect to the Merger, or (ii) from taking, authorizing or permitting the action or actions contemplated by the third sentence, or by clause (b) of the first sentence, of this
    Section 4.1(e) if, in any such case, in the reasonable, good faith judgment of the Board of Directors, after consultation with its outside counsel, the failure to do so would violate its fiduciary duties to the holders of Arvig Common Stock under applicable law.

                     (f) No Acquisitions. Arvig shall not, and shall not permit any of the Arvig Subsidiaries to, acquire, or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets having an aggregate value in excess of $500,000 other than in the ordinary course of business. Notwithstanding the preceding sentence, Arvig shall cause Arvig Cellular to make all future capital contributions required to maintain its present percentage ownership of each Cellular Interest, and to exercise any right it may have in the future to increase its percentage interest in any cellular entity pursuant to any provision dealing with the transfer of equity in such cellular entity that Arvig Cellular has the opportunity to exercise.

                     (g) No Dispositions. Other than (a) dispositions or proposed dispositions listed on Schedule 4.1(g), or (b) dispositions in the ordinary course of business consistent with prior practice which are not material, individually or in the aggregate, to Arvig and the Arvig Subsidiaries, taken as a whole. Arvig shall not, and shall not permit any of the Arvig Subsidiaries to, sell, lease, encumber or otherwise dispose of, or agree to sell, lease (whether such lease is an operating or capital lease), encumber or otherwise dispose of, any assets having an aggregate value in excess of $500,000.

                     (h) Indebtedness; Leases. Arvig shall not, and shall not permit any of the Arvig Subsidiaries to incur (which shall not be deemed to include entering into credit agreements, lines of credit or similar arrangements until borrowings are made under such arrangements) any indebtedness for borrowed money in an amount in excess of $500,000, or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities, or guarantee any debt securities of others or enter

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
    into any lease (whether such lease is an operating or capital lease) other than in each case in the ordinary course of business, except as may be necessary to pay the dividend set forth in section 4.1(b) of this Agreement.

                    (i)  Employee   Arrangements.   Arvig  and     the   Arvig
            Subsidiaries shall not:

                    (i) grant any increases in the compensation of any of its directors, officers, shareholders, or key employees, except for regularly scheduled bonuses payable in December 1993, in an amount not to exceed $300,000;

                    (ii) except as required by the collective bargaining process, pay or agree to pay any pension, retirement allowance or other employee benefit not required or contemplated by any of the existing Benefit Plans as in effect on the date hereof to any such director, officer or key employee, whether past or present;

                    (iii) except as required pursuant to the collective bargaining process, enter into any new, or materially amend, any existing employment or severance or termination agreement with any such director, officer or key employee; or

                    (iv) except as may  be required to comply with  applicable law, or except as required pursuant to the collective bargaining process, become obligated under any new Benefit Plan, which was not in existence on the date hereof, or amend any Benefit Plan in existence on the date hereof if such amendment would have the effect of materially enhancing any benefits thereunder.

                    4.2 Covenants of TDS. During the period from the date of this Agreement and continuing until the earlier of the Effective Time or the termination of this Agreement in accordance with Article VII hereof, TDS agrees that (except as expressly contemplated or permitted by this Agreement, or to the extent that Arvig shall otherwise consent in writing):

                    (a)  Ordinary  Course. TDS  and  each  of its  Significant
    Subsidiaries shall carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use all reasonable efforts to keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that goodwill and ongoing businesses shall not be impaired in any material respect at the Effective Time.

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
                    (b) Mergers. TDS agrees that from the date hereof until the Closing Date it shall not merge with any other corporation or consolidate its operations with any other corporation, partnership or other business entity if such consolidation would, under its Articles of Incorporation or Bylaws, require the prior approval of the TDS shareholders.

                    (c) SEC Information. TDS shall provide to each of the parties identified on Section 9.3(b) hereof a copy of all filings made with the SEC between the date hereof and the Closing Date promptly, but in no event later than five business days, after the filing of any such documents.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

              5.1 Preparation of S-4 and the Proxy Statement. As promptly as practicable after the date of this Agreement, TDS and Arvig shall prepare and TDS shall file with the SEC the TDS Registration Statement on Form S-4, in which the Proxy Statement will be included as a prospectus. TDS shall be responsible for all costs and expenses associated with the preparation of and filing of the Proxy Statement and the TDS Registration Statement. TDS shall use all reasonable efforts to have the TDS Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. Each of Arvig and TDS shall use all reasonable efforts to cause the Proxy Statement to be mailed to shareholders of Arvig at the earliest practicable date. TDS shall use its best efforts to obtain all necessary state securities laws or "blue sky" permits, approvals and registrations in connection with the issuance of TDS Common Shares in the Merger and Arvig shall furnish all information concerning Arvig and the holders of Arvig Common Stock as may be reasonably requested in connection with obtaining such permits, approvals and registrations. TDS will provide Arvig with copies of all written communications with the SEC with respect to the TDS Registration Statement.

                    5.2 Letter of Arvig's Accountants. Arvig shall use
    all reasonable efforts to cause to be delivered to TDS (i) a letter of Olsen Thielen & Co., and Larson Allen Weishair & Co., Arvig's independent auditors, dated a date within two business days before the date on which the TDS Registration Statement shall become effective and addressed to TDS, in form and substance reasonably satisfactory to TDS and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the TDS Registration Statement and (ii) the consent of such accountants to the inclusion of such letters in the registration statement.

                    5.3 Access to Information. Upon reasonable notice,
    Arvig shall (and shall cause each of the Arvig Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of TDS, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, Arvig shall (and shall cause each of the Arvig Subsidiaries to) furnish promptly to TDS all information in its possession concerning its business, properties and personnel as TDS may reasonably request. TDS agrees that it will not, and will cause its representatives not to, use any information obtained pursuant to this
    Section 5.3 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement, including negotiations with certain members of Arvig's management regarding the possible disposition to such managers of certain assets of Arvig. TDS and Sub shall comply with all of the terms and conditions of that certain Confidentiality Agreement between itself and Piper Jaffray, Inc. dated February 2, 1993 and the terms and conditions of paragraph F of the Letter of Intent with respect to such information.

                    5.4 Shareholders Meeting. Arvig shall call a meeting of its shareholders to be held as promptly as practicable after the date hereof for the purpose of voting upon this Agreement and the Merger. Subject to the last sentence of Section 4.1(e) Arvig will, through its Board of Directors, recommend its shareholders approval of such matters and shall use its reasonable best efforts to obtain approval and adoption of this Agreement and the Merger by its shareholders. Arvig and TDS shall cooperate with respect to the timing of such meeting and shall use all reasonable efforts to hold such meeting as soon as practicable after the date hereof. TDS shall (i) cause Sub promptly to submit this Agreement and the transactions contemplated hereby for approval and adoption by TDS as its sole shareholder by written consent, (ii) authorize and cause an officer of TDS to vote TDS's shares of Sub for adoption and approval of this Agreement and the transactions contemplated hereby, and (iii) take all additional actions as the sole shareholder of Sub necessary to adopt and approve this Agreement and the transactions contemplated hereby.

                    5.5 Legal Conditions to Merger. Each of Arvig, TDS and Sub will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on itself with respect to the Merger (including furnishing all information required under the HSR Act, in connection with the FCC Approvals and PUC Approvals and in connection with approvals of or filings with any other Governmental Entity) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their subsidiaries in connection with the Merger.

                    5.6 Affiliate. Prior to the Closing Date, Arvig shall deliver to TDS a letter identifying all persons who are, at the time this Agreement is submitted for approval to the shareholders of Arvig, "affiliates" of Arvig for purposes of Rule 145 under the Securities Act. Arvig shall use its best efforts to cause each such person to deliver to TDS on or prior to the Closing Date a written agreement in a form reasonably satisfactory to TDS.

                    5.7 Employee Benefit Plans. Except as otherwise provided in this Agreement, Arvig and TDS agree that the Benefit Plans of Arvig and the Arvig Subsidiaries in effect at the date of this Agreement shall, to the extent practicable, remain in effect until otherwise determined after the Effective Time. TDS agrees that it will (a) invite all full-time employees (other than directors and officers of Arvig and the Arvig Subsidiaries) of Arvig's local exchange operations to remain in the employ of the Surviving Corporation, subject to reasonable performance of their duties and the needs of Arvig, and (b) extend to all such employees the full complement of benefits provided by TDS, including medical, life and dental insurance, participation in the TDS pension plan, tax-deferred savings (401(k)) and employee stock purchase plans and continuing education opportunities.

                    5.8 Fees and Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, except that Arvig shall pay all of the costs and expenses of itself and the Sellers incident to the negotiation and preparation of this Agreement, the holding of the meeting of its shareholders, and the consummation of the transactions contemplated hereby, including the fees, expenses and disbursements of Piper Jaffray Inc. and counsel to Arvig and the Sellers, provided, however, that the aggregate amount of such fees, expenses and disbursements paid or reimbursed by Arvig or the Arvig Subsidiaries shall not exceed $550,000.

                     5.9 Brokers or Finders. Each of TDS, the Sellers and Arvig represent, as to itself, its subsidiaries and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except Piper Jaffray Inc., whose fees and expenses will be paid (subject to Section 5.8 by Arvig in accordance with Arvig's agreement with such firm (a copy of which has been delivered by Arvig to TDS prior to the date of this Agreement) in the event the Merger is consummated, and each of TDS and Arvig respectively agree to indemnify and hold the other harmless from and against any and all claims, liabilities or obligations with respect to any other fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have been made by such party or its affiliate.

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
                     5.10 Additional Agreements;  Reasonable Efforts.  Subject
    to the terms and conditions of this Agreement, including Section 4.1(c) hereof, each of the parties hereto agrees to use all reasonable efforts to take or cause to be taken, all action and to do or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to satisfy the conditions set forth in Article IV (provided that except as expressly set forth in this Agreement, none of the parties shall be required to make any payment or other financial accommodations to obtain any consents to the consummation of the Merger) and to consummate and make effective the transactions contemplated by this Agreement, subject to the appropriate vote of shareholders of Arvig described in
    Section 6.l(a), including cooperating fully with each other party, including the provision of information and making of all necessary filings in connection with, among other things, the FCC Approvals and PUC Approvals and under the HSR Act. Except as otherwise contemplated herein, in case at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the constituent Corporations, the proper officers and directors of each party to this Agreement shall take all such necessary action.

                    5.11 Conduct of Business of Sub. During the period of time from the date of this Agreement to the Effective Time, Sub shall not engage in any activities of any nature except as provided in or contemplated by this Agreement.

                    5.12 No Dissolution, Etc. Except as otherwise permitted or contemplated by this Agreement, no corporate party shall authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of itself or of any of its subsidiaries.

                    5.13 No Action. Except as contemplated by this Agreement, no party hereto will, nor will any such party permit any of its subsidiaries or affiliates to, take or agree to commit to take any action that is reasonably likely to make any of such party's representations or warranties hereunder inaccurate in any material respect at the date made (to the extent so limited) or as of the Closing Date.

                    5.14 Distribution Agreement; Spin-off. Notwithstanding any other provision of this Agreement to the contrary, Arvig and TDS agree that, in the event TDS enters into an agreement (the "Distribution Agreement") with certain shareholders of Arvig (the "Gilroy Arvig Group") interested in acquiring all of the equity of Link, ABT, Velstar and Norther Fiber (the "Long Distance Subsidiaries"), providing for the distribution of all of the shares of the capital stock of the Long Distance Subsidiaries to the Gilroy Arvig Group in exchange for and in redemption of all or a

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
    portion of the shares of Arvig Common Stock owned by members of the Gilroy Arvig Group, Arvig shall use its best efforts to consummate the transactions provided for in the Distribution Agreement as promptly as practicable and prior to the Closing Date; provided, however, any such Distribution Agreement shall contain a provision requiring that each shareholder of Arvig who is a party to the Distribution Agreement shall promptly execute and become a party to this Agreement by executing a Joinder in the form of Exhibit B attached hereto.

                    5.15 Directors' and Officer's Liability. Upon closing of the Merger, all present and former officers, directors, and employees of Arvig and the Arvig Subsidiaries ("Released Persons") shall be deemed to be released and forever discharged from all claims, demands, causes of action by, or liability to Arvig and the Arvig Subsidiaries which Arvig or the Arvig Subsidiaries may have had arising prior to the Effective Time out of (i) any transactions or relationships with such Released Persons,
    (ii) the operation of Arvig and the Arvig Subsidiaries, and (iii) any transactions or relationships between Arvig or the Arvig Subsidiaries and the shareholders of Arvig; provided, however, that the foregoing releases shall not be deemed effective upon the closing of the Merger unless prior to such time (i) each of Gilroy Arvig, Gregory Arvig, Michael Arvig, Gary Brunes, Bruce Brunes, Galeen Royce, Larry Coulter, Marlene Moser, Conrad Johnson and Lowell Johnson, shall have executed and delivered a full and complete release of any and all claims that such person may have against Arvig, its directors, officers or affiliates and (ii) Arvig shall have received from Arvig's directors and officers liability insurance carrier
    (A) written approval for such release, and (B) confirmation that such a release will not affect the insurance coverage currently provided to Arvig by such carrier. TDS agrees that it will not cause or permit Arvig, Surviving Corporation or any of the Arvig Subsidiaries to amend, modify or change an provisions of any By-laws of Arvig or any of the Arvig Subsidiaries as they exist on the date hereof if the operative effect of such amendment would be to modify in any respect the respective rights and responsibilities, including the right to appropriate indemnification of any officer, director or employee. TDS shall cause or permit Arvig, Surviving Corporation and the Arvig Subsidiaries to maintain directors' and officers' insurance, or to extend coverage under TDS's existing policies, for a period of one year following the Effective Time, and may, at its option, provide such insurance for an additional two years from such date.

                    5.16 Maintenance of Records. TDS and Sub shall keep and maintain all books, records, and documents of Arvig and the Arvig Subsidiaries relating to the conduct of the business of Arvig and the Arvig Subsidiaries prior to the Effective Time and shall make such books, records, and documents available to the Sellers upon reasonable request for a period of five years following the Effective Time.

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
                                    ARTICLE VI

                               CONDITIONS PRECEDENT

                    6.1 Conditions to Each Party's Obligation to Effect the Merger. The obligations of TDS, Sub, Arvig and the Sellers to effect the Merger are subject to the satisfaction of the following conditions:

                    (a) Shareholder Approval. This Agreement and the Merger shall have been approved and adopted by the affirmative vote of the holders of a majority of the outstanding shares of Arvig Voting Stock entitled to vote thereon.

                    (b) AMEX Listing. The TDS Common Shares issuable to Arvig shareholders pursuant to this Agreement and any other TDS Common Shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on the AMEX upon official notice of issuance.

                    (c) Other Approvals. Other than the filing provided for by
    Section 1.1, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity (including those described in Section 3.2(e) and 3.3(e)) or any other person or entity the failure to obtain which would have a material adverse effect on TDS and its subsidiaries, or Arvig and the Arvig Subsidiaries, in each case, taken as a whole (including all filings under the HSR Act and the expiration of all waiting periods thereunder), shall have been filed, occurred or obtained. TDS shall have received all state securities laws or "blue sky" permits and authorizations necessary to issue TDS Common Shares pursuant to the terms of the Merger and to permit the sale thereof by the Arvig shareholders without limitation under any applicable state or federal securities laws.

                    (d) S-4. The TDS Registration Statement shall have become effective under the Securities Act (and all post-effective amendments filed shall have been declared effective and not withdrawn) and shall not be the subject of any stop order or proceedings seeking a stop order.

                    (e) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger shall be in effect; provided, however; that prior to invoking this condition, TDS and Arvig shall use all reasonable efforts to have any such decree, ruling, injunction or order vacated, except as otherwise contemplated by this Agreement.

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
                    6.2  Conditions  to  Obligations   of  TDS  and  Sub.  The
    obligations of TDS and Sub to effect the Merger are subject to the satisfaction of the following conditions, any or all of which may be waived in whole or in part by TDS or Sub, as the case may be:

                    (a) Representations and Warranties. The representations and warranties of Arvig and the Sellers set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and TDS shall have received a certificate signed on behalf of Arvig and by a representative of the Sellers to such effect.

                    (b) Performance of Obligations. Arvig and the Sellers shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and TDS shall have received a certificate signed on behalf of Arvig and by a representative of the Sellers to such effect.

                    (c) Letters from Arvig Affiliates. TDS shall have received from each person named in the letter referred to in Section 5.6 an executed copy of an agreement in a form reasonably satisfactory to TDS

                    (d) Legal  Opinion.  TDS  shall have  received from  Hall,
            Byers, Hanson, Steil and Weinberger, P.A., counsel to the Sellers and Arvig, and Moss & Barnett, state regulatory counsel to Arvig, an opinion of counsel in form and substance reasonably acceptable to TDS and their counsel.

                    6.3 Conditions of Obligations of Arvig and the Sellers. The obligation of Arvig and the Sellers to effect the Merger is subject to the satisfaction of the following conditions, any or all of which may be waived in whole or in part by Arvig and the Sellers:

                    (a) Representations and Warranties. The representations and warranties of TDS and Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and Arvig and Sellers shall have received a certificate signed on behalf of TDS and Sub to such effect.

                    (b) Performance of Obligations of TDS and Sub. TDS and Sub
            shall have performed in all material respects all

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
            obligations required to be performed by them under this Agreement at or prior to the Closing Date, and Arvig and Sellers shall have received a certificate signed on behalf of TDS and Sub to such effect.

                    (c) Legal  Opinion. Arvig and Sellers  shall have received from Sidley & Austin, counsel to TDS and Sub, an opinion of counsel in form and substance reasonably acceptable to Arvig, Sellers, and their counsel, which opinion shall include an opinion as to the tax-free nature of the Merger.

                    (d) Fairness Opinion. Prior to mailing the Proxy Statement, Arvig shall have received a written opinion from Piper Jaffray, Inc. to the effect that the consideration to be delivered in the Merger is fair from a financial point of view to the stockholders of Arvig, and such opinion shall not have been withdrawn or materially modified in any adverse manner prior to the Effective Time.

                    (e) No Adverse Changes. Since the date of this Agreement, there shall have ben no material adverse change in the condition (financial or otherwise), properties, business, or results of operations of TDS.

                                   ARTICLE VII

                            TERMINATION AND AMENDMENT

                    7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of
    Arvig:

                    (a) by mutual consent of  Arvig and TDS;

                    (b) by either  Arvig or  TDS if there has been  a material breach of any representation, warranty, covenant or agreement made by the other in this Agreement which breach has not been cured within 15 business days following receipt by the breaching party of notice of such breach, or if any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and non-appealable;

                    (c) by either  Arvig or TDS, so long as such party has not materially breached its obligations hereunder, if the Merger shall not have been consummated before December 31, 1994;

                    (d) by either TDS or Arvig if any required approval of the shareholders of Arvig shall not have been obtained by reason of the failure to obtain the required vote upon a

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
            vote held at a duly held meeting of shareholders or at any adjournment thereof;

                    (e) by either TDS or Arvig if permitted or required in accordance with the last sentence of Section 4.1(e) of this Agreement;

                    (f) by either TDS or Arvig if any conditions upon either party's obligation to consummate the Merger set forth in this Agreement cannot be met;

                    (g) by Arvig upon exercise of the Sellers' Out, in the event TDS does not require Arvig to perform in accordance with
            Section 2.1(c) of this Agreement; or

                    (h) by TDS upon exercise of the Buyer's Out in the event Arvig does not require TDS to perform in accordance with Section 2.1(c) of this Agreement.

                    7.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of the Sellers or on the part of TDS, Sub, Arvig, or their respective officers or directors, except (a) with respect to this Section 7.2, the second and third sentences of Section 5.3, and Sections 5.8 and 5.9 and
    (b) to the extent that such termination results from the willful breach by a party hereto of any of its covenants or agreements as set forth in this Agreement.

                    7.3 Amendment. This Agreement may be amended by the parties hereto any time before or after approval of the matters presented in connection with the Merger by the shareholders of Arvig, but, after any such approval, no amendment shall be made which by law requires further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of all of the parties hereto.

                    7.4 Extension; Waiver. At any time prior to the Effective Time, the parties hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties thereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                   ARTICLE VIII

                                 INDEMNIFICATION

                    8.1 By the Sellers to TDS. As an inducement to TDS to enter into this Agreement and to consumate the transactions contemplated hereby, the Sellers, jointly and severally, but subject to Section 9.1 and to TDS providing the Sellers with prompt written notice, requisite authority to defend, and full cooperation in the defense, agree to indemnify, hold harmless and defend TDS and each of its officers, directors, employees, affiliates, subsidiaries, successors and assigns (the "TDS Indemnitees"), against any claim, demand, loss, expense, obligation or liability, including interest, penalties and reasonable attorneys' fees (collectively, "Losses") incurred by any TDS Indemnitee relating to, resulting from or arising out of (a) any breach by Arvig or the Sellers in the performance of their respective obligations under this Agreement, (b) the inaccuracy of any of the representations or warranties made by Arvig or the Sellers in this Agreement, in any exhibit or schedule hereto, or in any other instrument delivered in accordance with the provisions hereof, or (c) any action, suit proceeding, assessment or judgment incident to any of the foregoing; provided however, that the Sellers shall not be required to indemnify the TDS Indemnitees hereunder with respect to any Losses incurred by any such TDS Indemnitees until, and then only insofar as, the Losses shall exceed in the aggregate $2,500,000.

                    8.2  By TDS to Arvig and the  Sellers.  Subject to Section
    9.1 and Arvig or the Sellers, as the case may be, providing TDS with prompt written notice, requisite authority to defend, and full cooperation in the defense, TDS agrees to indemnify, hold harmless and defend the
    Sellers, Arvig, and each of Arvig's officers, directors, employees, affiliates, subsidiaries, successors and assigns (the "Arvig Indemnitees"), against all Losses incurred by any of them relating to, resulting from or arising out of (a) any breach by TDS or Sub in the performance of their respective obligations under this Agreement, (b) the inaccuracy of any of the representations made by TDS or Sub in this Agreement, in any schedule or exhibit hereto, or in any instrument executed or delivered in accordance with the provisions hereof, or (c) any action, suit, proceeding, assessment or judgment incident to any of the foregoing; provided however, that TDS shall not be required to indemnify the Arvig Indemnitees hereunder with respect to any Losses incurred by any such Arvig Indemnitee until, and then only insofar as, the Losses shall exceed in the aggregate $2,500,000.

                                    ARTICLE IX

                                GENERAL PROVISIONS

                    9.1 Survival of Representations and Warranties. All of the representations and warranties contained in this Agreement shall survive the consummation of the Merger. Except for the representations and warranties contained in Sections 3.1(b), 3.2(a), (b),
    (c), (i) and (r), and 3.3(a), (b) and (c) , which shall have no expiration date, the representations and warranties contained in this Agreement shall expire on the third anniversary of the closing Date (except to the extent of any then pending claims).

                    9.2 Agreement of Sellers; Designation of Sellers Agent. By their execution hereof, each Seller agrees:

                    (a) to vote all of such Seller's Arvig Voting Stock in favor of the approval of this Agreement and the Merger;

                    (b) not to exercise any dissenters' rights with respect to any of such Seller's Arvig common Stock in connection with the Merger;

                    (c) if the Merger is consummated, not to resell the TDS Common Shares received in the Merger except on the AMEX through a broker-dealer registered under the Exchange Act;

                    (d) to enter into, on or before the Closing Date, a Power of Attorney and Custody Agreement with the Executive Committee of the Board of Directors of Arvig, substantially in the form attached as Exhibit C hereto, and shall have caused to be delivered to the Custodian either
    (i) Arvig Certificates for the number of shares set forth opposite the Seller's name on Schedule 2, duly endorsed in blank or accompanied by a proper instrument of assignment duly executed in blank.

                    9.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    (a)     if to TDS or Sub, to

            LeRoy T. Carlson
            Chairman
            Telephone and Data Systems, Inc.
            30 North LaSalle Street
            Suite 4000
            Chicago, Illinois 60602
            (312) 630-1900 (telephone)
            (312) 630-9299 (telecopier)

            and

            Mr. Byron A. Wertz

            Telephone and Data Systems, Inc.
            One Appletree Square, Suite 2344
            8009 34th Avenue South
            Minneapolis, Minnesota 55425
            (612) 854-2757 (telephone)
            (612) 854-2972 (telecopier)

            with a copy to

            Michael G. Hron, Esq.
            Sidley & Austin
            One First National Plaza
            Chicago, Illinois 60603
            (312) 853-2030 (telephone)
            (312) 853-7036 (telecopier)

            and

    (b)     if to the Sellers, to

            Mr. Gary Brunes
            Chairman of the Executive Committee
            Arvig Telcom, Inc.
            Main & 2nd Street
            P.O. Box 395
            Pequot Lakes, Minnesota 56472
            (218) 568-4115 (telephone)
            (218) 568-2125 (telecopier)

            with a copy to

            Lee W. Hanson, Esq.
            Hall, Byers, Hanson, Steil & Weinberger
            1010 West St. Germain, #600
            St. Cloud, Minnesota 56301
            (612) 252-4414 (telephone)
            (612) 252-4482 (telecopier)

                    9.4 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                    9.5 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

                    9.6 Entire Agreement; No Third Party Beneficiaries. This Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, except that certain Confidentiality Agreement between TDS and Piper Jaffray, Inc. dated February 2, 1993 and the terms and conditions of paragraph F of the Letter of Intent which Confidentiality Agreement and provision shall survive the execution and delivery of this Agreement and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

                    9.7 Remedies. (a) The parties hereto acknowledge that the consideration to be delivered in connection with the Merger is unique and that no adequate remedy at law would be available to either party for a breach by the other party of this Agreement. Accordingly, each party agrees that the other party shall be entitled to an appropriate decree of specific performance or other equitable remedy to enforce this Agreement (without any bond or other security being required), and hereby waives the defense in any action or proceeding brought to enforce this Agreement that there exists an adequate remedy at law.

                    (b) Cumulative Remedies.   The rights and  remedies of the
    parties to this Agreement are cumulative, and shall not be exclusive of any other remedies provided herein or by law.

                    (c) Expenses. If any action at law or in equity, including an action for declaratory relief, is brought in connection with this Agreement or a breach hereof, the prevailing parties shall be entitled to the full amount of all reasonable expenses, including all court costs and actual attorneys' fees, incurred in connection with such action.

                    9.8  Governing   Law.    The  validity,  construction  and
    enforceability of this Agreement shall be governed by the laws of the State of Minnesota, without giving effect to conflict of laws principles thereof.

                    9.9 Consent to Jurisdiction. This Agreement may be enforced in any federal court or Minnesota state court sitting in the State of Minnesota and the parties hereto consent to the jurisdiction and venue of any such court and waive any argument that venue in such forums is not convenient. In the event either party commences any action in another jurisdiction or venue under any tort or contract theory arising directly or indirectly from the relationship created by this Agreement, the defendant and/or its shareholders shall be entitled to have the case transferred to one of the jurisdictions and venues above described, or if such transfer cannot be accomplished under applicable law, to have such case dismissed without prejudice.

                    9.10 Agent for Service. Each Seller hereby irrevocably constitutes and appoints Hall, Byers, Hanson, Steil & Weinberger, P.A.; 1010 West St. Germain, Suite 600; St. Cloud, Minnesota 56301 pursuant to the terms and conditions of the Custody Agreement, with full power of substitution, the true and lawful attorney and agent ("Agent") of such Seller with full power and authority to receive notice, service or summons or any other legal process or pleading in any action, suit or proceeding against such Seller arising out of or in connection with any matter relating to this Agreement, (including, without limitation, any action, suit or proceeding in which indemnification by any TDS Indemnitee is sought pursuant to Section 8.1 hereof) it being agreed that service upon such Agent shall constitute service upon each Seller.

                    9.11 Publicity. The parties will consult with each other and will mutually agree upon any press release or public announcement pertaining to the Merger and shall not issue any such press release or make any such public announcement prior to such consultation and agreement, except as may be required by applicable law or obligations pursuant to any listing agreement with any national securities exchange, in which case the party proposing to issue such press release or make such public announcement shall use reasonable efforts to consult in good faith with the other party before issuing any such press release or making any such public announcement.

                    9.12 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                    9.13 Obligation of TDS. Whenever this Agreement requires Sub to take any action, such requirement shall be deemed to include an undertaking on the part of TDS to cause Sub to take such action.

                                         *    *    *    *    *

                     [This page is intentionally left blank.]

                IN WITNESS WHEREOF, the Sellers, TDS, Sub and Arvig have caused this Agreement to be signed by their respective representatives, all as of the date first written above.

                            TELEPHONE AND DATA SYSTEMS, INC.

                            By: /s/ LeRoy T. Carlson
                               ________________________________________
                                       LeRoy T. Carlson
                                       Chairman


                            ARVIG TELCOM, INC.

                            By: /s/ Gilroy G. Arvig, President
                               ________________________________________


                            ARVIG ACQUISITION CORP.

                            By: /s/ LeRoy T. Carlson
                               ________________________________________



                                     SELLERS:
                                     --------
/s/ Bruce Brunes
    __________________  holding 140 shares of Arvig Voting Stock
    Name                    and 1320  shares of Arvig Nonvoting Stock
    Bruce Brunes

/s/ Allison K. Brunes
    ___________________ holding 516 shares of Arvig Voting Stock
    Name                    and 1200 shares of Arvig Nonvoting Stock
    Allison K. Brunes

/s/ James Brunes
    ___________________ holding 158 shares of Arvig Voting Stock
    Name                   and 1422  shares of Arvig Nonvoting Stock
    James Brunes

/s/ Patricia K. Bartholomew
    ________________________ holding 72 shares of Arvig Voting Stock
    Name                        and 1274  shares of Arvig Nonvoting Stock
    Patricia K. Bartholomew

                  Signature Page to Agreement and Plan of Merger
                                      Among
                         Telephone and Data Systems, Inc.
                          Arvig Acquisition Corporation
                                Arvig Telcom, Inc.
                                       and
              Certain Owners of Outstanding Shares of Capital Stock
                              of Arvig Telcom, Inc.

/s/ Diane Brunes
    ___________________ holding 72 shares of Arvig Voting Stock
    Name                   and 1274 shares of Arvig Nonvoting Stock
    Diane Brunes

/s/ Marlene A. Moser
    ___________________ holding 1212 shares of Arvig Voting Stock
    Name                   and 0 shares of Arvig Nonvoting Stock
    Marlene A. Moser,
    individually and as
    Trustee for the CATS
    Trust

/s/ Larry Coulter
    ___________________
    Name
    Larry Coulter,
    individually and as
    Trustee for the CATS
    Trust

/s/ Dorris Coulter
    ___________________
    Name
    Dorris Coulter,
    individually and as
    Trustee for the CATS
    Trust

/s/ Larry Coulter
    ___________________ holding 3 shares of Arvig Voting Stock
    Name                   and 1369 shares of Arvig Nonvoting Stock
    Larry Coulter

/s/ Dorris Coulter
    ___________________ holding 0 shares of Arvig Voting Stock
    Name                   and 938 shares of Arvig Nonvoting Stock
    Dorris Coulter,
    individually and as
    Trustee to the Dorris L.
    Coulter Revocable Trust
    dated as of August 28, 1993

                  Signature Page to Agreement and Plan of Merger
                                      Among
                         Telephone and Data Systems, Inc.
                          Arvig Acquisition Corporation
                                Arvig Telcom, Inc.
                                       and
              Certain Owners of Outstanding Shares of Capital Stock
                              of Arvig Telcom, Inc.

/s/ Gary Brunes
    ___________________ holding 130 shares of Arvig Voting Stock
    Name                   and 1316 shares of Arvig Nonvoting Stock
    Gary Brunes

/s/ Eric A. Brunes
    ___________________ holding 38 shares of Arvig Voting Stock
    Name                   and 1071 shares of Arvig Nonvoting Stock
    Eric A. Brunes

/s/ Dwayne Johnson
    ___________________ holding 132 shares of Arvig Voting Stock
    Name                   and 1192 shares of Arvig Nonvoting Stock
    Dwayne Johnson

/s/ Lowell Johnson
    ___________________ holding 8 shares of Arvig Voting Stock
    Name                   and 1120 shares of Arvig Nonvoting Stock
    Lowell Johnson

/s/ Donnabelle J.
    Gunderson
    ___________________ holding 132 shares of Arvig Voting Stock
    Name                    and 1192 shares of Arvig Nonvoting Stock
    Donnabelle J.
    Gunderson

/s/ Conrad Johnson
    ___________________ holding 147 shares of Arvig Voting Stock
    Name                    and 147 shares of Arvig Nonvoting Stock
    Conrad Johnson

/s/ Galeen Royce
    ___________________ holding 82 shares of Arvig Voting Stock
    Name                    and 1364 shares of Arvig Nonvoting Stock
    Galeen Royce


                  Signature Page to Agreement and Plan of Merger
                                      Among
                         Telephone and Data Systems, Inc.
                          Arvig Acquisition Corporation
                                Arvig Telcom, Inc.
                                       and
              Certain Owners of Outstanding Shares of Capital Stock
                              of Arvig Telcom, Inc.

                                                                   ANNEX B

                                                   Piper Jaffray Inc.
                                                   222 South 9th Street
                                                   Minneapolis, MN  55402-3804
                                                   612 542-6000

   April 20, 1994



   Executive Committee of the
        Board of Directors
   Arvig Telcom, Inc.
   Main & 2nd Street
   Pequot Lakes, MN  56422

   Gentlemen:

   In connection with the proposed merger transaction ("Merger") whereby Arvig Acquisition Corporation, ("Subsidiary"), a wholly-owned subsidiary of Telephone and Data Systems, Inc., ("TDS"), will be merged with and into Arvig Telcom, Inc. ("Arvig") pursuant to an Agreement and Plan of Merger ("Agreement") dated December 14, 1993, by and among TDS, Subsidiary, and Arvig, you have requested our opinion as to the fairness, from a financial point of view, to the holders of shares ("Common Shareholders") of Arvig Class A Voting Common Stock, and Arvig Class B Nonvoting Common Stock (collectively "Arvig Common Stock"), of the consideration to be received by the Common Shareholders in the Merger for shares of Arvig Common Stock. Pursuant to the Agreement, the consideration to be received by the Common Shareholders will consist of shares of common stock of TDS ("TDS Common Stock"). The number of shares of TDS Common Stock to be received by Common Shareholders shall be determined in accordance with the terms of the Agreement, but Arvig shall have the right to terminate the Agreement if the implied value of the TDS Common Stock to be received in the Merger is less than $1,129.1102 per share of Arvig Common Stock ($1,148.9176 if the New Arvig Shares, as defined in the Agreement, are not issued), based upon the Average Closing Price of TDS Common Stock (as such term is defined in the Agreement).

   Piper Jaffray Inc., as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, underwriting and secondary distributions of securities, private placements, and valuations for estate, corporate and other purposes. On behalf of Arvig, we made contacts with several potential purchasers of Arvig and assisted in the solicitation of proposals from and negotiations with interested prospective purchasers. For our services in connection with the Merger, including rendering this opinion, Arvig will pay us a fee and indemnify us against certain liabilities. With the exception of a retainer fee which has previously been paid, our fee is contingent upon the consummation of the Merger and will not be paid unless the Merger is completed.

   In arriving at our opinion, we have undertaken such reviews, analyses and inquiries as we deemed necessary and appropriate under the circumstances. Among other things, we have reviewed the Agreement; audited financial statements of the subsidiaries of Arvig for the years ended December 31, 1989-1993, the unaudited Consolidating Financials of Arvig for

   Arvig Telcom, Inc.
   April 20, 1994
   Page Two



   the years ended December 31, 1989-1992, the audited Consolidating Financials of Arvig for the year ended December 31, 1993, certain projected financial results for the Arvig subsidiaries for the year ended December 31, 1994; certain financial and securities data of companies deemed similar to Arvig or representative of the business sectors in which Arvig operates, the financial terms, to the extent publicly available, of certain acquisition transactions, and certain financial and securities data of TDS and companies deemed similar to TDS or representative of the business sectors in which TDS operates. We have visited the headquarters and principal facilities of Arvig in Pequot Lakes, Minnesota, and have had discussions with members of management concerning Arvig's financial condition, current operating results and business outlook. We have also had discussions with certain members of TDS senior management concerning TDS's financial condition, current operating results and business outlook.

   We have relied upon and assumed the accuracy, completeness and fairness of the financial statements and other information provided to us by Arvig or otherwise made available to us and have not attempted independently to verify such information. We have further relied upon the assurances of Arvig management that the information provided has been prepared on a reasonable basis and, with respect to projections, reflects the best currently available estimates, and that they are not aware of any information or facts that would make the information provided to us incomplete or misleading. In arriving at our opinion, we have not performed any appraisals or valuations of specific assets of Arvig or TDS and express no opinion regarding the liquidation value of Arvig. We have assumed for purposes of our opinion that on the date hereof, the market price of TDS Common Stock fully reflects the possible adverse consequences that might arise from any pending or threatened litigation or governmental proceedings or investigations to which TDS or any of its affiliates is a party or may be subject and express no opinion as to the probable outcome, or the consequences of any unfavorable outcome, of any such litigation, proceedings or investigations. Our opinion is based upon conditions as they exist and are subject to evaluation on the date hereof. We are not expressing any opinion herein as to the prices at which shares of TDS Common Stock may trade at any future time.

   Based upon and subject to the foregoing and based upon such other factors as we consider relevant, it is our opinion that the consideration proposed to be paid to the Common Shareholders for Arvig Common Stock pursuant to the Agreement is fair, from a financial point of view, to such Common Shareholders as of the date hereof.

   Sincerely,

   PIPER JAFFRAY INC.

/s/Piper Jaffray Inc.

                                                          ANNEX C

                  SECTIONS 302A.471 and 302A.473 OF
               THE MINNESOTA BUSINESS CORPORATION ACT

        302A.471   RIGHTS OF DISSENTING SHAREHOLDERS.

   Subdivision 1. Actions creating rights. A shareholder of a corporation may dissent from, and obtain payment for the fair value of the shareholder's shares in the event of, any of the following corporate actions:

        (a) An amendment of the articles that materially and adversely affects the rights or preferences of the shares of the dissenting shareholder in that it:

        (1) alters or abolishes a preferential right of the shares;

        (2) creates, alters, or abolishes a right in respect of the redemption of the shares, including a provision respecting a sinking fund for the redemption or repurchase of the shares;

        (3) alters or abolishes a preemptive right of the holder of the shares to acquire shares, securities other than shares, or rights to purchase shares or securities other than shares;

        (4) excludes or limits the right of a shareholder to vote on a matter, or to cumulate votes, except as the right may be excluded or limited through the authorization or issuance of securities of an existing or new class or series with similar or different voting rights; except that an amendment to the articles of an issuing public corporation that provides that section 302A.671 does not apply to a control share acquisition does not give rise to the right to obtain payment under this section;

        (b) A sale, lease, transfer, or other disposition of all or substantially all of the property and assets of the corporation not made in the usual or regular course of its business, but not including a disposition in dissolution described in section 302A.725, subdivision 2, or a disposition pursuant to an order of a court, or a disposition for cash on terms requiring that all or substantially all of the net proceeds of disposition be distributed to the shareholders in accordance with their respective interests within one year after the date of disposition;

        (c) A plan of merger, whether under this chapter or under chapter 322B, to which the corporation is a party, except as provided in subdivision 3;

        (d) A plan of exchange, whether under this chapter or under chapter 322B, to which the corporation is a party as the corporation whose shares will be acquired by the acquiring corporation, if the shares of the shareholder are entitled to be voted on the plan; or

        (e) Any other corporate action taken pursuant to a shareholder vote with respect to which the articles, the bylaws, or a resolution approved by the board directs that dissenting shareholders may obtain payment for their shares.

        Subd. 2. Beneficial owners. (a) A shareholder shall not assert dissenters' rights as to less than all of the shares registered in the name of the shareholder, unless the shareholder dissents with respect to all the shares that are beneficially owned by another person but registered in the name of the shareholder and discloses the name and address of each beneficial owner on whose behalf the shareholder dissents. In that event, the rights of the dissenter shall be determined as if the shares as to which the shareholder has dissented and the other shares were registered in the names of different shareholders.

        (b) A beneficial owner of shares who is not the shareholder may assert dissenters' rights with respect to shares held on behalf of the beneficial owner, and shall be treated as a dissenting shareholder under the terms of this section and section 302A.473, if the beneficial owner submits to the corporation at the time of or before the assertion of the rights a written consent of the shareholder.

        Subd. 3. Rights not to apply. Unless the articles, the bylaws, or a resolution approved by the board otherwise provide, the right to obtain payment under this section does not apply to a shareholder of the surviving corporation in a merger, if the shares of the shareholder are not entitled to be voted on the merger.

        Subd. 4. Other rights. The shareholders of a corporation who have a right under this section to obtain payment for their shares do not have a right at law or in equity to have a corporate action described in subdivision 1 set aside or rescinded, except when the corporate action is fraudulent with regard to the complaining shareholder or the corporation.

        302A.473  PROCEDURES FOR ASSERTING DISSENTERS' RIGHTS.

   Subdivision 1. Definitions. (a) For purposes of this section, the terms defined in this subdivision have the meanings given them.

        (b) "Corporation" means the issuer of the shares held by a dissenter before the corporate action referred to in section
   302A.471, subdivision 1 or the successor by merger of that issuer.

        (c) "Fair value of the shares" means the value of the shares of a corporation immediately before the effective date of the corporate action referred to in section 302A.471, subdivision 1.

        (d) "Interest" means interest commencing five days after the effective date of the corporate action referred to in section

   302A.471, subdivision 1 up to and including the date of payment, calculated at the rate provided in section 549.09 for interest on verdicts and judgments.

        Subd. 2 Notice of action. If a corporation calls a shareholder meeting at which any action described in section 302A.471, subdivision 1 is to be voted upon, the notice of the meeting shall inform each shareholder of the right to dissent and shall include a copy of section 302A.471 and this section and a brief description of the procedure to be followed under these sections.

        Subd. 3. Notice of dissent. If a proposed action must be approved by the shareholders, a shareholder who wishes to exercise dissenters' rights must file with the corporation before the vote on the proposed action a written notice of intent to demand the fair value of the shares owned by the shareholder and must not vote the shares in favor of the proposed action.

        Subd. 4. Notice of procedure; deposit of shares. (a) After the proposed action has been approved by the board and, if necessary, the shareholders, the corporation shall send to all shareholders who have complied with subdivision 3 and to all shareholders entitled to dissent if no shareholder vote was required, a notice that contains:

        (1) The address to which a demand for payment and certificates of certificated shares must be sent in order to obtain payment and the date by which they must be received;

        (2) Any restrictions on transfer of uncertificated shares that will apply after the demand for payment is received;

        (3) A form to be used to certify the date on which the shareholder, or the beneficial owner on whose behalf the shareholder dissents, acquired the shares or an interest in them and to demand payment; and

        (4) A copy of section 302A.471 and this section and a brief description of procedures to be followed under these sections.

        (b) In order to receive the fair value of the shares, a dissenting shareholder must demand payment and deposit certificated shares or comply with any restrictions on transfer of uncertificated shares within 30 days after the notice was given, but the dissenter retains all other rights of a shareholder until the proposed action takes effect.

        Subd. 5. Payment; return of shares. (a) After the corporate action takes effect, or after the corporation receives a valid demand for payment, whichever is later, the corporation shall remit to each dissenting shareholder who has complied with subdivisions 3 and 4 the amount the corporation estimates to be the fair value of the shares, plus interest, accompanied by:

        (1) The corporation's closing balance sheet and statement of income for a fiscal year ending not more than 16 months before the effective date of the corporate action, together with the latest available interim financial statements;

        (2) An estimate by the corporation of the fair value of the shares and a brief description of the method used to reach the estimate; and

        (3) A copy of section 302A.471 and this section, and a brief description of the procedure to be followed in demanding supplemental payment.

        (b) The corporation may withhold the remittance described in paragraph (a) from a person who was not a shareholder on the date the action dissented from was first announced to the public or who is dissenting on behalf of a person who was not a beneficial owner on that date. If the dissenter has complied with subdivisions 3 and 4, the corporation shall forward to the dissenter the materials described in paragraph (a), a statement of the reason for withholding the remittance, and an offer to pay to the dissenter the amount listed in the materials if the dissenter agrees to accept that amount in full satisfaction. The dissenter may decline the offer and demand payment under subdivision 6. Failure to do so entitles the dissenter only to the amount offered. If the dissenter makes demand, subdivisions 7 and 8 apply.

        (c) If the corporation fails to remit payment within 60 days of the deposit of certificates or the imposition of transfer restrictions on uncertificated shares, it shall return all deposited certificates and cancel all transfer restrictions. However, the corporation may again give notice under subdivision 4 and require deposit or restrict transfer at a later time.

        Subd. 6. Supplemental payment; demand. If a dissenter believes that the amount remitted under subdivision 5 is less than the fair value of the shares plus interest the dissenter may give written notice to the corporation of the dissenter's own estimate of the fair value of the shares, plus interest within 30 days after the corporation mails the remittance under subdivision 5, and demand payment of the difference. Otherwise, a dissenter is entitled only to the amount remitted by the corporation.

        Subd. 7 Petition; determination. If the corporation receives a demand under subdivision 6, it shall, within 60 days after receiving the demand, either pay to the dissenter the amount demanded or agreed to by the dissenter after discussion with the corporation or file in court a petition requesting that the court determine the fair value of the shares, plus interest. The petition shall be filed in the county in which the registered office of the corporation is located, except that a surviving foreign corporation that receives a demand relating to the shares of a constituent domestic corporation shall file the petition in the county in this state in which the last registered office of the constituent corporation was located. The petition shall name as parties all dissenters who have demanded payment under subdivision 6 and who have not reached agreement with the corporation. The corporation shall, after filing the petition, serve all parties with a summons and copy of the petition under the rules of civil procedure. Nonresidents of this state may be served by registered or certified mail or by publication as provided by law. Except as otherwise provided, the rules of civil procedure apply to this proceeding. The jurisdiction of the court is plenary and exclusive. The court may appoint appraisers, with powers and authorities the court deems proper, to receive evidence on and recommend the amount of the fair value of the shares. The court shall determine whether the shareholder or shareholders in question have fully complied with the requirements of this section and shall determine the fair value of the shares, taking into account any and all factors the court finds relevant, computed by any method or combination of methods that the court, in its discretion, sees fit to use, whether or not used by the corporation or by a dissenter. The fair value of the shares as determined by the court is binding on all shareholders, wherever located. A dissenter is entitled to judgment in cash for the amount by which the fair value of the shares as determined by the court, plus interest, exceeds the amount, if any, remitted under subdivision 5, but shall not be liable to the corporation for the amount, if any, by which the amount, if any, remitted to the dissenter under subdivision 5 exceeds the fair value of the shares as determined by the court, plus interest.

        Subd. 8. Costs; fees; expenses. (a) The court shall determine the costs and expenses of a proceeding under subdivision 7, including the reasonable expenses and compensation of any appraisers appointed by the court, and shall assess those costs and expenses against the corporation, except that the court may assess part or all of those costs and expenses against a dissenter whose action in demanding payment under subdivision 6 is found to be arbitrary, vexatious, or not in good faith.

        (b) If the court finds that the corporation has failed to comply substantially with this section, the court may assess all fees and expenses of any experts or attorneys as the court deems equitable. These fees and expenses may also be assessed against a person who has acted arbitrarily, vexatiously, or not in good faith in bringing the proceeding, and may be awarded to a party injured by those actions.

        (c) The court may award, in its discretion, fees and expenses to an attorney for the dissenters out of the amount awarded to the dissenters, if any.

                                     PART II
                      INFORMATION NOT REQUIRED IN PROSPECTUS

    Item 20.  Indemnification of Directors and Officers.

     The Iowa Business Corporation Act, as amended, provides for indemnification of directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933. TDS's By-laws provide for indemnification of TDS's directors and officers (and those serving in such capacity with a consolidated subsidiary or other entity at the request of the Board of Directors of TDS) in the circumstances, and to the extent, permitted by the Iowa Business Corporation Act, as amended.

     TDS has directors' and officers' liability insurance which provides, subject to certain policy limits, deductible amounts and exclusions, coverage for all persons who have been, are or may in the future be, directors or officers of TDS, against amounts which such persons must pay resulting from claims against them by reason of their being such directors or officers during the policy period for certain breaches of duty, omissions or other acts done or wrongfully attempted or alleged.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


    Item  21.  Exhibits and Financial Statement Schedules

       (a)  Exhibits


    Exhibit
      No.                               Description of Document
    --------                            -----------------------

     2 Agreement and Plan of Merger dated as of December 14, 1993 by and among TDS, Arvig Acquisition Corporation, Arvig Telcom, Inc., and certain shareholders of Arvig (included as Annex A to the Proxy Statement-Prospectus, except for exhibits and schedules which will be supplied supplementally to the Commission upon request).


     4.1(a)  Articles of incorporation, as amended.(1)

     4.1(b) Articles of Amendment to Articles of Incorporation relating to designation of Series RR Preferred Shares is hereby incorporated by reference to Exhibit 4.4(b) to TDS's Annual Report on Form 10-K for the Year Ended December 31, 1992.

     4.2     By-laws, as amended.(1)

     4.3 The Indenture and Supplemental Indentures for the Registrant's Series A, B, C, D, E and F Subordinated Debentures are not being filed as exhibits because the total authorized subordinated debentures do not exceed 10% of the total assets of the Registrant and its

             Subsidiaries.   Registrant  agrees  to  furnish a  copy  of  such
             Indentures and Supplemental Indentures if so requested by the Commission.

     4.4 The Indenture between TDS and Harris Trust and Savings Bank, Trustee, dated February 1, 1991, under which TDS's Medium-Term Notes are issuable, is hereby incorporated by reference to
             Exhibit 4.1 to TDS's Current Report on Form 8-K filed with the SEC on February 19, 1991.

     5       Opinion of Sidley & Austin.

     8       Opinion of Sidley & Austin regarding tax consequences.

     12      Statements regarding computation of ratios.(2)

     23.1    Consent of independent public accountants.

     23.2    Consent of independent accountants.

     23.3    Consent of Olsen, Thielen & Co., Ltd.

     23.4    Consent of Larson, Allen, Weishair & Co.

     23.5    Consent of Sidley & Austin (included in Exhibit 5).

     23.6    Consent of Piper Jaffray, Inc.

     99      Form of Proxy
    ____________________________
    (1)      Incorporated herein  by reference to  TDS's amendment  on Form 8, dated February  5, 1992,  to the TDS's  Report on Form  8-A dated
             November 2, 1981.

    (2) Incorporated herein by reference to TDS's Annual Reports on Form 10-K for the Years Ended December 31, 1993, 1992, 1991, 1990 and 1989.

         (b)  Schedules

    Report of Independent Public Accountants on Financial Statement Schedules*

    Schedule II Amounts Receivable from Related Parties and Underwriters, Promoters, and Employees Other than Related Parties for each of the Three Years in the Period Ended December 31, 1993.*

    Schedule III Condensed Financial Information of Registrant - Balance Sheets as of December 31, 1993 and 1992, and Statements of Income and Statements of Cash Flows for each of the Three Years in the Period Ended December 31, 1993.*

    Schedule V Property, Plant and Equipment for each of the Three Years in the Period Ended December 31, 1993.*

    Schedule VI Reserve for Depreciation for each of the Three Years in the Period Ended December 31, 1993.*

    Schedule VIII Valuation and Qualifying Accounts for each of the Three Years in the Period Ended December 31, 1993.

    Schedule X Supplemental Income Statement Information for each of the Three Years in the Period Ended December 31, 1993.*

      All other schedules are omitted because they are not applicable or not required or because the required information is shown in the financial statements or notes thereto.

    _____________________________
      *Incorporated herein by reference to TDS's Annual Report on Form 10-K for the Year Ended December 31, 1993

    Item 22.  Undertakings

      (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

      (d) The registrant undertakes that every prospectus: (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with the offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

      (e)    The  undersigned  registrant  hereby  undertakes  to  respond  to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

      (f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                    SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement or Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on the 26 day of April, 1994.

                                          TELEPHONE AND DATA SYSTEMS, INC.

                                          By: /s/ LeRoy T. Carlson
                                             _______________________________
                                             LeRoy T. Carlson, Chairman

           Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement or Amendment has been signed below by the following persons in the capacities and on the dates indicated.

     Signature                       Title                            Date

 /s/ LeRoy T. Carlson
    ------------------------------  Chairman and Director       April 26, 1994
     LeRoy T. Carlson

 /s/ LeRoy T. Carlson, Jr.
    ------------------------------  President and Director      April 26, 1994
     LeRoy T. Carlson, Jr.          chief executive officer)

 /s/ Murray L. Swanson
    ------------------------------  Executive Vice President-   April 26, 1994
     Murray L. Swanson              Finance and Director
                                  (principal financial officer)

 /s/ Rudolph E. Hornacek
    ------------------------------  Director                    April 26, 1994
     Rudolph E. Hornacek

 /s/ James Barr III
    ------------------------------  Director                    April 26, 1994
     James Barr III

 /s/ Lester O. Johnson
    ------------------------------  Director                    April 26, 1994
     Lester O. Johnson

 /s/ Donald C. Nebergall
    ------------------------------  Director                    April 26, 1994
     Donald C. Nebergall

 /s/ Herbert S. Wander
    ------------------------------  Director                    April 26, 1994
     Herbert S. Wander

 /s/ Walter C.D. Carlson
    ------------------------------  Director                    April 26, 1994
     Walter C.D. Carlson

 /s/ Donald R. Brown
    ------------------------------  Director                    April 26, 1994
     Donald R. Brown

 /s/ Robert J. Collins
    ------------------------------  Director                    April 26, 1994
     Robert J. Collins

 /s/ Gregory J. Wilkinson
    ------------------------------  Vice President and
     Gregory J. Wilkinson           Controller                  April 26, 1994
                                    (principal accounting officer)

    Exhibit
       No.             Description of Documents
    ----------        --------------------------------


    2 Agreement and Plan of Merger (included as Annex A to the Proxy Statement-Prospectus)

    5      Opinion of Sidley & Austin

    8      Opinion of Sidley & Austin regarding tax consequences

    23.1   Consent of independent public accountants

    23.2   Consent of independent accountants

    23.3   Consent of Olsen, Thielen & Co., Ltd.

    23.4   Consent of Larson, Allen, Weishair & Co.

    23.5   Consent of Sidley & Austin (included in Exhibit 5)

    23.6   Consent of Piper Jaffray, Inc.

    99     Form of Proxy